Indenture of Mortgage,
                     Deed of Trust, Security Agreement,
                   Financing Statement, Fixture Filing and
              Assignment of Leases, Rents and Security Deposits

                          Dated as of June 18, 1996

                                    from

KRT Property Holdings, Inc., Hillcrest Plaza Limited Partnership, KR Suburban, L.P., Fox Run, Limited Partnership, KR MacArthur Associates, L.P., KR Best Associates, L.P., KR 69th Street, L.P., KR Trust One, Inc., KR Manchester, Inc., KR Street Associates, L.P., KR Orange, Inc., KR
      Collegetown, Inc., KR Hillcrest Mall, Inc. and KR Pilgrim, L.P.,
               each having an address c/o Kranzco Realty Trust
                 128 Fayette Street, Conshohocken, PA  19428

                                 as Grantor

 (as to properties in New Jersey, Pennsylvania, Connecticut and New York) to

                            KRT Origination Corp.
                 having an address c/o Kranzco Realty Trust
                 128 Fayette Street, Conshohocken, PA  19428

                                as Mortgagee

                                     and

                      (as to properties in Maryland) to

               Ronald P. Fish, Esq. and Thomas A. Hauser, Esq.
                            having an address at
                      Ballard Spahr Andrews & Ingersoll
             300 East Lombard Street, Baltimore, Maryland  21202

                        as Trustee for the benefit of
                            KRT ORIGINATION CORP.
                 having an address c/o Kranzco Realty Trust
                 128 Fayette Street, Conshohocken, PA  19428

                               as Beneficiary
----------------------------------------------------------------------------
                         After recording, return to:
                          Martha Feltenstein, Esq.
                    Skadden, Arps, Slate, Meagher & Flom
                              919 Third Avenue
                          New York, New York 10022
----------------------------------------------------------------
          The maximum principal indebtedness hereby secured by property located in Calvert County, Maryland is $11,725,000.

          The maximum principal indebtedness hereby secured by property located in Baltimore City/Baltimore County, Maryland is $5,230,000.
                                                                     [MD2nd]

                              TABLE OF CONTENTS
                              -----------------


                                                                        Page
                                                                        ----

1.   Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11

2.   Warranty of Title . . . . . . . . . . . . . . . . . . . . . . . . .  29

3.   Payment and Performance of Obligations Secured. . . . . . . . . . .  30

4.   Negative Covenants. . . . . . . . . . . . . . . . . . . . . . . . .  30

5.   Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31

6.   Condemnation and Insurance Proceeds . . . . . . . . . . . . . . . .  36

7.   Impositions, Liens and Other Items. . . . . . . . . . . . . . . . .  42

8.   Ground Leases . . . . . . . . . . . . . . . . . . . . . . . . . . .  44

9.   License to Collect Rents. . . . . . . . . . . . . . . . . . . . . .  45

10.  Security Agreement. . . . . . . . . . . . . . . . . . . . . . . . .  46

11.  Transfers, Indebtedness and Subordinate Liens . . . . . . . . . . .  47

12.  Maintenance of Trust Estate; Alterations; Inspection; Utilities . .  52

13.  Legal Compliance. . . . . . . . . . . . . . . . . . . . . . . . . .  53

14.  Books and Records, Financial Statements, Reports and Other
     Information . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54

15.  Compliance with Leases and Agreements . . . . . . . . . . . . . . .  56

16.  Beneficiary's Right to Perform. . . . . . . . . . . . . . . . . . .  58

17.  Grantor's Existence; Organization and Authority . . . . . . . . . .  59

18.  Protection of Security; Costs and Expenses. . . . . . . . . . . . .  60

19.  Management of the Trust Estate. . . . . . . . . . . . . . . . . . .  61

20.  Remedies. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62

21.  Application of Proceeds . . . . . . . . . . . . . . . . . . . . . .  69

22.  Certain Waivers . . . . . . . . . . . . . . . . . . . . . . . . . .  69

23.  Notice of Certain Occurrences . . . . . . . . . . . . . . . . . . .  70

24.  Trust Funds . . . . . . . . . . . . . . . . . . . . . . . . . . . .  70

25.  Taxation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  70

26.  Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  71

27.  No Oral Modification. . . . . . . . . . . . . . . . . . . . . . . .  71

28.  Partial Invalidity. . . . . . . . . . . . . . . . . . . . . . . . .  71

29.  Successors and Assigns. . . . . . . . . . . . . . . . . . . . . . .  71

30.  Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . .  72

31.  Certain Representations, Warranties and Covenants . . . . . . . . .  72

32.  No Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  76

33.  Non-Recourse Obligations. . . . . . . . . . . . . . . . . . . . . .  76

34.  Further Assurances. . . . . . . . . . . . . . . . . . . . . . . . .  77

35.  Estoppel Certificates . . . . . . . . . . . . . . . . . . . . . . .  77

36.  Intentionally Omitted . . . . . . . . . . . . . . . . . . . . . . .  77

37.  Indemnification by Grantor. . . . . . . . . . . . . . . . . . . . .  77

38.  Release of Property . . . . . . . . . . . . . . . . . . . . . . . .  79

39.  Rating Agency Monitoring. . . . . . . . . . . . . . . . . . . . . .  83

40.  Environmental Matters . . . . . . . . . . . . . . . . . . . . . . .  83

41.  Recourse Nature of Certain Indemnifications . . . . . . . . . . . .  85

42.  Counterparts. . . . . . . . . . . . . . . . . . . . . . . . . . . .  85

43.  Merger, Conversion, Consolidation or Succession to Business of
     Beneficiary . . . . . . . . . . . . . . . . . . . . . . . . . . . .  85

44.  No Endorsement. . . . . . . . . . . . . . . . . . . . . . . . . . .  85

45.  Substitute Property . . . . . . . . . . . . . . . . . . . . . . . .  86

46.  Defeasance. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  90
                                                                        Page
                                                                        ----

47.  Defeasance Collateral Account . . . . . . . . . . . . . . . . . . .  93

48.  Reserves. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  94

49.  Modification of Operating Agreements. . . . . . . . . . . . . . . .  95

50.  Substitute or Successor Trustee . . . . . . . . . . . . . . . . . .  96

51.  Liability of Trustee. . . . . . . . . . . . . . . . . . . . . . . .  97

52.  Beneficiary and Trustee . . . . . . . . . . . . . . . . . . . . . .  97

53.  Miscellaneous; Servicer Cure. . . . . . . . . . . . . . . . . . . . 104

54.  As to Property in Maryland. . . . . . . . . . . . . . . . . . . . . 104

55.  As to Property in Connecticut . . . . . . . . . . . . . . . . . . . 105

56.  As to Property in New Jersey. . . . . . . . . . . . . . . . . . . . 109

57.  As to Property in New York. . . . . . . . . . . . . . . . . . . . . 109

58.  As to Property in Pennsylvania. . . . . . . . . . . . . . . . . . . 111

59.  Liability of Assignees of Beneficiary . . . . . . . . . . . . . . . 113

60.       One of a Number of Mortgages . . . . . . . . . . . . . . . . . 113





                                  EXHIBITS

EXHIBIT A           Legal Descriptions of Properties
EXHIBIT B           Environmental Reports
EXHIBIT C           Subordination, Nondisturbance
                      and Attornment Agreement


                                  SCHEDULES

SCHEDULE 1 - Allocated Loan Amounts
SCHEDULE 2 - Grantor/Grantor Properties
SCHEDULE 3 - Short-Term Repairs

                           INDENTURE OF MORTGAGE,
           DEED OF TRUST, SECURITY AGREEMENT, FINANCING STATEMENT,
                        FIXTURE FILING AND ASSIGNMENT
                   OF LEASES, RENTS AND SECURITY DEPOSITS

          THIS INDENTURE OF MORTGAGE, DEED OF TRUST, SECURITY AGREEMENT, FINANCING STATEMENT, FIXTURE FILING AND ASSIGNMENT OF LEASES, RENTS AND SECURITY DEPOSITS (herein, together with all amendments and supplements thereto, this "Mortgage"), dated as of the 18th day of June, 1996, is made by those certain entities listed on Schedule 2 hereto (collectively, "Grantor" or "Mortgagor"), having an address c/o Kranzco Realty Trust, 128 Fayette Street, Conshohocken, Pennsylvania 19428, (as to properties in New Jersey, Pennsylvania, Connecticut and New York) to KRT ORIGINATION CORP. having an address at c/o Kranzco Realty Trust, 128 Fayette Street, Conshohocken, Pennsylvania 19428, as Mortgagee, and (as to properties in Maryland) to Ronald P. Fish, Esq. and Thomas A. Hauser, Esq., individuals having an address at c/o Ballard Spahr Andrews & Ingersoll, 300 East Lombard Street, 19th Floor, Baltimore, Maryland 21202 (individually and/or collectively, the "Trustee"), for the benefit of KRT ORIGINATION CORP., a Delaware corporation, having an address at c/o Kranzco Realty Trust, 128 Fayette Street, Conshohocken, Pennsylvania 19428 (together with its successors and assigns, "Beneficiary" or "Mortgagee").

                            W I T N E S S E T H :
                            - - - - - - - - - -

          WHEREAS, each Grantor is the record and beneficial owner of the fee simple or leasehold interests in one or more of the Properties (as defined below), located on and comprising the land described in Exhibit "A" attached hereto (collectively, the "Land"), which Exhibit A sets forth which Grantor is such owner of each of the Properties or a leasehold interest therein; and

          WHEREAS, Beneficiary has agreed to make loans to Grantor in the aggregate principal amount of One Hundred Eighty-One Million Seven Hundred Thousand Dollars ($181,700,000) (collectively, the "Loan"), which Loan shall be evidenced by the Class A Mortgage Note (the "Class A Note"), the Class B Mortgage Note (the "Class B Note"), the Class C Mortgage Note (the "Class C Note"), and the Class D Mortgage Note (the "Class D Note"), each of even date herewith (together with all amendments, modifications, supplements, restatements, substitutions and replacements of any thereof or thereto, the "Notes"), executed by Grantor in favor of Beneficiary, in the initial principal amounts of $123,700,000, $20,600,000, $28,900,000 and $8,500,000,
respectively, payable as specified therein, with a maturity date of June 20, 2003 or if such date is not a Business Day, on the next preceding Business Day (the "Maturity Date") or such earlier date as may be required under the terms of the Notes.

          NOW, THEREFORE, in consideration of the Loan to Grantor evidenced by the Notes and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Grantor hereby agrees as follows:

          TO SECURE:

               (i) payment and performance of all covenants, conditions, liabilities and obligations of Grantor to Beneficiary contained in, and payment of the indebtedness evidenced by, the Notes plus all interest payable thereunder; and

               (ii) payment and performance of all covenants, conditions, liabilities and obligations contained in this Mortgage and any extensions, renewals or modifications hereof; and

               (iii) payment and performance of all covenants, conditions, liabilities and obligations of Grantor contained in the Assignment of Leases, Rents and Security Deposits, dated as of the date hereof (together with any extensions, renewals or modifications thereof, the "Assignment of Leases"), between Grantor, as assignor, and Beneficiary, as assignee, and the Cash Collateral Account, Security, Pledge and Assignment Agreement, dated as of the date hereof (together with any extensions, renewals or modifications thereof, the "Cash Collateral Agreement"), among Grantor, as pledgor, State Street Bank and Trust Company, as collateral agent, and Beneficiary, as pledgee; and

               (iv) payment and performance of all covenants, conditions, liabilities and obligations of Grantor contained in each of the other Loan Documents (as defined below); and

               (v) without limiting the foregoing, payment of all indebtedness, liabilities, and amounts from time to time incurred by Beneficiary pursuant to the Notes, this Mortgage or such other Loan Documents; provided, that of the total principal amount of indebtedness, $11,725,000 shall be secured by that certain property located in Calvert County, Maryland, and $5,230,000 shall be secured by that certain property located in Baltimore City and Baltimore County, Maryland, all of which properties are more fully described on Exhibit "A" (all of the foregoing indebtedness, monetary liabilities and obligations set forth in clauses (i)-(iv) above and this clause (v), collectively, the "Indebtedness"); and

               (vi) payment of the Indebtedness together with the payment and performance of all other covenants, conditions, liabilities and obligations described and set forth in clauses (i)-(v) above and in this clause (vi), collectively, the "Obligations."


                              GRANTING CLAUSES

          NOW, THEREFORE, THIS MORTGAGE WITNESSETH: that Grantor, in consideration of the premises, the Indebtedness secured by the Notes and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged (a) has mortgaged, warranted, granted, bargained, sold, alienated, released, confirmed, conveyed, pledged and assigned and (b) by these presents does hereby irrevocably grant and create a first priority Lien (as defined below), subject to the Permitted Encumbrances and the provisions hereof and of the other Loan Documents, on and security interest in, and does hereby MORTGAGE, WARRANT, GRANT A SECURITY INTEREST IN, GRANT, BARGAIN, SELL, ALIENATE, RELEASE, CONFIRM, CONVEY, PLEDGE, ASSIGN, TRANSFER AND SET OVER (as to properties in New Jersey, Pennsylvania, Connecticut and New York) to Beneficiary as Mortgagee and (as to properties in Maryland) to Trustee, IN TRUST WITH POWER OF SALE AND RIGHT OF ENTRY AND POSSESSION, and its respective successors and assigns forever, all its estate, right, title and interest now owned or hereafter acquired in, to and under any and all the property (collectively, the "Trust Estate") described in the following Granting Clauses:

               (A)  the Land;

               (B) all of Grantor's right, title and interest in and to the buildings, foundations, structures, improvements and fixtures now or hereafter located or erected on the Land (the "Improvements");

               (C) all of Grantor's right, title and interest, if any, in and to (i) all streets, avenues, roads, alleys, passages, places, sidewalks, strips and gores of land and ways, existing or proposed, public or private, adjacent to the Land, and all reversionary rights with respect to the vacation of said streets, avenues, roads, alleys, passages, places, sidewalks and ways in the land lying thereunder, (ii) all air, lateral support, drainage, oil, gas and mineral rights, options to purchase or lease, waters, water courses and riparian rights now or hereafter pertaining to or used in connection with the Land and/or Improvements, (iii) all and singular, the tenements, hereditaments, rights of way, easements, appendages and appurtenances and property now or hereafter belonging or in any way appertaining to the Land, and (iv) all estate, right, title, claim or demand whatsoever, either at law or in equity, in possession or expectancy, of, in and to the Land (collectively, the "Appurtenances");

               (D) all of Grantor's right, title and interest in and to all of the machinery, appliances, apparatus, equipment, fittings, fixtures, materials, articles of personal property and goods of every kind and nature whatsoever, and all additions to and renewals and replacements thereof, and all substitutions therefor, now or hereafter affixed to, attached to, placed upon or located upon or in the Land, or any part thereof, and used in connection with the use, ownership, management, maintenance, enjoyment or operation of the Land in any present or future occupancy or use thereof and now owned or leased or hereafter owned or leased (to the extent permitted by the applicable Lease) by Grantor including, but without limiting the generality of the foregoing, all heating, lighting, laundry, cooking, incinerating, loading, unloading and power equipment, boilers, dynamos, stokers, engines, pipes, pumps, tanks, motors, conduits, switchboards, plumbing, lifting, cleaning, fire prevention, fire extinguishing, refrigerating, ventilating, and communications apparatus, air cooling and air condi-tioning apparatus, building materials and equipment, elevators, escalators, carpeting, shades, draperies, awnings, screens, doors and windows, blinds, stoves, ranges, refrigerators, dishwashers, cabinets, office equipment, furniture and furnishings, partitions, ducts and compressors (other than equipment and personal property of tenants of the Land or the Improvements, or any part thereof) (hereinafter collectively called "Building Equipment"), and Grantor agrees to execute and deliver, from time to time, such further instruments (including, without limitation, any financing statements under the Uniform Commercial Code of the applicable State in which a Property is located (the "UCC")) as may be reasonably requested by Beneficiary to confirm the lien of this Mortgage on any Building Equipment or any Intangible;

               (E) all of Grantor's right, title and interest as lessee in and to all of the leases of the Properties, or any part thereof, now existing or hereafter entered into by Grantor, (collectively, the "Ground Leases");

          All such right, title and interest of Grantor in and to each of the parcels or sets of parcels of the Land, the Ground Leases, Grantor's interest in and to the Improvements and Building Equipment located thereon and such other property with respect thereto described in the foregoing Granting Clauses is herein called a "Property" and all such Property, together with the Land, the Ground Leases, Grantor's interest in and to the Improvements and Building Equipment comprising a part of the properties owned by each Grantor and identified on Schedule 2 are herein collectively called the "Properties."

               (F) all of Grantor's right, title and interest as lessor or licensor, as the case may be, in, to and under all leases, underlettings, concession agreements and licenses of the Properties, or any part thereof, now existing or hereafter entered into by Grantor including, without limitation, any cash and securities deposited thereunder (collectively, the "Leases"), the grant of such cash and securities hereunder being expressly subject to the provisions of the applicable Leases, and all of Grantor's right, title and interest, subject to the provisions of Section 9, in the right to receive and collect the revenues, income, rents, issues, profits, royalties and other benefits payable under any of the Leases or otherwise arising from the use or enjoyment of all or any portion of the Properties (collectively, the "Rents");

               (G) subject to the provisions of Section 6 hereof, all of Grantor's right, title and interest in and to all proceeds, judgments, claims, compensation, awards or payments hereafter made to Grantor for the taking, whether permanent or temporary, by condemnation, eminent domain, or for any conveyance made in lieu of such taking, of the whole or any part of the Properties, including, without limitation, all proceeds, judgments, claims, compensation awards or payments for changes of grade of streets or any other injury to or decrease in the value of the Properties, whether direct or consequential, which said awards and payments are hereby assigned to Beneficiary, who is hereby authorized to collect and receive the proceeds thereof and to give proper receipts and acquittances therefor, and to apply the same toward the payment of the Indebtedness in such order as Beneficiary may determine in accordance with the provisions of this Mortgage without regard to the adequacy of Beneficiary's security hereunder and notwith-standing the fact that the amount thereof may not then be due and payable, and toward the payment of reasonable counsel fees, costs and disbursements incurred by Beneficiary in connection with the collection of such awards or payments; and Grantor hereby agrees, upon request, to make, execute and deliver any and all further assignments and other instruments sufficient for the purpose of confirming this assignment of said proceeds, judgments, claims, compensation awards or payments to Beneficiary, free, clear and discharged of any encumbrances of any kind or nature whatsoever other than the Permitted Encumbrances;

               (H) subject to the provisions of Section 6 hereof, all of Grantor's right, title and interest in and to all unearned premiums paid under insurance policies now or hereafter obtained by Grantor to the extent the same insure the Properties and any other insurance policies required to be maintained pursuant to Section 5 hereof to the extent the same insure the Properties including, without limitation, liability insurance policies and Grantor's interest in and to all proceeds of the conversion and the interest payable thereon, voluntary or involuntary, of the Trust Estate, or any part thereof, into cash or liquidated claims including, without limitation, proceeds of casualty insurance, title insurance (other than liability insurance) or any other insurance maintained on or with respect to the Properties;

               (I) all right, title and interest of Grantor in and to all extensions, improvements, betterments, renewals, substitutes and replacements of, and all additions and Appurtenances to, the Properties, hereafter acquired by or released to Grantor or constructed, assembled or placed by Grantor on the Properties, and all conversions of the security constituted thereby; immediately upon such acquisition, release, construction, assembling, placement or conversion, as the case may be, and in each such case, to the extent permitted by law, without any further mortgage, conveyance, assignment or other act by Grantor, any of such extensions, improvements, betterments, renewals, substitutes and replacements shall become subject to the Lien of this Mortgage as fully and completely, and with the same effect, as though now owned by Grantor and specifically described herein;

               (J) all of Grantor's right, title and interest in, to and under, to the extent the same may be encumbered or assigned by Grantor pursuant to the terms thereof without occurrence of a breach of default thereunder or a violation under applicable law, and without impairment of the validity or enforceability thereof, (i) any Operating Agreements (as defined below) and all contracts and agreements relating to the Properties (other than the Leases), and other documents, books and records related to the ownership and operation of the Properties; (ii) to the extent permitted by law, all consents, licenses (including, to the extent permitted by law, any licenses held by Grantor permitting the sale of liquor at any of the Properties the transfer and/or assignment of which is permitted by law without filing or other qualification), warranties, guaranties, building permits and government approvals relating to or required for the construction, completion, occupancy and operation of the Properties; (iii) all plans and specifications for the construction of the Improvements, including, without limitation, installations of curbs, sidewalks, gutters, landscaping, utility connections and all fixtures and equipment necessary for the construction, operation and occupancy of the Improvements; (iv) all such other contracts and agreements (other than the Leases) from time to time executed by Grantor relating to the ownership, leasing, construction, maintenance, operation, occupancy or sale of the Properties, together with all rights of Grantor to compel performance of the terms of such contracts and agreements; and (v) subject to the terms of the Cash Collateral Agreement, the Accounts (as defined below) and any funds in such Accounts from time to time (it being understood that at such time as Grantor shall withdraw any amounts from any Accounts in accordance with the provisions of the Cash Collateral Agreement, the same shall cease to constitute part of the Trust Estate);

               (K) to the extent the same may be encumbered or assigned by Grantor pursuant to the terms thereof and to the extent permitted by law, all of Grantor's right, title and interest in, to and under escrows, documents, instruments, and general intangibles, as the foregoing terms are defined in the UCC, in any case which now or hereafter relate to, are derived from, or are used in connection with the Properties, and all contract rights, franchises, books, records, plans, specifications, permits, licenses, approvals, actions and causes of action which now or hereafter relate to, are derived from or used in connection with the Properties or the use, operation, maintenance, occupancy or enjoyment thereof or the conduct of any business or activities thereon (collectively, the property described in the foregoing paragraphs (G), (H), (I), (J) and this paragraph (K), the "Intangibles"); and

               (L) all of Grantor's right, title and interest in all proceeds, both cash and noncash, of the foregoing which may be sold or otherwise be disposed of pursuant to the terms hereof.

          TO HAVE AND TO HOLD THE TRUST ESTATE hereby conveyed, or mentioned and intended so to be, whether now owned or held or hereafter acquired, subject only to the Permitted Encumbrances, unto Trustee for the benefit and use of Beneficiary, its successors and assigns, forever, upon the terms and conditions set forth herein.

          IN TRUST FOREVER, WITH POWER OF SALE (to the extent permitted by applicable law), upon the terms and trusts set forth herein and to secure the performance of, and compliance with, the obligations, covenants and conditions of this Mortgage and the other Loan Documents all as herein set forth.

          1. Definitions. Wherever used in this Mortgage, the following terms, and the singular and plural thereof, shall have the following meanings. All capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Notes:

          Accounts: Shall mean, collectively, the Collection Account, the Capital and TI Reserve Account and the Sinking Fund Account and any and all of Grantor's other accounts, general intangibles, chattel paper, cash or monies, wherever located, whether in the form of cash or checks, and all cash equivalents including all deposits and certificates of deposit, instruments, whether negotiable or non-negotiable, debt notes both certificated and uncertificated, repurchase obligations for underlying notes of the types described herein, and commercial paper (it being agreed that all of the foregoing must at all times qualify as Eligible Investments (as defined in the Cash Collateral Agreement)), (a) received in connection with the sale or other disposition of all or any of the Properties, (b) maintained by Grantor in a segregated account in trust for the benefit of Beneficiary, or (c) held by Beneficiary, but not any account maintained by Grantor or an Affiliate of Grantor not in trust for the benefit of Beneficiary, or cash or cash equivalents that have been disbursed to Grantor in accordance with the Cash Collateral Agreement.

          Affiliate: Shall mean, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with, or any general partner in, such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities or other beneficial interest, by contract or otherwise; and the terms "controlling" and "controlled" have the meanings correlative to the foregoing.

          Agent: Shall mean the Collateral Agent acting as such under the Cash Collateral Agreement.

          Aggregate Alteration Threshold Amount:  Shall mean $5,000,000.

          Allocated Loan Amount: Shall mean the portion of the Principal Indebtedness allocated, solely for purposes of performing certain calculations hereunder, to each Property as set forth in Schedule 1 annexed hereto and made a part hereof, as such amounts shall be adjusted from time to time as hereinafter set forth. In the case of a Total Loss in accordance with Section 6(d) where the Proceeds are less than 125% of the Allocated Loan Amount, each Allocated Loan Amount shall be increased by an amount equal to the product of (a) the difference between 125% of the applicable Allocated Loan Amount and the Proceeds, and (b) a fraction, the numerator of which is the applicable Allocated Loan Amount (prior to the adjustment in question) and the denominator of which is the Principal Indebtedness prior to the adjustment to the Principal Indebtedness resulting in the recalculation of the Allocated Loan Amount. Whenever a property is substituted for a Property pursuant to Section 45 hereof, the Allocated Loan Amount for the Replaced Property shall be the Allocated Loan Amount for the Substitute Property. All calculations made pursuant to this Mortgage with respect to an Allocated Loan Amount (including or scheduled interest payments on an Allocated Loan Amount) shall be certified to Beneficiary by Grantor pursuant to an Officer's Certificate.

          Alteration:  As defined in Section 12(c) hereof.

          Approved Banks: Shall mean banks or other financial institutions which have a minimum long-term unsecured debt rating of at least "AA" by the Rating Agency (whether or not published by the Rating Agency), or if any such bank or other financial institution is not rated by the Rating Agency, then a minimum long-term rating of at least "AA" or its equivalent by two of Standard & Poor's Ratings Services, Duff & Phelps Credit Rating Corp. or Moody's Investors Services, Inc.

          Appurtenances:  As defined in Granting Clause (C) hereof.

          Assignee:  As defined in Section 59 hereof.

          Assignment of Leases:  As defined in the recitals hereof.

          Beneficiary:  As defined in the introductory paragraph hereof.

          Best:  As defined in Section 5(b).

          Building Equipment:  As defined in Granting Clause (D) hereof.

          Business Day: Shall mean any day except a Saturday, a Sunday or any other day on which commercial banks in the States of New York or Pennsylvania are authorized or obligated by law, governmental decree or executive order to be closed.

          Capital and TI Reserve Account: Shall have the meaning set forth for such term in the Cash Collateral Account.

          Cash and Cash Equivalents: Shall mean (i) cash, and (ii) direct obligations of the United States Government, including, without limitation, treasury bills, notes and bonds, (iii) interest bearing or discounted obligations of Federal agencies and government sponsored entities or pools of such instruments offered by Approved Banks and dealers, including, without limitation, Federal Home Loan Mortgage Corporation participation sale certificates, Government National Mortgage Association modified pass-through certificates, Federal National Mortgage Association bonds and notes, Federal Farm Credit System securities, (iv) time deposits, domestic and Eurodollar certificates of deposit, bankers acceptances, commercial paper rated "F-1+" by the Rating Agency, and/or guaranteed by an entity rated "AA" by the Rating Agency, floating rate notes, other money market instruments and letters of credit each issued by Approved Banks, (v) obligations issued by state and local governments or their agencies, rated "AA" with respect to long-term debt or "F-1+" for short-term debt by the Rating Agency and/or guaranteed by an unconditional, irrevocable, clean, sight draft letter of credit of an Approved Bank in favor of Beneficiary, and (vi) repurchase agreements with Approved Banks and primary government securities dealers fully secured by U.S. Government or agency collateral equal to or exceeding the principal amount on a daily basis and held in safekeeping.

          Cash Collateral Agreement:  As defined in the recitals hereof.

          Casualty Amount:  As defined in Section 6(b) hereof.

          Certificates: Shall mean, collectively, Certificates issued pursuant to the Trust and Servicing Agreement.

          Closing Date: Shall mean the date the Loan and the transactions contemplated hereby are consummated.

          Collection Account: Shall have the meaning set forth for such term in the Cash Collateral Agreement.

          Code: Shall mean the Internal Revenue Code of 1986, as amended, and any successor thereto, and any temporary or final regulations promulgated thereunder.

          CPI: Shall mean the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics of the United States Department of Labor, All Items (1982-1984=100), or any successor index thereto, appropriately adjusted. In the event that the CPI is converted to a different standard reference base or otherwise revised, the determination of adjustments provided for herein shall be made with the use of such conversion factor, formula or table for converting the CPI as may be published by the Bureau of Labor Statistics or, if said Bureau shall not publish the same, then with the use of such conversion factor, formula or table as may be published by Prentice-Hall, Inc., or any other nationally recognized publisher of similar statistical information.

          Debt:  Shall mean, with respect to any Person at any time,
(a) indebtedness or liability of such Person for borrowed money whether or not evidenced by bonds, debentures, notes or other instruments, or for the deferred purchase price of property or services (excluding trade obligations); (b) obligations of such Person as lessee under leases which should have been or should be, in accordance with GAAP, recorded as capital leases; (c) current liabilities of such Person in respect of unfunded vested benefits under plans covered by Title IV of ERISA; (d) obligations issued for, or liabilities incurred on the account of, such Person; (e) obligations or liabilities of such Person arising under acceptance facilities; (f) obligations of such Person under any guarantees or other agreement to become secondarily liable for any obligation of any other Person, endorsements (other than for collection or deposit in the ordinary course of business) and other contingent obligations to purchase, to provide funds for payment, to supply funds to invest in any Person or otherwise to assure a creditor against loss; (g) obligations of such Person secured by any Lien on any property of such Person, whether or not the obligations have been assumed by such Person; or (h) obligations of such Person under any interest rate or currency exchange agreement.

          Debt Service: Shall mean the amount of interest and principal due and payable in accordance with the Notes during any applicable period.

          Debt Service Coverage Ratio: Shall mean for any period the ratio of Net Operating Income to Debt Service on the Notes (based on a debt service constant on the Notes of the greater or 10.09% per annum and the actual average debt service constant on the Notes) for such period.

          Default: Shall mean the occurrence or existence of any event or condition which, with the giving of notice or the passage of time, or both, would constitute an Event of Default hereunder.

          Default Rate:  Shall mean, in the case of each Note, the lesser of
(a) the rate per annum on such Note plus 3%, and (b) the maximum rate of interest allowable under New York law.

          Defeasance:  As defined in Section 46 hereof.

          Defeasance Collateral: Shall mean Defeasance Eligible Investments included in the Trust Estate as collateral pursuant to Sections 38, 45 and 46 hereof (including, without limitation, all amounts then on deposit in the Defeasance Collateral Account).

          Defeasance Collateral Account:  As defined in Section 47 hereof.

          Defeasance Eligible Investments: Shall mean obligations or securities not subject to prepayment, call or early redemption which are direct obligations of, or obligations fully guaranteed as to timely payment by, the United States of America or any agency or instrumentality of the United States of America, or the obligations of which are backed by the full faith and credit of the United States of America, the ownership of which will not cause Beneficiary to be an "investment company" under the Invest-ment Company Act of 1940, as amended, as evidenced by an Opinion of Counsel acceptable to Beneficiary, and which qualify under Section 1.860G-2(a)(8) of the Treasury regulations. All such obligations or securities shall mature or be redeemable, or provide for payments of interest thereon, on or prior to the Business Day preceding the date such amounts are required to be applied under this Mortgage.

          Direct Beneficial Owner: Shall mean such Persons who own any direct ownership interest in Grantor.

          Environmental Certificate:  As defined in Section 40(b) hereof.

          Environmental Claim: Shall mean any action, governmental investigation or written notice by any Person alleging potential liability (including potential liability for investigatory costs, cleanup costs, natural resource damages, property damages, personal injuries or penalties) arising out of, based upon or resulting from (a) the presence, threatened presence, release or threatened release into the environment of any Hazardous Substances from or at the Properties, or (b) the violation, or alleged violation, of any Environmental Law, relating to the Properties.

          Environmental Event:  As defined in Section 40(b) hereof.

          Environmental Laws: Shall mean all present or future federal, state and local laws, statutes, rules, ordinances, and regulations relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), including, without limitation laws, statutes, rules, ordinances and regulations relating to emissions, discharges, releases of Hazardous Substances, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Substances including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C.
Section 9601 et seq.; the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Section 6901 et seq.; the Toxic Substance Control Act, 15 U.S.C. Section 2601 et seq.; the Water Pollution Control Act (also known as the Clean Water
Act), 33 U.S.C. Section 1251 et seq.; the Clean Air Act, 42 U.S.C. Section 7401 et seq.; and the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801 et seq., as the same may be hereafter amended or modified.

          Environmental Reports:  As defined in Section 40(a) hereof.

          ERISA: Shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated thereunder.

          Events of Default: Shall mean the occurrence of any of the following, each of which shall constitute an Event of Default under this
Mortgage:

          (a) (i) Failure to make any payment of interest or principal on any Note when due, or (ii) failure to pay the principal balance of any Note when due; or

          (b) Grantor fails to pay any other amount payable pursuant to this Mortgage or the Notes when due and payable in accordance with the provisions hereof, with such failure continuing for ten (10) days after Beneficiary delivers written notice thereof to Grantor; or

          (c)  (i) Failure to keep in force the insurance required by
Section 5 of this Mortgage, or (ii) failure to comply with any other covenants set forth in Section 5 with such failure in this clause (ii) continuing for ten (10) Business Days after Beneficiary delivers written notice thereof to Grantor; or

          (d) Any default under the terms of Section 7(b) (subject to the terms of Section 7(c)) beyond any applicable time periods set forth therein, with such default continuing for ten (10) Business Days after Beneficiary delivers written notice thereof to Grantor, or the incurrence of any Debt in violation of Section 11(c) of this Mortgage or the occurrence of any Transfer in violation of Sections 11(a) and 11(b) (but subject to the terms of Section 11(d)) of this Mortgage; or

          (e) Any attempt by Grantor to assign its rights under this Mortgage; or

          (f) Any other default in the performance or payment, or breach, of any material covenant, warranty, representation or agreement of Grantor contained herein or in any other Loan Document (other than a covenant, representation or agreement, a default in the performance or payment of or the breach of which is specifically addressed elsewhere in this definition), which default is not cured within thirty (30) Business Days after receipt by Grantor of notice from Beneficiary in writing of such breach. If cure of such default (a) would require performance of an Obligation other than payment of Indebtedness to Grantor and (b) cannot be effected within said 30 Business Day period despite Grantor's diligence in prosecuting such cure, then, provided Grantor commences to cure within said thirty (30) Business Day period and diligently prosecutes said cure to completion, subject only to Excusable Delays, the cure period provided hereunder shall be extended to such time as may be reasonably necessary to cure the default; provided, however, that such extended period shall in no event exceed 60 days plus time permitted for Excusable Delays; and provided, further, that Grantor shall provide Beneficiary with a written report and evidence of the progress of Grantor's cure efforts 30 days after commencement of such 60-day cure period. Notwithstanding the foregoing sentence, the cure period provided hereunder may be extended for one additional 90-day period, subject to Excusable Delays, if and only if (x) such default involves breach of a covenant (as distinct from a representation) and cure of such default would require physical construction or remedial work, and (y) such cure cannot with diligence be completed within the initial 60-day period. Grantor shall provide Beneficiary with an additional written report and evidence of the progress of Grantor's cure efforts 45 days after commencement of such additional 90-day cure period; or

          (g) The entry by a court of (A) a decree or order for relief in respect of Grantor or its General Partner in an involuntary case or proceeding under any applicable Federal or state bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order adjudging Grantor or its General Partner a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of Grantor or its General Partner under any applicable Federal or state bankruptcy, insolvency, reorganization or other similar law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of Grantor or its General Partner or of any substantial part of either of their respective property, or ordering the winding up or liquidation of either of their respective affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of more than ninety (90) consecutive days; or

          (h) The commencement by Grantor or its General Partner of a voluntary case or proceeding under any applicable Federal or state bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of it in an involuntary case or proceeding under any applicable Federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by Grantor or its general partner of a petition or answer or consent seeking reorganization or relief under any applicable Federal or state bankruptcy, insolvency, reorganization or other similar law, or the consent by Grantor or its General Partner to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of Grantor or its General Partner or of any substantial part of any of either of their respective property, or the making by Grantor or its General Partner of an assignment for the benefit of creditors, or the admission by Grantor or its General Partner in writing of its inability to pay its debts generally as they become due, or the taking of official partnership action of Grantor or corporate action of its General Partner (or if, at any time, Grantor shall no longer be a partnership or the General Partner shall no longer be a corporation) in furtherance of any such action; or

          (i) This Mortgage or any other Loan Document or any Lien granted hereunder or thereunder shall, in whole or in part, terminate, cease to be effective or cease to be a legally valid, binding and enforceable obligation of Grantor, or any Lien securing the Indebtedness shall, in whole or in part, cease to be a perfected first priority Lien, subject to the Permitted Encumbrances (except in any of the foregoing cases in accordance with the terms hereof or under any other Loan Document); or

          (j) Any "Event of Default" as defined in any Loan Document other than this Mortgage occurs.

          Exculpated Parties:  As defined in Section 33 hereof.

          Excusable Delay: Shall mean a delay due to acts of God, governmental restrictions, stays, judgments, orders, decrees, enemy actions, civil commotion, fire, casualty, strikes, work stoppages, shortages of labor or materials or other causes beyond the reasonable control of Grantor, but lack of funds in and of itself shall not be deemed a cause beyond the control of Grantor.

          First Class: Shall mean, with respect to any Property, a standard of operation and maintenance consistent with properties comparable to and in the same metropolitan area as the applicable Property.

          Fitch: Shall mean Fitch Investors Service, L.P. or any successor thereto.

          GAAP: Shall mean the generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the accounting profession), or in such other statements by such entity as may be in general use by significant segments of the U.S. accounting profession, to the extent such principles are applicable to the facts and circumstances on the date of determination.

          General Partner: Shall mean a general partner in a Grantor which is a partnership.

          Governmental Authority: Shall mean any Federal, state or local government or any other political subdivision thereof exercising executive, legislative, judicial, regulatory or administrative functions.

          Grantor: As defined in the introductory paragraph hereof, Grantor shall mean, collectively, the entities described on Exhibit 4 attached hereto, and as the context may provide, Grantor shall also mean each of such entities separately with respect to a matter pertaining solely to an entity itself or to a particular Property owned by an entity.

          Ground Leases: As defined in Granting Clause (E) hereof. Hazardous Substance: Shall mean any material waste or material substance which is:

          (a) included within the definition of "hazardous substances," "hazardous materials," "toxic substances," or "solid waste" in or pursuant to any Environmental Law, or subject to regulation under any Environmental Law;

          (b) listed in the United States Department of Transportation Optional Hazardous Materials Table, 49 C.F.R. 172.101 enacted as of the date hereof or hereafter amended, or in the United States Environmental Protection Agency List of Hazardous Substances and Reportable Quantities, 40 C.F.R. Part 302, as enacted as of the date hereof or as hereafter amended; or

          (c) an explosive, radioactive, asbestos, polychlorinated biphenyl, oil or petroleum product.

          Holders: Shall mean, collectively, the holders of the Certificates issued pursuant to the Trust and Servicing Agreement.

          Impositions: Shall mean all taxes (including all ad valorem, sales (including those imposed on lease rentals), use, single business, gross receipts, value added, intangible transaction, privilege or license or similar taxes), governmental assessments (including all assessments for public improvements or benefits, whether or not commenced or completed prior to the date hereof and whether or not commenced or completed within the term of this Mortgage), water, sewer or other rents and charges, excises, levies, fees (including license, permit, inspection, authorization and similar fees), and all other governmental charges, in each case whether general or special, ordinary or extraordinary, or foreseen or unforeseen, of every character in respect of the Trust Estate and/or any Rents (including all interest and penalties thereon), which at any time prior to, during or in respect of the term hereof may be assessed or imposed on or in respect of or be a Lien upon (a) Grantor (including all income, franchise, single business or other taxes imposed on Grantor for the privilege of doing business in the jurisdiction in which the Trust Estate is located), (b) the Trust Estate, or any other collateral delivered or pledged to Beneficiary in connection with the Loan, or any part thereof, or any Rents therefrom or any estate, right, title or interest therein, or (c) any occupancy, operation, use or possession of, or sales from, or activity conducted on, or in connection with the Trust Estate or the leasing or use of all or any part thereof. Nothing contained in this Mortgage shall be construed to require Grantor to pay any tax, assessment, levy or charge imposed on (i) any tenant occupying any portion of the Property or (ii) Beneficiary or any Holder in the nature of a franchise, capital levy, estate, inheritance, succession, income or net revenue tax.

          Improvements:  As defined in Granting Clause (B) hereof.

          Indebtedness:  As defined in the recitals hereof.

          Indemnified Environmental Parties: As defined in Section 40(c) hereof.

          Indemnified Parties:  As defined in Section 37 hereof.

          Independent Accountant: Shall mean Arthur Andersen LLP, or another firm of nationally recognized, independent certified public accountants selected by Grantor which is reasonably acceptable to Beneficiary.

          Independent Appraiser: Shall mean an independent appraiser which is a member of the American Institute of Real Estate Appraisers selected by Grantor and having at least five (5) years of experience in the applicable real estate market where the applicable Property is located in the valuation of properties of the type being appraised.

          Independent Architect: Shall mean an independent architect, engineer or construction consultant selected by Grantor, licensed to practice in the State where the applicable Property is located and having at least five (5) years of experience.

          Individual Environmental Matter:  As defined in Section 48(c).

          Individual Threshold Amount: Shall mean, with respect to each Property, five percent (5%) of the Allocated Loan Amount therefor.

          Individual Trustee: Shall mean such person as is required by applicable state law to perform the functions of the Trustee pursuant to
Section 52 hereof.

          Insurance Requirements: Shall mean all terms of any insurance policy required hereunder covering or applicable to any Property or any part thereof, all requirements of the issuer of any such policy, and all orders, rules, regulations and other requirements of which Grantor has notice of the national board of fire underwriters (or any other body exercising similar functions) applicable to or affecting any Property or any part thereof or any use of any Property or any part thereof.

          Intangibles:  As defined in Granting Clause (K) hereof.

          Jurisdictional Trustee:  As defined in Section 52 hereof.

          Land:  As defined in the recitals hereof.

          Leases:  As defined in Granting Clause (F) hereof.

          Legal Requirements:  As defined in Section 13(a) hereof.

          Lien: Shall mean any mortgage, deed of trust, lien, pledge, hypothecation, assignment, security interest, or any other encumbrance of, on or affecting the Trust Estate or any portion thereof or any interest therein, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, the filing of any financing statement, and mechanic's, materialmen's and other similar liens and encumbrances.

          Loan:  As defined in the recitals hereof.

          Loan Amount: Shall mean the aggregate Principal Amount of the Loan, which initially shall be $181,700,000.

          Loan Documents: Shall mean this Mortgage, the Assignment of Leases, the Cash Collateral Agreement, the Notes, and any and all other agreements, instruments or documents executed by Grantor evidencing, securing or delivered in connection with the Loan and the transactions contemplated hereby.

          Material Adverse Effect: Shall mean any event or condition that has a material adverse effect on (i) all of the Properties taken as a whole,
(ii) the business, prospects, profits, operations or condition (financial or otherwise) of Grantor, or (iii) the ability of Grantor to repay the principal and interest of the Indebtedness as it becomes due.

          Material Alteration: Shall mean any Alteration which, when aggregated with all related Alterations constituting a single project, involves an estimated cost exceeding the greater of the Individual Threshold Amount and $500,000 with respect to Alterations (including the Alteration in question) being undertaken at a single Property at such time or the Aggregate Alteration Threshold Amount with respect to Alterations (including the Alteration in question) being undertaken at all the Properties at such time, but in either event, excluding any Alteration for which a Tenant is obligated to pay directly.

          Maturity Date:  As defined in the recitals hereof.

          Maximum Foreseeable Casualty Loss: As defined in Section 5(b) hereof.

          Minimum Defeasance Collateral Requirement: Shall mean, with respect to a Property Release or a substitution pursuant to Section 46 hereof resulting in a Defeasance, Defeasance Collateral in an amount (i) sufficient to pay 125% of the Allocated Loan Amount applicable to the Property which is the subject of the Property Release or substitution in respect of the first seven Properties and 135% of the Allocated Loan Amount for the release or substitution of each Property thereafter or, if the Property to be released is a Specified Property, an amount equal to 150% of the Allocated Loan Amount unless prior to the release of such Specified Property the Rating Agency has delivered the written affirmation of the ratings of the Certificates as provided for in Section 38(b)(iii) hereof, and (ii) sufficient to pay scheduled interest and principal payments (such payments, the "Defeasance Debt Service Payments") on the portion of the Loan equal to such Allocated Loan Amount on such Property or Replaced Property, as the case may be, assuming an average interest rate on the Notes equal to the actual interest rates on the Notes. Sufficient portions of the Defea-sance Collateral must mature on or before the dates when such amounts are required to be applied to pay Defeasance Debt Service Payments when due.

          Monthly Capital and TI Reserve Amount: As defined in Section 48(b) hereof.

          Mortgage:  As defined in the recitals hereof.

          Net Operating Income: Shall mean, with respect to any period, the excess of Operating Income over Operating Expenses for such period.

          Nondisqualification Opinion: Shall have the meaning set forth for such term in the Trust and Servicing Agreement.

          Nondisturbance Agreement:  As defined in Section 15(d) hereof.

          Notes:  As defined in the recitals hereof.

          Obligations:  As defined in the recitals hereof.

          Officer's Certificate: Shall mean a certificate delivered to Beneficiary and signed by an officer of Kranzco Realty Trust or by an officer of one of the entities comprising the Grantor (or if such entity is a partnership, then signed by a general partner in the entity).

          Operating Agreements: Shall mean the reciprocal easement agreements, operating agreements and similar agreements affecting the ownership, use and operation of the Properties, as such agreements have been or may hereafter be amended, modified or supplemented.

          Operating Expenses: Shall mean, for any period, without duplication, all expenses paid or to be paid by Grantor during such period in connection with the operation, management, maintenance, repair and use of the Trust Estate, determined on an accrual basis, and, except to the extent otherwise provided in this definition, in accordance with GAAP. Operating Expenses specifically shall include (i) all payments required to be made pursuant to any Ground Leases and/or Operating Agreements, (ii) legal, accounting, appraisal and other professional fees and disbursements in connection with the Notes, and (iii) fees and expenses of Beneficiary (if any) paid by Grantor, and (iv) management fees, whether or not actually paid, equal to 3.5% of annual "base" or "fixed" Rent and any percentage rent due under the Leases. Notwithstanding the foregoing, Operating Expenses shall not include (1) depreciation or amortization, (2) income taxes or other Impositions in the nature of income taxes, (3) any expenses (including legal, accounting and other professional fees, expenses and disbursements) incurred in connection with the issuance of the Notes or the sale, exchange, transfer, financing or refinancing of all or any portion of the Trust Estate or in connection with the recovery of insurance or condemnation proceeds which are applied to prepay the Notes, (4) any expenses which in accordance with GAAP should be capitalized, (5) Debt Service, and (6) any item of expense which would otherwise be considered within Operating Expenses pursuant to the provisions above but is paid directly by any Tenant.

          Operating Income: Shall mean, for any period, all income of Grantor during such period from the operation of the Trust Estate or, as applicable, a Property as follows:

               (i) all amounts payable to Grantor by any Person as rent and other amounts under Leases, license agreements, occupancy agreements or other agreements relating to the Trust Estate or, as applicable, a Property (including reimbursements and percentage rents);

               (ii)  rent insurance proceeds; and

               (iii) all other amounts which in accordance with GAAP are included in Grantor's annual financial statements as operating income attributable to the Trust Estate or, as applicable, a Property.

          Notwithstanding the foregoing, Operating Income shall not include
(a) any condemnation or insurance proceeds (other than rent insurance proceeds or condemnation proceeds with respect to a temporary taking and, in either such case, only to the extent allocable to the applicable reporting period), (b) any proceeds resulting from the Transfer of all or any portion of a Property, (c) any rent attributable to a Lease prior to the date on which the actual payment of rent is required to commence thereunder, (d) any item of income otherwise includable in Operating Income but paid directly by any tenant to a Person other than Grantor, provided such item of income is an item of expense (such as payments for utilities paid directly to a utility company) and is otherwise excluded from the definition of Operating Expenses, or (e) security deposits received from Tenants until forfeited. Operating Income shall be calculated on the accrual basis of accounting and, except to the extent otherwise provided in this definition, in accordance with GAAP.

          Opinion of Counsel: Shall mean an opinion of counsel of a nationally recognized law firm or other law firm reasonably acceptable to Beneficiary and, at any time that the Loan is included in any securitization transaction, the Rating Agency, procured by Grantor and rendered at Grantor's sole cost and expense.

          Permitted Debt:  As defined in Section 11(c) hereof.

          Permitted Encumbrances:  Shall mean:

               (i) Liens for Impositions not yet due and payable or Liens arising after the date hereof which are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted in accordance with Section 7(c) hereof;

               (ii) In the case of Liens arising after the date hereof, statutory Liens of carriers, warehousemen, mechanics, materialmen and other similar Liens arising by operation of law, which are incurred in the ordinary course of business for sums not more than sixty (60) days delinquent or which are being contested in good faith in accordance with Section 7(c);

               (iii) Easements, rights-of-way, restrictions and other similar charges or non-monetary encumbrances against real property not interfering in any material respect with the use or ordinary conduct of Grantor's business or any Property and not diminishing in any material respect the value of the Property or Properties to which it is attached;

               (iv) Liens arising from filing UCC financing statements regarding leases of Building Equipment;

               (v) From and after the date hereof, liens and judgments which have been or will be bonded or released of record within thirty
     (30) days after Grantor has received notice of the filing of such Lien or judgment or which are being contested in good faith in accordance with Section 7(c) hereof;

               (vi) Those matters set forth in the "marked-up" commitment for Beneficiary's loan policy of title insurance concerning the Properties issued by the Title Company;

               (vii) Liens in favor of Beneficiary under this Mortgage and the other Loan Documents;

               (viii) Rights of existing and future Tenants, as tenants only, pursuant to Leases;

               (ix) Such other title exceptions as Beneficiary and the Rating Agency may approve in writing in their sole discretion; and

               (x)   Any Liens related to or secured by any Excluded
     Property.

          Person: Shall mean any individual, corporation, partnership, joint venture, estate, trust, unincorporated association, and any federal, state, county or municipal government or any political subdivision thereof.

          Principal Amount: Shall mean in the case of each Note, the principal amount thereof, as defined therein.

          Principal Indebtedness: Shall mean, in the aggregate, the Principal Amount payable by Grantor under each Note.

          Proceeds:  As defined in Section 6(b) hereof.

          Properties:  As defined in Granting Clause (E) hereof.

          Property Release: Shall mean the release of a Replaced Property from the lien and security interest of Beneficiary in this Mortgage and other Loan Documents relating to such Replaced Property, and the execution and delivery by Beneficiary of any agreements reasonably requested by Grantor to release and terminate or reconvey and reassign, such Mortgage; provided that such release and termination or reconveyance and reassignment shall be without recourse to Beneficiary and without any representation and warranty and Grantor shall be released from its obligations under the Loan Documents with respect to the Replaced Property, and if a particular entity which is one of the entities comprising Grantor has no other interest in any of the Properties after the replacement of the Replaced property, then such entity shall also be released from any liability under the Loan Documents; provided, further, that upon the release and termination or reconveyance and reassignment of Beneficiary's security interest in this Mortgage relating to the Replaced Property, all references herein to this Mortgage relating to the Replaced Property shall be deemed deleted; and provided, further, that upon any Property Release, Grantor shall cause to be delivered to Beneficiary in form and substance reasonably satisfactory to Beneficiary, at Grantor's sole cost and expense, an original title insurance policy endorsement, if available at a nominal cost (without additional premium), insuring Beneficiary's perfected first priority interest under this Mortgage in and to the remaining Properties in the Trust Estate following the Property Release.

          Qualifying Manager:  As defined in Section 19(a) hereof.

          Rating Agency: Shall mean Fitch or any of its successors, or, if such entity shall for any reason no longer perform the functions of a securities rating agency, any other nationally recognized statistical rating agency designated by Beneficiary.

          Release Date:  As defined in Section 38 hereof.

          Release Price:  As defined in Section 38 hereof.

          Renewal Lease:  As defined in Section 15(b) hereof.

          Rents:  As defined in Granting Clause (F) hereof.

          Replaced Property:  As defined in Section 45(a) hereof.

          Servicer: Shall mean the Servicer acting as such under the Trust and Servicing Agreement.

          Sinking Fund Account: Shall have the meaning set forth for such term in the Cash Collateral Agreement.

          Single Purpose Entity: Shall mean a Person, other than an individual, which is formed or organized solely for the purpose of holding, directly, an ownership interest in one or more of the Properties, does not engage in any business unrelated to the Properties and the financing thereof, does not have any assets other than those related to its interest in the Properties or the financing thereof or any indebtedness other than as permitted by this Mortgage or the other Loan Documents, has its own separate books and records and its own accounts, in each case which are separate and apart from the books and records and accounts of any other Person, holds itself out as being a Person, separate and apart from any other Person, and it and its partnership agreement, certificate of incorporation or other organizational documents complies with the standards for a Single Purpose Entity set by the Rating Agency at such time.

          Specified Property:  As defined in Section 38(b) hereof.

          Substitute Property:  As defined in Section 45(a) hereof.

          Taking: Shall mean a temporary or permanent taking by any Governmental Authority as the result or in lieu or in anticipation of the exercise of the right of condemnation or eminent domain, of all or any part of the Trust Estate, or any interest therein or right accruing thereto, including any right of access thereto or any change of grade affecting a Property or any part thereof.

          Tax Opinion: Shall mean an Opinion of Counsel to the effect that a contemplated action (a) will not result in any deemed exchange pursuant to
Section 1001 of the Code of any Note; and (b) will not adversely affect the Notes' or such other note's status as indebtedness for federal income tax purposes.

          Tenant: Shall mean any Person leasing, subleasing or otherwise occupying any portion of a Property.

          Threshold Amount:  Shall mean $500,000.

          Title Company:  Shall mean Lawyer's Title Insurance Company.

          Total Defeasance Collateral Requirement: Shall mean with respect to a Defeasance of the Lien of this Mortgage with respect to all of the Properties, Defeasance Collateral in an amount sufficient to pay all principal indebtedness outstanding as of the date of Defeasance under the Notes as it becomes due and sufficient to pay scheduled interest payments on the Loan, assuming an interest rate equal to the actual average interest rate on the Notes. All Defeasance Collateral must mature on or before the Maturity Date.

          Total Loss: Shall mean (i) a casualty, damage or destruction of a Property, the cost of restoration of which (calculated in accordance with the provisions of Section 6 hereof) would exceed fifty percent (50%) of the applicable Allocated Loan Amount, and with respect to which Grantor is not required, under the applicable Lease to apply Proceeds to the restoration of such Property or (ii) a permanent Taking of fifty percent (50%) or more of the gross leasable area of a Property or so much of a Property, in either case, such that it would be impracticable, in Beneficiary's reasonable discretion, even after restoration, to operate such Property as an economically viable whole and with respect to which the applicable Lease does not require such restoration.

          Transfer: Shall mean sell, assign, convey, transfer, pledge or otherwise dispose of, or where used as a noun, a sale, assignment, conveyance, transfer, pledge or other disposition.

          Trust and Servicing Agreement: Shall mean the Trust and Servicing Agreement, dated of even date herewith, among GE Capital Asset Management Corporation, as servicer, State Street Bank and Trust Company, as trustee and Beneficiary, as depositor, for the benefit of the respective Holders of the Certificates evidencing beneficial interests in each of the trusts established by the Trust and Servicing Agreement.

          Trust Estate: As defined in the Granting Clauses hereof, which shall, in any event, exclude any and all Replaced Property, and include any and all Substitute Property.

          Trustee:  As defined in the recitals hereof.

          Trustees: Shall mean the Trustee, the Individual Trustee together with the Jurisdictional Trustee, all separate trustees and co-trustees appointed as provided in Section 52 hereof.

          UCC:  As defined in Granting Clause (D) hereof.

          Work:  As defined in Section 6(b) hereof.

          All accounting terms not specifically defined herein shall be construed in accordance with GAAP. When used herein, the term "financial statements" shall include the notes and schedules thereto. Unless otherwise specified herein or therein, all terms defined in this Mortgage shall have the defined meanings when used in any other Loan Document or in any certificate or other document made or delivered pursuant thereto.

          The words "hereof," "herein" and "hereunder" and words of similar import when used in this Mortgage shall refer to this Mortgage as a whole and not to any particular provision of this Mortgage, and section, schedule and exhibit references are to this Mortgage unless otherwise specified. The words "includes" and "including" are not limiting and mean "including without limitation."

          In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding," and the word "through" means "to and including."

          References to agreements and other documents shall be deemed to include all subsequent amendments and other modifications thereto executed in writing by all of the parties thereto and, if Beneficiary's consent was required for the original of any such document, consented to by Beneficiary. All references in this Mortgage to the plural of any document described herein shall mean all of such documents collectively.

          References to statutes or regulations are to be construed as including all statutory and regulatory provisions consolidating, amending, or replacing the statute or regulation.

          The captions and headings of this Mortgage are for convenience of reference only and shall not affect the construction of this Mortgage.


                  REPRESENTATIONS, WARRANTIES AND COVENANTS

          Grantor represents and warrants to, and covenants and agrees with, Beneficiary as follows:

          2. Warranty of Title. (a) Grantor owns good and insurable fee simple or leasehold title to the Land and the Improvements, subject only to the Permitted Encumbrances and the Consolidated, Amended and Restated Indenture of Mortgage, Deed of Trust, Security Agreement, Financing Statement, Fixture Filing and Assignment of Leases, Rents and Security Deposits of even date herewith by Grantor in favor of the Trustees named therein for the benefit of the Beneficiary. This Mortgage upon its due execution and proper recordation is and will remain a valid and enforceable (and, with respect to all personalty (as to which security interests are governed by the UCC), upon proper recordation and the filing of a financing statement) perfected Lien on and security interest on the Land, Improvements and such personalty, or the Ground Leases, as the case may be, subject to the Permitted Encumbrances. Grantor will preserve its fee simple or leasehold title to the Trust Estate for so long as any of the Notes remain outstanding and will warrant and defend same and the validity and priority of the Lien hereof from and against any and all claims whatsoever other than the Permitted Encumbrances.

          (b) The Ground Leases are in full force and effect, unmodified by any writing or otherwise; (ii) all rent, additional rent and/or other charges reserved in or payable under the Ground Leases, have been paid to the extent that they are payable to the date hereof; (iii) the Grantor is not in default under any of the material terms of the Ground Leases and to the best of its knowledge, is not in default under any other term of the Ground Leases and there are no circumstances which, with the passage of time or the giving of notice or both, would constitute a default under the Ground Lease; (iv) the fee owners of the Properties subject to the Ground Leases are not in default under any of the material terms or provisions of the Ground Leases and to the best of the Grantor's knowledge, such fee owners are not in default under any other terms or provisions of the Ground Leases, on its part to be observed or performed; and (v) the Grantor has delivered to the Trustee true, accurate and complete copies of the Ground Leases.

          (c) As additional security for Grantor's obligation to warrant and defend its title to the Trust Estate, Grantor hereby collaterally assigns to Beneficiary, all right, title and interest of Grantor in and to any of the proceeds of any claim to which Grantor is entitled under any owner's policy of title insurance covering all or any part of Grantor's interest in and to any Property comprising a part of the Trust Estate; provided, that Beneficiary's interest in and to any such claim shall be limited to its interest in and lien upon such Property and any amounts to which Beneficiary is entitled shall be decreased by the amount of any proceeds received by Beneficiary in respect of such claim under any policy of title insurance, insuring the lien of this Mortgage. If Grantor elects to not pursue a claim under any owner's policy of title insurance covering all or any part of Grantor's interest in and to the Trust Estate, Grantor will notify Beneficiary of its election not to pursue a claim. If Grantor fails to make a claim in respect of a title defect affecting in any material respect Grantor's title to the Trust Estate, Beneficiary shall have the right upon 15 days notice to Grantor to pursue such claim directly with the title company in the name and stead of Grantor.

          3. Payment and Performance of Obligations Secured. Grantor shall promptly pay when due the principal of and interest on the Indebtedness and all other payment Obligations secured by this Mortgage, all in lawful money of the United States of America, and shall further perform fully and in a timely manner all Obligations of Grantor. All sums payable by Grantor hereunder shall be paid without demand, counterclaim, offset, deduction (except as required by law) or defense. Grantor waives all rights now or hereafter conferred by statute or otherwise to any such demand, counterclaim (other than mandatory counterclaims), setoff, deduction or defense.

          4. Negative Covenants. Grantor covenants and agrees that it shall not:

          (a) incur, create or assume any indebtedness for borrowed money or Transfer or lease the Trust Estate or any interest therein, except as permitted under Sections 11 and 15 hereof;

          (b) engage, directly or indirectly, in any business other than that of entering into this Mortgage and the other Loan Documents to which Grantor is a party and the ownership, management, leasing, construction, development, operation and maintenance of the Trust Estate for its present and related uses;

          (c)  commingle its assets with the assets of any other Person;

          (d) guarantee any obligations of any Person or make advances (other than distributions or dividends) or loans to any Persons or entities;

          (e) except as set forth in Section 19, enter into any management agreement for any of the Properties without Beneficiary's consent, which shall not be unreasonably withheld or delayed;

          (f) dissolve, terminate, liquidate, merge with or consolidate into another Person, except as expressly permitted pursuant to this Mortgage;

          (g) engage in any activity that would subject it to regulation under ERISA; or

          (h) voluntarily file or consent to the filing of a petition for bankruptcy, reorganization, assignment for the benefit of creditors or similar proceeding under any Federal or state bankruptcy, insolvency, reorganization or other similar law.

          5.   Insurance.

          (a) Insurance Coverage Requirements. Grantor shall, at its sole cost and expense, keep in full force and effect insurance coverage of the types and minimum limits as follows during the term of this Mortgage:

               (i) Property Insurance. Insurance with respect to the Improvements and the Building Equipment against any peril included within the classification "All Risks of Physical Loss" with extended coverage in amounts at all times sufficient to prevent Grantor from becoming a co-insurer within the terms of the applicable policies, but in any event such insurance shall be maintained in an amount equal to the full insurable value of the Improvements and the Building Equipment, and such policies shall be subject only to exclusions that are standard and customary for properties comparable to the applicable Property. The term "full insurable value" means the actual replacement cost of the Improvements and the Building Equipment (without taking into account any depreciation, and exclusive of excavations, footings and foundations, landscaping and paving) (but in no event less than 125% of the applicable Allocated Loan Amount) as would be determined by an insurer, a recognized independent insurance broker or an Independent Appraiser selected and paid by Grantor and in no event less than the coverage required pursuant to the terms of any Lease or Ground Lease; provided, however, if the terms of the applicable insurance policies expressly provide for insurance to be provided in the amount of the actual replacement cost of the Improvements and the Building Equipment or such policies contain a replacement cost endorsement, no such annual determination will be necessary;

               (ii) Liability Insurance. Comprehensive general liability insurance, including bodily injury, death and property damage liability, and excess and/or umbrella liability insurance against any and all claims, including all legal liability that could be imposed upon Beneficiary, to the extent insurable, and all court costs and attorneys' fees and expenses, arising out of or connected with the possession, use, leasing, operation, maintenance or condition of each Property in such amounts as are generally available at commercially reasonable premiums and are generally required by institutional lenders for properties comparable to the Properties written on a per occurrence basis with a per occurrence limit of not less than $1,000,000, an aggregate limit of not less than $2,000,000 per Property and umbrella liability coverage of not less than $25,000,000;

               (iii) Workers' Compensation Insurance. Statutory workers' compensation insurance (to the extent the risks to be covered thereby are not already covered by other policies of insurance maintained by Grantor), with respect to any work by or for Grantor performed on or about any Property;

               (iv) Loss of Rental Value. Loss of "rental value" or "business interruption" insurance in an amount sufficient to avoid any co-insurance penalty and to provide Proceeds which will cover the loss of rents sustained during the period of at least twelve (12) months following the date of casualty, except that in the case of the Property known as The Mall at Cross County located in Yonkers, New York the period of coverage shall be at least eighteen (18) months following the date of casualty. Such policies of insurance shall be subject only to exclusions that are commercially reasonable and generally acceptable to institutional lenders. The term "rental value" means the sum of (A) the total then ascertainable Rents payable under the Leases and (B) the total ascertainable amount of all other amounts to be received by Grantor from third parties which are the legal obligation of Tenants, reduced to the extent such amounts would not be received because of Operating Expenses not incurred during a period of non-occupancy of that portion of such Property then not being occupied;

               (v) Boiler and Machinery Insurance. To the extent applicable, broad form boiler and machinery insurance (without exclusion for explosion) covering all boilers or other pressure vessels, machinery and equipment, if any, located in, on or about each Property and insurance against loss of occupancy or use arising from any such breakdown in such amounts as are generally available at commercially reasonable premiums and are generally required by institutional lenders for properties comparable to each Property;

               (vi) Flood Insurance. If any Improvement on any Property is located within an area designated as "flood prone" (as defined under the regulations adopted under the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973), flood insurance if available, in an amount equal to the Maximum Foreseeable Casualty Loss, acceptable to Beneficiary, provided, however, that if flood insurance shall be unavailable from private carriers, flood insurance provided by the federal or state government, if available; and

               (vii) Other Insurance. At Beneficiary's reasonable request, such other insurance, including but not limited to earthquake insurance, with respect to the Trust Estate against loss or damage of the kinds from time to time customarily insured against and in such amounts as are generally available at commercially reasonable premiums and are generally required by institutional lenders on loans of similar amounts and secured by properties comparable to the Properties, and, in the case of earthquake coverage, from insurers that are generally acceptable to such institutional lenders, but not including environmental insurance.

          (b) Ratings of Insurers. Grantor will maintain the insurance coverage described in Section 5(a) above, in all cases, with one or more domestic primary insurers having either (x) a claims-paying-ability rating by the Rating Agency of "AA" or better or (y) an Alfred M. Best Company, Inc. ("Best") rating of "A-" or better and a financial size category of not less than VII; provided, that if Grantor shall elect to change the insurance carrier, such new carrier must have either (i) a claims-paying ability rating of "AA" or better by the Rating Agency, (ii) a Best rating of "A" or better and a financial size category of not less than IX, or (iii) such other rating if the Rating Agency has delivered its written affirmation, which affirmation may be granted or withheld in the Rating Agency's sole and absolute discretion, that the ratings of the Certificates immediately prior to such change of insurance carrier will not be qualified, downgraded or withdrawn as a result of such change of insurer; provided, further that notwithstanding the foregoing in the case of the insurance referred to in Sections 5(a)(iv), (vi) and (vii) above, the rating may be "A-/VII" or better (except in the case of earthquake coverage which shall be such as is generally acceptable to institutional lenders as provided in Section 5(a)(vii) above) and the coverage described in Section 5(a)(iii) above with either an insurer having a claims-paying-ability or rating as set forth above or with the applicable state workers' compensation fund. All insurers providing insurance required by this Mortgage shall be authorized to issue insurance in the state where the Property insured is located.

          For the purposes hereof, "Maximum Foreseeable Casualty Loss" shall mean the estimate of a qualified fire protection engineer in connection with Grantor's existing insurance package of the maximum probable casualty loss which would be suffered in respect of the Improvements and Building Equipment for any Property as a result of damage caused by the perils covered by the insurance described in Section 5(a)(i).

          The insurance coverage required under Section 5(a) may be effected under a blanket policy or policies covering the Trust Estate and other properties and assets not constituting a part of the Trust Estate; provided that any such blanket policy shall specify, except in the case of public liability insurance, the portion of the total coverage of such policy that is allocated to the Trust Estate, and any sublimits in such blanket policy applicable to the Trust Estate, which amounts shall not be less than the amounts required pursuant to Section 5(a) and which shall in any case comply in all other respects with the requirements of this Section 5.

          (c) Form of Insurance Policies; Endorsements. All insurance policies shall be in such form and with such endorsements as are comparable to the forms of, and endorsements to, Grantor's insurance policies in effect on the date hereof or otherwise in accordance with commercially reasonable standards applied by prudent owners of First Class properties comparable to and in the general vicinities of the Properties. A certificate of insurance with respect to all of the above-mentioned insurance policies has been delivered to Beneficiary as of the date hereof, or if same have not been so delivered, originals or certified copies of all such policies shall be delivered to Beneficiary when the same are available and shall be held by Beneficiary. Grantor shall deliver to Beneficiary annually, simultaneously with the renewal of the insurance policies required hereunder, an Officer's Certificate stating that the insurance policies required to be delivered to Beneficiary pursuant to this Section 5(c) are maintained with insurers who comply with the terms of Section 5(b) hereof, setting forth a schedule describing all premiums required to be paid by Grantor to maintain the policies of insurance required under this Section 5, and stating that Grantor has, or the applicable Tenant has, paid such premiums. All such policies shall name Beneficiary as an additional named insured, shall provide that all Proceeds (except with respect to Proceeds of general liability and workers' compensation insurance) be payable to Beneficiary as and to the extent set forth in Section 6 hereof, and shall contain: (i) a standard "non-contributory mortgagee" endorsement or its equivalent relating, inter alia, to recovery by Beneficiary notwithstanding the negligent or willful acts or omissions of Grantor; (ii) to the extent available at commercially reasonable rates, a waiver of subrogation endorsement in favor of Beneficiary; (iii) an endorsement providing that no policy shall be impaired or invalidated by virtue of any act, failure to act, negligence of, or violation of declarations, warranties or conditions contained in such policy by Grantor, Beneficiary or any other named insured, additional insured or loss payee, except for the willful misconduct of Beneficiary knowingly in violation of the conditions of such policy; (iv) an endorsement providing for a deductible per loss of an amount not more than that which is customarily maintained by prudent owners of First Class properties comparable to and in the general vicinities of the Properties, but in no event in excess of $250,000, earthquake coverage for all applicable Properties, for which such deductible shall not be in excess of that generally required by institutional lenders on loans of similar amounts secured by comparable properties; and (v) a provision that such policies shall not be cancelled, terminated or expired without at least thirty (30) days' prior written notice to Beneficiary, in each instance. Certificates of insurance with respect to all replacement policies shall be delivered to Beneficiary not less than ten (10) Business Days prior to the expiration date of any of the insurance policies required to be maintained hereunder which certificates shall bear notations evidencing payment of applicable premiums. Originals or certified copies of replacement insurance policies with respect to any tenant executing a Lease from and after the date hereof, and in all other cases, such other reasonable evidence of insurance coverage, shall be delivered to Beneficiary promptly after Grantor's receipt thereof but in any case within thirty (30) days after the effective date thereof. If Grantor fails to maintain and deliver to Beneficiary the certificates of insurance required by this Mortgage, upon ten (10) Business Days' prior notice to Grantor, Beneficiary may, in accordance with the provisions of Section 8 hereof, procure such insurance, and all costs thereof shall be paid by Grantor pursuant to the provisions of Section 18.

          (d) Compliance with Insurance Requirements. Grantor shall comply with all Insurance Requirements and shall not bring or keep or permit to be brought or kept any article upon any of the Property or cause or permit any condition to exist thereon which would be prohibited by any Insurance Requirement, or would invalidate insurance coverage required hereunder to be maintained by Grantor on or with respect to any part of any Property pursuant to this Section 5.

          (e) Blanket Policies. Except in the case of public liability insurance, upon Beneficiary's request, Grantor shall deliver to Beneficiary an Officer's Certificate setting forth (i) the number of properties covered by such policy, (ii) the location by city (if available, otherwise, county) and state of the properties, (iii) the approximate average square footage of the properties (or the approximate aggregate square footage), (iv) a brief description of the typical construction type included in the blanket policy (i.e., single story, stand alone, tilt up concrete), and (v) such other information as Beneficiary may reasonably request. Grantor shall also provide supporting evidence, such as the annual report of the applicable tenant providing the blanket policy, a letter from the applicable tenant or its insurance carrier or its authorized agent, any 10K report filed with the Securities and Exchange Commission, or such other evidence as Beneficiary may deem reasonably necessary to ensure that the applicable Property is insured in accordance with the terms of this Mortgage.

          6.   Condemnation and Insurance Proceeds.

          (a) Grantor will promptly notify Beneficiary and the Rating Agency in writing upon obtaining knowledge of (i) the institution of any proceedings relating to any Taking, or (ii) the occurrence of any casualty, damage or injury to, any Property or any portion thereof the restoration of which is estimated by Grantor in good faith to cost more than the Individual Threshold Amount. In addition, notice of any casualty, damage, injury or Taking, the restoration of which is estimated by Grantor in good faith to cost more than the Individual Threshold Amount, shall set forth such good faith estimate of the cost of repairing or restoring such casualty, damage, injury or Taking in reasonable detail if the same is then available and, if not, as soon thereafter as it can reasonably be provided.

          (b) In the event of any Taking of or casualty or other damage or injury to any Property, Grantor's right, title and interest in and to all compensation, awards, proceeds, damages, claims, insurance recoveries, causes and rights of action (whether accrued prior to or after the date hereof) and payments which Grantor may receive or to which Grantor may become entitled with respect to the Trust Estate or any part thereof other than payments received in connection with any liability or loss of rental value or business interruption insurance (collectively, "Proceeds"), in connection with any such Taking of, or casualty or other damage or injury to, any Property or any part thereof are hereby assigned by Grantor to, and shall be paid to, Beneficiary, subject to the rights of tenants under their leases, as to which such lease provisions will govern. Notwithstanding anything to the contrary set forth in this Mortgage, however, and excluding situations involving a Total Loss and provided no Event of Default shall have occurred and be continuing, to the extent such Proceeds with respect to such Property do not exceed the greater of the Individual Threshold Amount and $500,000, (the "Casualty Amount"), or, if less than the Casualty Amount but when aggregated with all other then unapplied Proceeds with respect to any Property, do not exceed $2,000,000 in the aggregate, such Proceeds are to be paid directly to Grantor to be applied to restoration of the Trust Estate in accordance with the terms hereof. Subject to the provisions of this Section 6(b) and Sections 6(c) and 6(g) hereof, promptly after the occurrence of any damage or destruction to all or any portion of such Property or a Taking of a portion of such Property, in either case which shall not constitute a Total Loss, Grantor shall either cause such Property to be released from the lien of this Mortgage in accordance with Section 38 hereof, or shall commence, or cause the applicable Tenant to commence, and diligently prosecute to completion, subject to Excusable Delays, the repair, restoration and rebuilding of such Property (in the case of a partial Taking, to the extent it is capable of being restored) (such repair, restoration and rebuilding are sometimes hereinafter collectively referred to as the "Work") so damaged, destroyed or remaining after such Taking in full compliance with all material Legal Requirements and free and clear of any and all Liens except Permitted Encumbrances; it being understood, however, that Grantor shall not be obligated to restore, or cause the applicable Tenant to restore, such Property to the precise condition of such Property prior to any partial Taking of, or casualty or other damage or injury to such Property, if the Work actually performed, if any, or failed to be performed, shall have no material adverse effect on the value of such Property from the value that such Property would have had if the same had been restored to its condition immediately prior to such Taking or casualty. Grantor will, in good faith and in a commercially reasonable manner, file and prosecute, or cause the applicable Tenant to file and prosecute in accordance with its Lease, the adjustment, compromise or settlement of any claim for Proceeds and, subject to Grantor's right to receive the direct payment of any Proceeds as provided above, and, with respect to Proceeds from a Total Loss, subject to the provisions below and subject to the applicable terms of the Leases, will cause the same to be paid directly to Beneficiary, to be held and applied in accordance with the provisions of this Mortgage. Except upon the occurrence and during the continuance of an Event of Default, Grantor may settle any insurance claim with respect to Proceeds which does not exceed the Casualty Amount. If an Event of Default shall have occurred and be continuing, or if Grantor fails to file and/or prosecute any insurance claim for a period of fifteen (15) Business Days following Grantor's receipt of written notice from Beneficiary, Grantor hereby irrevocably empowers Beneficiary, in the name of Grantor as its true and lawful attorney-in-fact, to file and prosecute such claim (including settlement thereof) with counsel satisfactory to Beneficiary and to collect and to make receipt for any such payment, all at Grantor's expense (including payment of interest at the Default Rate for any amounts advanced by Beneficiary pursuant to this Section 6(b)). In the event of (i) a Total Loss resulting from a casualty, damage or destruction, and the cost to repair the Property as estimated by the Independent Architect would exceed the Casualty Amount and the restoration of the Property cannot reasonably be completed before the date of expiration of any business interruption insurance and under such circumstances Grantor is not required under the applicable Lease to make Proceeds available for restoration of the Property, or (ii) a Total Loss resulting from a Taking, Grantor shall be required to comply with the provisions of Section 6(j) below and Beneficiary shall apply such Proceeds, first toward reimbursement of Beneficiary's reasonable costs and expenses in connection with recovery of the Proceeds (as further described below), including, without limitation, reasonable administrative costs and inspection fees, and then as required by Section 6(j) hereof. Any Proceeds remaining after prepayment in part as set forth in Section 6(j) hereof shall be paid to Grantor or as it may direct in writing. Whether or not an Event of Default shall have occurred and be continuing, Beneficiary shall have the right to approve, such approval not to be unreasonably withheld or delayed, any settlement which might result in any Proceeds in excess of the Casualty Amount and Grantor will deliver or cause to be delivered to Beneficiary all instruments reasonably requested by Beneficiary to permit such approval. Grantor will pay, pursuant to the provisions of
Section 18, all reasonable costs, fees and expenses reasonably incurred by Beneficiary (including all reasonable attorneys' fees and expenses, the reasonable fees of insurance experts and adjusters and reasonable costs incurred in any litigation or arbitration), in connection with the settlement of any claim for insurance or Taking Proceeds and seeking and obtaining of any payment on account thereof in accordance with the foregoing provisions. If any Proceeds are received by Grantor and may be retained by Grantor pursuant to this Section 6, such Proceeds shall, until the completion of the related Work, be held in trust for Beneficiary and shall be segregated from other funds of Grantor to be used to pay for the cost of the Work in accordance with the terms hereof, and in the event such Proceeds exceed the Casualty Amount, such Proceeds shall be forthwith paid directly to and held by Beneficiary in a segregated account in trust for Grantor, in each case to be applied or disbursed in accordance with this Section 6.

          (c) Upon the occurrence and during the continuance of an Event of Default hereunder, or in the event that any Proceeds are required to be paid to Beneficiary pursuant to subparagraph (b) above, then all Proceeds while an Event of Default exists, and any such Proceeds so required to be paid to Beneficiary shall be paid over to Beneficiary (if not paid directly to Beneficiary) and shall be applied first toward reimbursement of Beneficiary's reasonable costs and expenses (plus interest thereon at the Default Rate to the extent not paid within ten (10) Business Days after delivery of a request for reimbursement by Beneficiary) actually incurred in connection with recovery of the Proceeds and disbursement of the Proceeds (as further described below), including reasonable administrative costs and inspection fees, and then to be applied or disbursed in accordance with this
Section 6.

          Subject to Grantor's rights pursuant to Section 38(b) to cause a Property to be released from the Lien of this Mortgage, Grantor shall be obligated to restore each Property suffering a casualty or which has been subject to a partial Taking in accordance with the provisions of this
Section 6, whether or not the Proceeds shall be sufficient, provided that, if applicable, the Proceeds shall be made available to Grantor by Beneficiary in accordance with this Mortgage.

          (d) Except as otherwise provided in Section 6(j) below, in the event that any portion of such Proceeds is applied toward the repayment of the Indebtedness (in which event Grantor shall not be obligated to restore pursuant to subparagraph (c) above), Grantor shall be entitled to obtain from Beneficiary a release without representation or warranty (in the form provided by Grantor) of the applicable Property from the Lien and security interests created by this Mortgage and the other Loan Documents and a release without representation or warranty (in the form provided by Grantor) of Grantor from all liability with respect to the other Loan Documents as they relate to the Property released from the Lien of this Mortgage, provid-ed that (i) no Event of Default exists, and if a particular entity which is one of the entities comprising Grantor has no interest in any of the Properties after the release of such Property, then such entity shall also be released from any liability under the Loan Documents, (ii) Grantor shall comply with the provisions hereof, and (iii) Grantor pays to Beneficiary the amount, if any, by which 125% of the Allocated Loan Amount for such Property exceeds the Proceeds received by Beneficiary and applied to repayment of the Indebtedness, in which case the Allocated Loan Amount for such Property shall be reduced to zero. If any Proceeds are applied to reduce the Indebt-edness, Beneficiary shall apply the same in accordance with the provisions of the Notes. In the event that Proceeds are used for the Work, any excess Proceeds remaining after completion of such Work shall be paid to Grantor.

          (e) Notwithstanding anything contained in this Mortgage or any other Loan Document to the contrary, Grantor shall not be required to use funds other than Proceeds to prepay any Indebtedness in connection with any casualty or Taking.

          (f) Unless an Event of Default has occurred and is continuing (in which event the provisions of Sections 20 and 21 shall apply), any Proceeds to be applied pursuant to this Section 6 to prepay the Indebtedness shall be applied to prepay the Principal Amount of the Notes in accordance with the terms thereof, without the requirement of the payment of any prepayment penalty.

          (g) If Proceeds are not required to be applied towards payment of the Indebtedness pursuant to the terms hereof, then Beneficiary shall make the Proceeds which it is holding pursuant to the terms hereof (after payment of any reasonable expenses actually incurred by Beneficiary in connection with the collection thereof plus interest thereon at the Default Rate to the extent the same are not paid within ten (10) Business Days after request for reimbursement by Beneficiary) available to Grantor for payment of or reimbursement of Grantor's expenses incurred with respect to the Work, upon the terms and subject to the conditions set forth below and in Section 6(h) hereof:

               (i)  there shall be no continuing Event of Default hereunder;

               (ii) if the estimated cost of the Work (as estimated by the Independent Architect referred to in clause (iii) below) shall exceed the Proceeds, Grantor shall, at its option (within a reasonable period of time after receipt of such estimate) either deposit with or deliver to Beneficiary (A) Cash and Cash Equivalents in an amount equal to the estimated cost of the Work less the Proceeds available, or (B) such other reasonable evidence of Grantor's or such Tenant's ability to meet such excess costs as may be permitted under the applicable Lease; and

               (iii) Beneficiary shall, within a reasonable period of time prior to request for initial disbursement, be furnished with an estimate of the cost of the Work accompanied by an Independent Architect's certification as to such costs and appropriate plans and specifications for the Work. The plans and specifications shall require that the Work be done in a first-class workmanlike manner at least equivalent to the quality and character of the original work in the Improvements (provided, however, that in the case of a partial Taking, the Property restoration shall be done to the extent reasonably practicable after taking into account the consequences of such partial Taking), so that upon completion thereof, the Property shall be at least equal in value and general utility to the Property prior to the damage or destruction; it being understood, however, that neither Grantor nor the applicable Tenant shall be obligated to restore such Property to the precise condition of such Property prior to any partial Taking of, or casualty or other damage or injury to, such Property, if the Work actually performed, if any, or failed to be performed, shall have no material adverse effect on the value of such Property from the value that such Property would have had if the same had been restored to its condition immediately prior to such Taking or casualty. Grantor shall restore, or cause the applicable Tenant to restore, all Improvements such that when they are fully restored and/or repaired, such Improvements and their contemplated use fully comply with all applicable material Legal Requirements including zoning, environmental and building laws, codes, ordinances and regulations.

          (h) Disbursement of the Proceeds in Cash or Cash Equivalents to Grantor shall be made from time to time (but not more frequently than twice in any month) by Beneficiary but only for so long as no Event of Default shall have occurred and be continuing, as the Work progresses upon receipt by Beneficiary of (i) an Officer's Certificate dated not more than ten (10) days prior to the application for such payment, requesting such payment or reimbursement and describing the Work performed that is the subject of such request, the parties that performed such Work and the actual cost thereof, and also certifying that such Work and materials are or, upon disbursement of the payment requested to the parties entitled thereto, will be free and clear of Liens other than Permitted Encumbrances and (ii) an Independent Architect's certificate certifying performance of the Work together with an estimate of the cost to complete the Work. Provided that the applicable Lease permits such retainage by Grantor, no payment made prior to the final completion of the Work, except for payment made to contractors whose Work shall have been fully completed and from which final lien waivers have been received, shall exceed ninety-five percent (95%) of the value of the Work performed and materials furnished and incorporated into the Improvements from time to time, and at all times the undisbursed balance of said Proceeds together with all amounts deposited, bonded, guaranteed or otherwise provided for pursuant to clause 6(d)(ii) above, shall be at least sufficient to pay for the estimated cost of completion of the Work; final payment of all Proceeds remaining with Beneficiary shall be made upon receipt by Beneficiary of a certification by an Independent Architect, as to the completion of the Work substantially in accordance with the submitted plans and specifications, final lien releases, and the filing of a notice of completion and the expiration of the period provided under the law of the State in which the applicable Property is located for the filing of mechanic's and materialmen's liens which are entitled to priority as to other creditors, encumbrances and purchasers, as certified pursuant to an Officer's Certificate, and delivery of a certificate of occupancy with respect to the Work, or, if not applicable, an Officer's Certificate to the effect that a certificate of occupancy is not required.

          (i) If, after the Work is completed and all costs of completion have been paid, there are excess Proceeds, then upon ten (10) days' prior written notice from Grantor to Beneficiary, provided no Event of Default has occurred and is then continuing, Grantor shall have the option of directing Beneficiary to either (1) retain such Proceeds in the Capital and TI Reserve Account to be applied by Grantor to the cost of improvements, alterations, tenant improvements or other capital improvements at any of the Properties,
(2) apply such excess Proceeds with respect to the Taking of or damage or injury to the Trust Estate to the payment or prepayment of all or any portion of the Indebtedness secured hereby without penalty or premium, provided, however, that any such prepayment shall not reduce any Allocated Loan Amount or (3) to return such excess proceeds to the Grantor.

          (j) If (i) there is any Taking as to a Property that constitutes a Total Loss and Beneficiary elects to apply the Proceeds against the In-debtedness (which election may not be made by Beneficiary if an applicable Lease requires restoration), or (ii) Grantor is otherwise required to comply with this Section 6(j), then Grantor, in any such instance, must prepay the Notes to the extent of the Proceeds received up to an amount equal to 125% of the original Allocated Loan Amount with respect to the relevant Property, without the requirement of the payment of any prepayment penalty, and the Allocated Loan Amounts for all other Properties shall be increased or de-creased in the manner provided in the definition of Allocated Loan Amount.

          (k) Whenever Beneficiary is required to make an election under this Section 6, Beneficiary may consult with the Servicer (as defined in the Trust and Servicing Agreement) and may conclusively rely on the Servicer's reasonable determination.

          7.   Impositions, Liens and Other Items.

          (a) Subject to Grantor's right of contest set forth in Section 7(c) hereof, as set forth in the next two sentences, Beneficiary on behalf of Grantor shall pay all Impositions other than those which pursuant to the terms of any Lease are to be paid directly by the Tenant thereunder, which are attributable to or affect the Trust Estate or Grantor, prior to the date such Impositions shall become delinquent or late charges may be imposed thereon, directly to the applicable taxing authority with respect thereto.

          (b) Subject to its right of contest set forth in Section 7(c) hereof and its rights set forth in Sections 11(c) and 11(d) hereof, Grantor shall at all times keep the Trust Estate free from all Liens (other than the Lien hereof and Permitted Encumbrances) and shall pay, or cause the applicable Tenant to pay, when due and payable all claims and demands of mechanics, materialmen, laborers and others which, if unpaid, might result in or permit the creation of a Lien on the Trust Estate or any portion thereof and shall in any event cause the prompt, full and unconditional discharge of all Liens imposed on or against the Trust Estate or any portion thereof within thirty (30) days after receiving written notice of the filing (whether from Beneficiary, the lienor or any other Person) thereof. Grantor shall do or cause to be done, at the sole cost of Grantor, everything reasonably necessary to fully preserve the first priority of the Lien of this Mortgage against the Trust Estate subject to the Permitted Encumbrances. Upon the occurrence of an Event of Default with respect to its Obligations as set forth in this Section 7, Beneficiary may (but shall not be obligated to) make such payment or discharge such Lien, and Grantor shall reimburse Beneficiary on demand for all such advances pursuant to
Section 16 hereof (together with interest thereon at the Default Rate).

          F Nothing contained herein shall be deemed to require Grantor to pay, or cause to be paid, any Imposition, to satisfy any Lien, or to comply with any Legal Requirement or Insurance Requirement, so long as Grantor or the applicable Tenant is in good faith, and by proper legal proceedings, where appropriate, diligently contesting the validity, amount or application thereof, provided that in each case, at the time of the commencement of any such action or proceeding, and during the pendency of such action or proceeding (i) no Event of Default shall exist and be continuing hereunder, (ii) Grantor shall keep Beneficiary apprised of the status of such contest; (iii) if Grantor is not providing security as provided in clause (vi) below, adequate reserves with respect thereto are maintained on Grantor's books in accordance with GAAP or in the Mortgage Escrow Account, (iv) such contest operates to suspend collection or enforcement as the case may be, of the contested Imposition or Lien and such contest is maintained and prosecuted continuously and with diligence or the Imposition or Lien is bonded, (v) in the case of any Insurance Requirement, the failure of Grantor to comply therewith shall not impair the validity of any insurance required to be maintained by Grantor under Section 5 hereof or the right to full payment of any claims thereunder, and (vi) in the case of Impositions and Liens in excess of $500,000 individually, or in the aggregate, with respect to a particular Property, during such contest, Grantor, subject to the terms and conditions of the applicable Lease, shall provide, or cause the applicable Tenant to provide, security in the form required by Section 6(g)(ii) hereof in an amount equal to the sum of (A) the amount of Grantor's obligations being contested plus (B) any additional interest, charge, or penalty arising from such contest if such security is required to be delivered pursuant to such Tenant's Lease. Notwithstanding the foregoing, the creation of any such reserves or the furnishing of any bond or other security, Grantor promptly shall comply with any contested Legal Requirement or Insurance Requirement or shall pay any contested Imposition or Lien, and compliance therewith or payment thereof shall not be deferred, if, at any time the Trust Estate or any portion thereof shall be, in Beneficiary's reasonable judgment, in imminent danger of being forfeited or lost or Beneficiary is likely to be subject to civil or criminal damages as a result thereof. If such action or proceeding is terminated or discontinued adversely to Grantor or the applicable Tenant, Grantor shall deliver to Beneficiary reasonable evidence of Grantor's or such Tenant's compliance with such contested Imposition, Lien, Legal Requirements or Insurance Requirements, as the case may be.

          8.   Ground Leases.  (a)  The Grantor shall:

                 (i) promptly perform and observe all of the covenants and agreements required to be performed and observed by the lessee under the Ground Leases and do all things necessary to preserve and to keep unimpaired its rights thereunder;

                (ii) promptly notify the Beneficiary and the Rating Agency of any default by the Grantor under the Ground Leases in the performance or observance of any of the covenants or agreements on the part of the Grantor to be performed or observed thereunder or of the giving of any notice by the lessor under the Ground Leases to the Grantor (x) claiming such a default or (y) of such lessor's intention to exercise any remedy reserved to the lessor thereunder; and

               (iii) promptly cause a copy of each such notice given by such lessor to the Grantor to be delivered to the Beneficiary and the Rating Agency.

               (b) If the Grantor shall fail to perform or observe any of the covenants or agreements required to be performed or observed by it under the Ground Leases, including, without limitation, payment of all ground rent and other charges due thereunder, the Beneficiary may, after 10 Business Days' notice (except in emergencies or in situations where a failure sooner to perform or observe the same may result in a forfeiture under any Ground Lease), take such action as is appropriate to cause such covenants or agreements promptly to be performed or observed on behalf of the Grantor but no such action by the Beneficiary shall release the Grantor from any of its obligations under this Mortgage.

               (c) The Grantor shall not surrender its leasehold estate under the Ground Leases, nor terminate or cancel any Ground Lease, and the Grantor shall not modify, change, supplement, alter or amend any Ground Lease in any material respect either orally or in writing, and any attempt on the part of the Grantor to exercise any such right without the consent of the Beneficiary shall be null and void.

               (d) The fee title to the properties demised by the Ground Leases and the leasehold estate shall not merge, but shall always remain separate and distinct, notwithstanding the union of such estates either in the lessor or the lessee under the Ground Leases or in a third party by purchase or otherwise.

               (e) If any Ground Lease is canceled or terminated, and if the Trustee or its nominee shall acquire an interest in any new lease given in substitution therefor, the Grantor shall have no right, title or interest in or to the new lease or the leasehold estate created by such new lease.

               (f) The Grantor shall obtain and deliver to the Trustee, within thirty (30) days after written demand therefor by the Trustee, an estoppel certificate from any ground lessor, stating (1) that the applicable Ground Lease is in full force and effect and has not been modified or, if its has been modified, the date of each modification (together with copies of each such modification), (2) the date to which the fixed rent has been paid under such Ground Lease, (3) whether a notice of default has been sent to the Tenant under such Ground Lease which has not been cured, and if such notice has been sent, the date it was sent and the nature of the default. Notwithstanding the foregoing, however, the Grantor shall not be in default hereunder if it fails to deliver such an estoppel certificate to the Trustee provided that it has used all diligent efforts to do so and that it shall continue to diligently pursue its efforts to obtain such a certificate.

               (g) Notwithstanding anything to the contrary contained herein, this Mortgage shall not constitute an assignment of any Ground Lease within the meaning of any provision thereof prohibiting its assignment and the Beneficiary shall have no liability or obligation thereunder by reason of its acceptance of this Mortgage. The Beneficiary shall be liable for the obligations of the tenant arising under any Ground Lease for only that period of time during which the Beneficiary is in possession or has acquired, by foreclosure or otherwise, and is holding, all of the Grantor's right, title and interest therein.

               (h) If Grantor requests Benefciary's consent to any material modification or amendment of any Ground Lease pursuant to Section 8(c), Grantor shall reimburse Beneficiary for all reasonable costs and expenses incurred by Beneficiary (including, reasonable attorneys' fees and expenses) in determining whether or not to give its consent to such modification or amendment.

          9. License to Collect Rents. Beneficiary and Grantor hereby confirm that Beneficiary has granted to Grantor a license to collect and use the Rents as they become due and payable under the Leases in accordance with the provisions of the Assignment of Leases and the Cash Collateral Agreement, until an Event of Default has occurred and is continuing, provided that the existence of such right shall not operate to subordinate this assignment of Leases to any subsequent assignment, in whole or in part by Grantor, and any such subsequent assignment shall be subject to Beneficiary's rights under this Mortgage. Grantor further agrees to execute and deliver such assignments of leases as Beneficiary may from time to time reasonably request in order to better assure, transfer and confirm to Beneficiary the rights intended to be granted to Beneficiary with respect thereto. In accordance with the provisions of the Assignment of Leases, upon the occurrence and during the continuance of an Event of Default (1) Grantor agrees that Beneficiary may, but shall not be obligated to, assume the management of the real property, and collect the Rents, applying the same upon the Obligations and (2) Grantor hereby authorizes and directs all tenants, purchasers or other persons occupying or otherwise acquiring any interest in any part of the real property to pay the Rents due under the Leases to Beneficiary upon Beneficiary's request. In the event Beneficiary actually receives such Rents, after an Event of Default, any application of the Rents by Beneficiary shall not constitute a misappropriation of the Rents by Grantor pursuant to Section 33 hereof. Beneficiary shall have and hereby expressly reserves the right and privilege (but assumes no obligation) to demand, collect, sue for, receive and recover the Rents, or any part thereof, now existing or hereafter made, and apply the same in accordance with this Mortgage, the Assignment of Leases, and applicable law.

          10.  Security Agreement.

          (a) Security Intended. Notwithstanding any provision of this Mortgage to the contrary, the parties intend that this document constitutes security for the payment and performance of the Obligations and shall be a "mortgage" or "deed of trust" under applicable law. If, despite that intention, a court of competent jurisdiction determines that this document does not qualify as a "trust deed" or "deed of trust" under applicable law, then ab initio, this instrument shall be deemed a realty mortgage under applicable law and shall be enforceable as a realty mortgage, and Grantor shall be deemed a "mortgagor," Beneficiary shall be deemed a "mortgagee," and Trustee shall have no capacity (but shall be disregarded and all references to "Trustee" shall be deemed to refer to the "mortgagee" to the extent not inconsistent with interpreting this instrument as though it were a realty mortgage). Except with respect to Properties located in New York, as a realty mortgage, Grantor, as mortgagor, shall be deemed to have conveyed the Property ab initio to Beneficiary as mortgagee, such conveyance as a security to be void upon condition that Grantor pay and perform all its Obligations. The remedies for any violation of the covenants, terms and conditions of the agreements herein contained shall be as prescribed herein or by general law, or, as to that part of the security in which a security interest may be perfected under the UCC, by the specific statutory consequences now or hereafter enacted and specified in the UCC, all at Beneficiary's sole election.

          (b) Fixture Filing. This Mortgage constitutes a financing statement and, to the extent required under UCC 9-402(f) because portions of the Property may constitute fixtures, this Mortgage is to be filed in the office where a mortgage for the Land would be recorded. Beneficiary also shall be entitled to proceed against all or portions of the Trust Estate in accordance with the rights and remedies available under UCC 9-501(d). Grantor is, for the purposes of this Mortgage, deemed to be the Debtor, and Beneficiary is deemed to be the Secured Party, as those terms are defined and used in the UCC. Grantor agrees that the Indebtedness and Obligations secured by this Mortgage are further secured by security interests in all of Grantor's right, title and interest in and to fixtures, equipment, and other property covered by the UCC, if any, which are used upon, in, or about the Trust Estate (or any part) or which are used by Grantor or any other person in connection with the Trust Estate. Grantor grants to Beneficiary a valid and effectual security interest in all of Grantor's right, title and interest in and to such personal property (but only to the extent permitted in the case of leased personal property), together with all replacements, additions, and proceeds. Except for Permitted Encumbrances, Grantor agrees that, without the written consent of Beneficiary, no other security interest will be created under the provisions of the UCC and no lease will be entered into with respect to any goods, fixtures, equipment, appliances, or articles of personal property now attached to or used or to be attached to or used in connection with the Trust Estate except as otherwise permitted hereunder. Grantor agrees that all property of every nature and description covered by the lien and charge of this Mortgage together with all such property and interests covered by this security interest are encumbered as a unit, and upon and during the continuance of an Event of Default by Grantor, all of the Trust Estate, at Beneficiary's option, may be foreclosed upon or sold in the same or different proceedings or at the same or different time, subject to the provisions of applicable law. The filing of any financing statement relating to any such property or rights or interests shall not be construed to diminish or alter any of Beneficiary's rights of priorities under this Mortgage.

          11. Transfers, Indebtedness and Subordinate Liens. Unless such action is permitted by the provisions of this Section 11, Section 15,
Section 38, Section 45 or Section 46 hereof, Grantor will not (i) Transfer all or any part of the Trust Estate, (ii) incur indebtedness for borrowed money, (iii) mortgage, hypothecate or otherwise encumber or grant a security interest in all or any part of the Trust Estate, (iv) permit any transfer of any interest in Grantor (except as set forth in clause (b) of this Section
11), or (iv) file a declaration of condominium with respect to any Property. Grantor shall deliver to Beneficiary written notice pursuant to the provisions of Section 26 hereof of any such Transfer permitted pursuant to the provisions of this Section 11 or Section 15 hereof.

          In connection with any Transfer or any series of Transfers that affects (on a cumulative basis) more than 10% of the value of the Trust Estate, a Tax Opinion and a Nondisqualification Opinion shall be furnished to Beneficiary.

          (a) Sale of the Trust Estate. Grantor may transfer or dispose of Building Equipment which is being replaced or which is no longer necessary in connection with the operation of a Property free from the Lien of this Mortgage provided that such transfer or disposal will not materially adversely affect the value of the Trust Estate taken as a whole, will not materially impair the utility of such Property, and will not result in a reduction or abatement of, or right of offset against, the Rents payable under any Lease, in either case as a result thereof, and provided that any new Building Equipment acquired by Grantor (and not so disposed of) shall be subject to the Lien of this Mortgage unless the same constitutes leased Building Equipment. Beneficiary shall, from time to time, upon receipt of an Officer's Certificate requesting the same and confirming satisfaction of the conditions set forth above, execute a written instrument in form reasonably satisfactory to Beneficiary to confirm that such Building Equipment which is to be, or has been, sold or disposed of is free from the Lien of this Mortgage.

          (b) Transfer of Interests of Grantor. Notwithstanding anything contained herein to the contrary, Beneficiary's consent shall not be required with respect to Transfers of (i) direct beneficial interests in any individual Grantor, provided that (A) no Event of Default shall have occurred and be continuing, (B) Grantor (or the transferor of such interest) shall deliver notice thereof to Beneficiary and the Rating Agency at least fifteen (15) Business Days prior to the effective date of such Transfer, (C) such Grantor shall remain a Single Purpose Entity and (D) if such transfer involves a transfer of 50% or more of the direct beneficial interests in such Grantor, the Rating Agency shall have issued its written affirmation that such transfer will not cause the ratings of the Certificates immediately prior to such transfer to be qualified, downgraded or withdrawn or (ii) any indirect Transfer of a beneficial interest in any individual Grantor, including, without limitation a Transfer of any interest in any Person owning a beneficial interest in such Grantor by reason of a consolidation, merger or sale of all or substantially all of the assets of any Person owning a beneficial interest in such Grantor or the sale of any shares of stock of any Person directly or indirectly owning a beneficial interest in such Grantor through any nationally recognized stock exchange. If 50% or more of direct beneficial interests (including, any general partnership interest of any Grantor) in such Grantor are Transferred, Grantor shall deliver or cause to be delivered to the Rating Agency and Beneficiary (x) an Opinion of Counsel addressed to the Rating Agency and Beneficiary and dated as of the date of the Transfer to the effect that in a properly presented case, a bankruptcy court in a case involving such transferee, or any Affiliate thereof, would not disregard the corporate or partnership forms of such entity, their Affiliates and/or their partners, as the case may be, so as to consolidate the assets and liabilities of such entity or entities and/or their Affiliates with those of Grantor or their respective general partners (a "Nonconsolidation Opinion"), and (y) an Officer's Certificate certifying that such Transfer is not an Event of Default.

          (c) Indebtedness. Grantor shall not incur, create or assume any Debt or incur any liabilities without the consent of Beneficiary; provided, however, that if no Event of Default shall have occurred and be continuing, Grantor may, without the consent of Beneficiary, incur, create or assume any or all of the following indebtedness (collectively, "Permitted Debt"):

               (i) the Notes and the other obligations, indebtedness and liabilities specifically provided for in any Loan Document and secured by this Mortgage and the other Loan Documents;

               (ii) amounts, not secured by Liens on the Trust Estate (other than liens being properly contested in accordance with the provisions of this Mortgage), payable by or on behalf of Grantor for or in respect of the operation of the Trust Estate in the ordinary course of operating Grantor's business, including amounts payable by or on behalf of Grantor to counterparts under the Operating Agreements, suppliers, contractors, mechanics, vendors, materialmen or other Persons providing property or services to Grantor or to the Trust Estate, and capitalized personal property leasing expense, or in connection with the ownership, management, operation, cleaning, maintenance, repair, replacement, improvement, alteration or restoration thereof (provided, however, that notwithstanding the foregoing, in no event shall Grantor be permitted under this provision to execute or deliver a note or other instrument for borrowed money); and

               (iii) amounts, not secured by Liens on the Trust Estate (other than liens being properly contested in accordance with the provisions of this Mortgage), payable or reimbursable to any Tenant on account of work performed at a Property by such Tenant or for costs incurred by such Tenant in connection with its occupancy of space in the Property, including for tenant improvements (provided, however, that notwithstanding the foregoing, in no event shall Grantor be permitted under this provision to enter into a note or other instrument for borrowed money).

          (d) Additional Permitted Transfers. Notwithstanding the above provisions of this Section 11, Grantor may, without the consent of Beneficiary, (i) make immaterial transfers of portions of a Property to Governmental Authorities for dedication or public use (subject to the provisions of Section 6 hereof), or immaterial transfers of portions of such Property to third parties, including owners of out parcels, or other properties for the purpose of erecting and operating additional structures whose use is integrated with the use of such Property, (ii) grant easements, restrictions, covenants, reservations and rights of way in the ordinary course of business for access, water and sewer lines, telephone and telegraph lines, electric lines or other utilities or for other similar purposes or amend the Operating Agreements, (iii) transfer or lease to a compatible user (by conveyance, ground lease or otherwise) one or more non-income producing pads consisting of undeveloped land which may not be located immediately adjacent to the applicable Improvement (together with parking ancillary thereto, as well as reasonable and/or customary easements in connection therewith); provided, that no such transfer or lease shall be to any tenant then leasing 10,000 or more square feet of gross leasable area at any Property unless the Rating Agency issues its written affirmation, which affirmation may be granted or withheld in the Rating Agency's sole discretion, that such transfer or ground lease will not cause ratings of the Certificates immediately prior to such relocation to be qualified, downgraded or withdrawn; and (iv) transfer or ground lease to a retail or other compatible user (by conveyance, ground lease or otherwise) one or more pads subject to existing leases, subject, however, to written affirmation by the Rating Agency that such transfer or ground lease will not cause the ratings of the Certificates immediately prior to such transfer to be qualified, downgraded or withdrawn, provided that no such transfer, conveyance or encumbrance set forth in the foregoing clauses (i), (ii),
(iii), and (iv) shall materially impair the utility and operation of the applicable Property or materially adversely affect the value of the applicable Property taken as a whole. In addition, it shall be a condition to any transfer set forth in clause (iv) that Grantor shall deliver to Beneficiary and the Rating Agency an Opinion of Counsel that the applicable Property has been subdivided (to the extent required by law) and that the Property, after any such transfer, shall be in compliance with all laws, Leases and Operating Agreements and that such transfer shall not cause an Event of Default to occur. If Grantor shall receive any net proceeds in connection with any transfer or other conveyance set forth in clause (iv), Grantor shall have the right to use any such proceeds in connection with any Alterations performed in connection with, or required as a result of, such conveyance. Except as provided below with respect to any Taking, the amount of any net proceeds received by Grantor in excess of the cost of such Alterations shall be deposited in the Capital and TI Reserve Account (which amounts shall be in addition to, and not in lieu of, amounts otherwise required to be deposited pursuant to Section 48(b) hereof), and shall be available to Grantor for use in performing any further or other Alterations or with respect to the Properties. Any amounts held in such account shall be invested in accordance with Section 3(i) of the Cash Collateral Agreement. In connection with any transfer, conveyance or encumbrance permitted pursuant to this Section 11(d), Beneficiary shall execute and deliver any instrument reasonably necessary or appropriate, in the case of the transfers referred to in clauses (i), (iii) and (iv) above, to release the portion of a Property affected by such Taking or such transfer from the Lien of this Mortgage or, in the case of clause (ii) above, to subordinate the Lien of this Mortgage to such easements, restrictions, covenants, reservations and rights of way or other similar grants by receipt by Beneficiary of:

               (i)  a copy of the instrument of transfer; and

               F& an Officer's Certificate stating (x) with respect to any Transfer, the consideration, if any, being paid for the Transfer and
     (y) that such Transfer does not materially impair the utility and operation of the affected Property or materially reduce its value.

In addition, in the case of a release pursuant to clauses (iii) and (iv) above, Grantor shall deliver to Beneficiary a Nondisqualification Opinion. As a condition to the execution of such documents by Beneficiary, Grantor shall reimburse Beneficiary for all reasonable costs and expenses (including, reasonable attorneys' fees and disbursements) in connection with the execution of such documents.

          All Taking Proceeds shall be applied in accordance with the provisions of Section 6 hereof.

          (e) Not less than fifteen (15) Business Days prior to the closing of any transaction subject to the provisions of this Section 11 or of any transfer of a 50%, direct or indirect, beneficial interest in Grantor or of any transfer that shall result in a Person acquiring a greater than 50% interest in Grantor or of any transfer that shall result in a Person that had a greater than 50% interest in Grantor having less than a 50% interest in Grantor, Grantor shall deliver to Beneficiary and the Rating Agency excluding, however, a Transfer of any interest in any Person owning a beneficial interest in Grantor by reason of a consolidation, merger or sale of all or substantially all of the assets of any Person owning a beneficial interest in Grantor or the sale of any shares of stock of any Person directly or indirectly owning a beneficial interest in Grantor through any nationally recognized stock exchange, (i) an Officer's Certificate describing the proposed transaction and stating that such transaction is permitted by this Section 11, together with any appraisal or other documents upon which such Officer's Certificate is based, and (ii) an Opinion of Counsel to the transferee, addressed to the Rating Agency and Beneficiary and dated as of the date of the Transfer, to the effect that, in a properly presented case, a bankruptcy court in a case involving such transferee would not disregard the corporate or partnership form of such transferee so as to consolidate the assets and liabilities of such transferee with those of Grantor or their respective general partners. In addition, Grantor shall provide Beneficiary and the Rating Agency with copies of executed deeds, assignments of Direct Beneficial Owner interests in Grantor, mortgages or other similar closing documents within ten (10) days after such closing.

          12.  Maintenance of Trust Estate; Alterations; Inspection;
Utilities.

          (a) Maintenance of Trust Estate. Grantor shall keep and maintain, or shall cause the Tenants under the Leases to keep and maintain, the Trust Estate and every part thereof in good condition and repair, subject to ordinary wear and tear, and, subject to Excusable Delays and the provisions of this Mortgage with respect to damage or destruction caused by casualty events or Takings, shall not permit or commit any waste, impairment, or deterioration of any portion of the Trust Estate in any material respect. Grantor further covenants to do all other acts which from the character or use of the Trust Estate may be reasonably necessary to protect the security hereof, the specific enumerations herein not excluding the general. Grantor shall not remove or demolish any Improvement on any Property except as the same may be necessary in connection with an Alteration or a restoration in connection with a Taking or casualty in accordance with the terms and conditions hereof.

          (b) No Changes in Use. Except as may be necessary in connection with an Alteration permitted by Section 12(c) hereof, Grantor shall not make any changes or allow any changes to be made in the nature of the use of any Property or any part thereof or initiate or take any action in furtherance of any change in any zoning or other land use classification affecting all or any portion of a Property.

          (c) Conditions to Alteration. Provided that no Event of Default shall have occurred and be continuing hereunder, Grantor shall have the right, without Beneficiary's consent, to undertake any alteration, improvement, demolition or removal of any Property or any portion thereof (any such alteration, improvement, demolition or removal, an "Alteration") so long as (i) Grantor provides Beneficiary and the Rating Agency with prior written notice of any Material Alteration, and (ii) any Alteration is undertaken in accordance with the applicable provisions of this Mortgage and the other Loan Documents, is not prohibited by any relevant Operating Agreements and the Leases and shall not upon completion (giving credit to rent and other charges attributable to Leases executed upon such completion) materially adversely (A) affect the value of such Property taken as a whole or (B) reduce the Net Operating Income for such Property from the level available immediately prior to commencement of such Alteration. Any Material Alteration with respect to any one Property shall be conducted under the supervision of an Independent Architect and no such Material Alteration shall be undertaken until five (5) Business Days after there shall have been filed with Beneficiary, for information purposes only and not for approval by Beneficiary, detailed plans and specifications and cost estimates therefor, prepared by such Independent Architect, as well as an Officer's Certificate stating that such Alteration will involve an estimated cost of more than (I) the greater of the Individual Threshold Amount and $500,000 with respect to Alterations being undertaken at a single Property at such time, or (II) the Aggregate Alteration Threshold Amount for Alterations at all the Properties. Such plans and specifications may be revised at any time and from time to time by such Independent Architect provided that material revisions of such plans and specifications are filed with Beneficiary, for information purposes only. All work done in connection with any Alteration shall be performed with due diligence in a good and workmanlike manner, all materials used in connection with any Alteration shall not be less than the standard of quality of the materials currently used at such Property and all materials used shall be in accordance with all applicable material Legal Requirements and Insurance Requirements.

          (d) Right to Inspect. Beneficiary and any Persons authorized by it may at all reasonable times and upon reasonable notice enter and examine such Property and may inspect all work done, labor performed and materials furnished in and about such Property subject in all instances to the rights of Tenants under Leases. Beneficiary shall have no duty to make any such inspection and shall have no liability or obligation for making (except for its negligence or willful misconduct) or not making any such inspection.

          (e) Short-Term Repairs and Renovations. Grantor shall perform or cause to be performed the short-term repairs and renovations identified on the Summary of Short-Term Repairs annexed hereto as Schedule 3. All such repairs shall be completed subject to Excusable Delays within 18 months from the date of this Mortgage to the extent such repairs and renovations can be completed in such time period.

          13. Legal Compliance. (a) Grantor and the Trust Estate and the use thereof materially comply with all Legal Requirements (as defined below). Grantor represents and warrants that, as of the date hereof, it has not received notice of any violation of any Legal Requirement that remains outstanding. Subject to Grantor's right to contest pursuant to Section 7(c) hereof, Grantor shall comply with, or cause Tenants or other third parties whose obligation it is to comply with, all present and future laws, stat-utes, codes, ordinances, orders, judgments, decrees, injunctions, rules, regulations and requirements, and irrespective of the nature of the work to be done, of every Governmental Authority including, without limitation, Environmental Laws, and all covenants, restrictions and conditions now or hereafter of record which may be applicable to it or to any Property and the Building Equipment thereon, or to the use, manner of use, occupancy, possession, operation, maintenance, alteration, repair or reconstruction of any Property and the Building Equipment thereon including, without limita-tion, building and zoning codes and ordinances (collectively, the "Legal Requirements"), except where the failure is not reasonably likely to have a Material Adverse Effect.

               (b) Grantor currently holds all certificates of occupancy, licenses, registrations, permits, consents, franchises and approvals of any Governmental Authority which are necessary for Grantor's ownership and operation of the Properties or which are necessary for the conduct of Grantor's business thereon. All such certificates of occupancy, licenses, registrations, permits, consents, franchises and approvals are current and will be kept current and in full force and effect.

          14. Books and Records, Financial Statements, Reports and Other Information.

          (a) Books and Records. Grantor will keep and maintain on a fiscal year basis proper books and records separate from any other Person, in which accurate and complete entries shall be made of all dealings or transactions of or in relation to the Notes, the Trust Estate and the business and affairs of Grantor relating to the Trust Estate, in accordance with GAAP. Beneficiary and its authorized representatives shall have the right at reasonable times and upon reasonable notice to examine the books and records of Grantor relating to the operation of the Trust Estate and to make such copies or extracts thereof as Beneficiary may reasonably require. Beneficiary shall not, without Grantor's consent, disclose any information contained in Grantor's books and records to any third party, except to the Rating Agency or to the extent Beneficiary is required or authorized to disclose such information to third parties, including, without limitation, Holders or prospective Holders pursuant to the Trust and Servicing Agreement or on advice of Beneficiary's counsel, or in accordance with applicable law.

          (b)  Financial Statements.

               (i) Quarterly Reports. Not later than sixty (60) days following the end of each calendar quarter (other than the fourth (4th) quarter of any calendar year), Grantor will deliver to Beneficiary (with a copy to the Rating Agency) unaudited financial statements, internally prepared, in accordance with GAAP, consistently applied, including a balance sheet as of the end of such quarter, a statement of revenues and expenses through the end of such quarter, a statement of Net Operating Income for such quarter and a statement of profits and losses as to each Property. Such statements for each quarter shall be accompanied by an Officer's Certificate certifying to the best of the signer's knowledge, (A) that such statements fairly represent the financial condition and results of operations of Grantor in accordance with GAAP consistently applied, (B) that as of the date of such Officer's Certificate, no Default exists under this Mortgage, the Notes or any other Loan Document or, if so, specifying the nature and status of each such Default and the action then being taken by Grantor or proposed to be taken to remedy such Default, (C) the Debt Service Coverage Ratio for the preceding calendar quarter and calendar year, and (D) that as of the date of each Officer's Certificate, no litigation exists involving Grantor or the Trust Estate in which the amount involved is $500,000 or more and is not covered by insurance, or, if so, specifying such litigation and the actions being taking in relation thereto in accordance with Section 23 hereof. Such financial statements shall contain such other information as shall be reasonably requested by Beneficiary for purposes of calculations to be made by Beneficiary pursuant to the terms hereof.

               (ii) Annual Reports. Not later than ninety (90) days after the end of each fiscal year of Grantor's operations, Grantor will deliver to Beneficiary (with a copy to the Rating Agency) audited financial statements certified by an Independent Accountant in accordance with GAAP consistently applied, including a balance sheet, income statement and statement of cash flow as of and for the year then ended. In addition, the Company shall provide a statement of Net Operating Income for the year and such annual financial statements shall also be accompanied by an Officer's Certificate in the form required pursuant to Section 14(b)(i) hereof.

               (c) Leasing Reports. Not later than sixty (60) days after the end of each calendar quarter of Grantor's operations, Grantor will deliver to Beneficiary (with a copy to the Rating Agency) a true and complete rent roll for each Property (and aggregating the occupancy rate with respect to all the Properties), dated as of the last day of such fiscal year, showing the approximate percentage of gross leasable area of each Property (and in the aggregate) leased as of the last day of the preceding fiscal year, the approximate percentage of lease roll-overs for each Property (and in the aggregate) for the preceding fiscal year, a summary of new lease signings (including tenant name, approximate square footage occupied and designation of the tenant's operations as national, regional or local) and lease terminations for the preceding fiscal year, the current annual rent for each Property, gross sales figures to the extent such information is required to be provided by reporting tenants and are actually reported by such tenants to Grantor, the expiration date of each lease, the various options, if any, available to the tenant with respect to renewal (including the amount of the rent in the event of renewal), whether to Grantor's knowledge the Property has been sublet, and if it has, the name of the subtenant, and whether the Property is vacant, and such rent roll shall be accompanied by an Officer's Certificate certifying that such rent roll is true, correct and complete in all material respects as of its date and stating whether Grantor, within the past fiscal year, has issued a notice of default with respect to any Lease which has not been cured or vacated the Property, and the nature of such default.

          (d) Material Changes. Grantor will notify Beneficiary in writing of any material changes affecting the operations or finances of any Property promptly after becoming aware thereof.

          (e) Other Information. Grantor will, promptly after written request by Beneficiary or the Rating Agency, furnish or cause to be furnished to Beneficiary or the Rating Agency, as applicable, in such manner and in such detail as may be reasonably requested by Beneficiary or the Rating Agency, as applicable, such reasonable additional information as may be reasonably requested by Beneficiary or the Rating Agency as applicable with respect to the Trust Estate. Without limiting the foregoing, so long as any Certificates remain outstanding, Grantor shall, upon request of Holder, make available to such Holder, or a prospective purchaser designated by such Holder, any and all such information with respect to Grantor and the Properties required to permit the offer and sale of the Certificates pursuant to Rule 144 under the Securities Act of 1933, as amended.

          15.  Compliance with Leases and Agreements.

          (a) Leases and Operating Agreements. The Leases and the Operating Agreements, if any, are in full force and effect. Grantor has neither given to, nor received any notice of default from, any party to any of the Operating Agreements, if any, or any Lease which remains uncured. To the best of Grantor's knowledge, except as set forth in estoppel certificates delivered to Beneficiary and the Rating Agency prior to the date hereof, no events or circumstances exist which with or without the giving of notice, the passage of time or both, may constitute a default under any of the Operating Agreements or the Leases on the part of Grantor, or party thereunder. Grantor has complied with and performed all of its material construction, improvement and alteration obligations with respect to each Property required under the Operating Agreements and the Leases. Grantor will promptly after receipt thereof deliver to Beneficiary a copy of any notice received with respect to the Operating Agreements and the Leases, claiming that Grantor is in default in the performance or observance of any of the material terms, covenants or conditions of any of the Operating Agreements or the Leases.

          (b) New Leases. Grantor may, at all times, lease to any Person space within each Property in a manner consistent with other First Class properties comparable to the applicable Property and then current market conditions existing in the applicable market area in which such Property is located, and otherwise in accordance with this Mortgage. Each Lease entered into after the date hereof (including the renewal or extension on or after the date hereof of any Lease entered into prior to the date hereof if the rent payable during such renewal or extension, or a formula or other method to compute such rent, is not provided for in such Lease (such a renewal or extension a "Renewal Lease")) (A) shall provide for payment of rent and all other material amounts payable thereunder at rates at least equal to the fair market rental value (taking into account the type and creditworthiness of the tenant, the length of tenancy and the location and size of the unit so rented), as of the date such Lease is executed by Grantor, of the space covered by such Lease or Renewal Lease for the term thereof, including any renewal options, and (B) shall not contain any provision whereby the rent payable thereunder would be based, in whole or in part, upon the net income or profits derived by any Person from the Property (provided, however, that it may contain a provision in which a portion of rent may be payable based on a percentage of gross income), and (C) shall not prevent Proceeds from being held and disbursed by Beneficiary in accordance with the terms hereof, and (D) shall not entitle any tenant to receive and retain Proceeds except those that may be specifically awarded to it in condemnation proceedings because of the Taking of its trade fixtures and its leasehold improvements which have not become part of the realty and such business loss as tenant may specifically and separately establish. Grantor may not, without the consent of Beneficiary, amend, modify or waive the provisions of any Lease or terminate, reduce rents under or shorten the term of any Lease in any manner unless such action would not, in the good faith judgment of the Grantor, have a material adverse effect on the applicable Property taken as a whole. All reasonable costs and expenses incurred by Beneficiary (including reasonable attorneys' fees and expenses) for purposes of determining whether or not to give its consent under this Section 15(b), if and to the extent that Grantor has requested Beneficiary's consent to a proposed action, shall be paid by Grantor pursuant to the provisions of
Section 18.

          (c) No Default Under Leases. Grantor shall (i) promptly perform and observe all of the material terms, covenants and conditions required to be performed and observed by Grantor under the Leases and the Operating Agreements, if the failure to perform or observe the same would materially and adversely affect the value of any Property; (ii) exercise, within fifteen (15) Business Days after a written request by Beneficiary, any right to request from the Tenant under any Lease or the party to any Operating Agreement a certificate with respect to the status thereof; and (iii) not collect any of the Rents under the Leases more than one (1) month in advance (except that Grantor may collect such security deposits as are permitted by Legal Requirements and are commercially reasonable in the prevailing market and collect other charges in accordance with the terms of each Lease).

          (d)  Subordination and Non-Disturbance.   All Leases entered into
by Grantor after the date hereof, if any, shall be subject and subordinate to this Mortgage; provided that, Beneficiary shall enter into, and, if required by applicable law to provide constructive notice, or if required by the terms of the Tenant's lease, record in the county where the subject Property is located, a subordination, attornment and non-disturbance agree-ment, in form and substance substantially similar to the form attached hereto as Exhibit "C" (a "Nondisturbance Agreement"), with any Tenant entering into a Lease after the date hereof or, within ten (10) Business Days after written request therefor by Grantor, with any other Tenant under any Lease or prospective Lease (other than a Lease to an Affiliate of Grantor) existing on the date hereof or made or to be made in accordance with the provisions of this Section 15, provided that, with respect to any Lease entered into after the date hereof, such request is accompanied by an Officer's Certificate stating that such Lease complies in all respects with this Section 15. All reasonable costs and expenses of Beneficiary in connection with the negotiation, preparation, execution and delivery of any Nondisturbance Agreement including, without limitation, reasonable attorneys' fees and disbursements shall be paid by Grantor. Beneficiary shall enter into a Nondisturbance Agreement or an agreement in any other form reasonably requested by such Tenant, provided that Grantor certifies to Beneficiary in writing in the form attached hereto in Exhibit C that the same does not materially increase the obligations or liabilities of Beneficiary from what the same would have been under the form of Nondisturbance Agreement attached hereto.

          (e) Notwithstanding the foregoing provisions of this Section 15, Grantor and Beneficiary hereby acknowledge and agree that the provisions of
Section 15(b) shall not apply to any sublease of any space located within any out parcels which have been transferred or leased pursuant to Section 11(d)(iii) of this Mortgage and Beneficiary will at Grantor's request enter into a Nondisturbance Agreement in the form of Exhibit C with any Tenant leasing all or a portion of such space. Beneficiary shall reimburse Grantor for all reasonable costs and expenses incurred by Beneficiary (including reasonable attorneys' fees and disbursements) in connection with the execution of such Nondisturbance Agreement.

          16. Beneficiary's Right to Perform. Upon the occurrence and during the continuance of an Event of Default with respect to the performance of any of the Obligations contained herein, Beneficiary may, without waiving or releasing Grantor from any Obligation or Default under this Mortgage, but shall not be obligated to, at any time perform the same, and the cost thereof, with interest at the Default Rate from the date of payment by Beneficiary to the date such amount is paid by Grantor, shall immediately be due from Grantor to Beneficiary and the same shall be secured by this Mortgage and shall be a Lien on the Trust Estate prior to any right, title to, interest in or claim upon the Trust Estate attaching subsequent to the Lien of this Mortgage. No payment or advance of money by Beneficiary under this Section 16 shall be deemed or construed to cure Grantor's Default or waive any right or remedy of Beneficiary hereunder.

          17. Grantor's Existence; Organization and Authority. For so long as this Mortgage remains of record with respect to any of the Properties, Grantor shall do all things necessary to preserve and keep in full force and effect its existence, rights and privileges as the form of entity which it is (e.g., partnership, corporation, etc.) on the date hereof and its right to own property or transact business in all states in which the Properties are located. For so long as any portion of the Indebtedness shall remain outstanding, Grantor shall do all things necessary to continue to be, a Single Purpose Entity, and shall prevent any general partner of Grantor from amending such general partner's articles of incorporation or bylaws, or other formation documents, in any manner that would enable such general partner to expand Grantor's business purposes beyond those specified in such documents as of the date hereof. Grantor hereby represents and warrants that each of the entities comprising Grantor, and the general partners of such entities which are partnerships, (i) is a duly organized and validly existing entity as described in Schedule 4 hereof under the laws of the jurisdiction of its formation, (ii) has the requisite power and authority to own its properties and to carry on its business as now being conducted and as proposed to be conducted and is qualified to do business in all States in which the Properties are located, and (iii) has the requisite power to execute and deliver and perform its obligations under this Mortgage, the Notes and each of the other Loan Documents. The execution and delivery by Grantor of this Mortgage, the Notes and each of the other Loan Documents to be executed by Grantor, Grantor's performance of its respective obligations thereunder and the creation of the security interest and Liens provided for in this Mortgage have been duly authorized by all requisite action on the part of Grantor, and will not violate in any material respect any Legal Requirement, any order of any court or other Governmental Authority, Grantor's certificate of limited partnership or partnership agreement or any material indenture, agreement or other instrument to which Grantor is a party, or by which Grantor is bound; and will not conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any of the foregoing, or result in the creation or imposition of any Lien, of any nature whatsoever, upon any of the property or assets of Grantor except the Liens created hereunder. Grantor is not required to obtain any consent, approval or authorization from or to file any declaration or statement with, any Governmental Authority in connection with or as a condition to the execution, delivery or performance of this Mortgage, the Notes or the other Loan Documents by Grantor other than those which have already been obtained or filed. Grantor further represents and warrants that it is and, so long as any portion of the Indebtedness shall remain outstanding, shall do all things necessary to continue to be, a Single-Purpose Entity.

          18. Protection of Security; Costs and Expenses. Grantor shall appear in and defend any action or proceeding of which it has as a matter of law received proper notice purporting to affect the security hereof or the rights or powers of Beneficiary or Trustee hereunder and shall pay all costs and expenses, including, without limitation, cost of evidence of title and reasonable attorneys' fees and disbursements, in any such action or proceeding, and in any suit brought by Beneficiary to foreclose this Mortgage or to enforce or establish any other rights or remedies of Beneficiary hereunder upon the occurrence and during the continuance of an Event of Default. If an Event of Default occurs under this Mortgage, or if any action or proceeding is commenced in which it becomes necessary to defend or uphold the Lien or priority of this Mortgage or which adversely affects Beneficiary or Beneficiary's interest in the Trust Estate or any part thereof, including, but not limited to, eminent domain, enforcement of, or proceedings of any nature whatsoever under any Legal Requirement affecting the Trust Estate or involving Grantor's bankruptcy, insolvency, arrangement, reorganization or other form of debtor relief, then Beneficiary, upon reasonable notice to Grantor, may, but without obligation to do so and without releasing Grantor from any obligation hereunder, make such appearances, disburse such reasonable sums and take such action as Beneficiary reasonably deems necessary or appropriate to protect Beneficiary's interest in the Trust Estate, including, but not limited to, disbursement of reasonable attorneys' fees, entry upon the Trust Estate to make repairs or take other action to protect the security hereof, and payment, purchase, contest or compromise of any encumbrance, charge or lien which in the reasonable judgment of Beneficiary appears to be prior or superior hereto; provided, however, that the foregoing shall be subject to Grantor's rights to contest under Section 7(c) hereof and Beneficiary shall not pay or discharge any lien, encumbrance or charge being contested by Grantor in accordance with Section 7(c) hereof. Grantor further agrees to pay all reasonable costs and expenses of Beneficiary, Servicer or Trustee, including, reasonable attorneys' fees and disbursements incurred by Beneficiary, Servicer or Trustee in connection with (a) the negotiation, preparation, execution, delivery and performance of this Mortgage, the Notes and the other Loan Documents, (b) the performance of their respective obligations and exercise of their rights under this Mortgage, the Notes and the other Loan Documents, (c) the review of any Tax Opinion, Nondisqualification Opinion, or other Opinion of Counsel delivered by Grantor pursuant to this Mortgage or the other Loan Documents, and (d) the servicing and monitoring of the Loan and this Mortgage. All of the costs, expenses and amounts set forth in this Section 18 shall be payable by Grantor, on demand and, together with interest thereon at the Default Rate, if the same are not paid within ten (10) Business Days after demand therefor by Beneficiary (or Trustee), until the date of repayment by Grantor, shall be deemed to be Indebtedness hereunder and shall be a Lien on the Trust Estate prior to any right, title, interest or claim upon the Trust Estate (subject to the provisions of Section 11(d) hereof). Nothing contained in this Section 18 shall be construed to require Beneficiary to incur any expense, make any appearance, or take any other action (the foregoing, however, shall not in any way be deemed to affect the Servicer's obligations to the Holders under the Trust and Servicing Agreement).

          19.  Management of the Trust Estate.

          (a) For purposes hereof, a "Qualifying Manager" shall mean any property manager, other than an affiliate, as to which the Rating Agency issues the affirmation described below. Grantor shall notify Beneficiary and the Rating Agency in writing (and shall deliver a copy of the proposed management agreement) of any entity proposed to be designated as a Qualifying Manager of all or any of the Properties no less than 30 days before such Qualifying Manager begins to manage such Property(ies) and shall obtain prior to any appointment of a Qualifying Manager a written affirmation from the Rating Agency that the rating of the Certificates immediately prior to retention of any such Qualifying Manager will not cause the ratings of the Certificates to be qualified, downgraded or withdrawn as a result of such change.

          (b) It is acknowledged and agreed that a Qualifying Manager may be retained at Beneficiary's direction at any time following the occurrence and during the continuance of an Event of Default.

          (c) Grantor shall provide a copy of any new management agreement and subordination agreement with an existing Qualifying Manager to the Rating Agency.

          (d) Notwithstanding the foregoing provisions of this Section 19, if the aggregate Net Operating Income of all of the Properties owned by Grantor and subject to the lien of this Mortgage on the date of determination for the preceding four (4) calendar quarters decreases by an amount greater than 25% of the aggregate Net Operating Income of such Properties for the calendar year 1995 (except if such reduction is as a result of market conditions or the event described in clause (e) below), Beneficiary may instruct the Grantor to remove any manager of the Properties and designate a replacement property manager willing to discharge such duties for total annual fees not to exceed 4% of the annual base and percentage rents, for management, and fees for leasing at the prevailing market rates, and the Grantor shall so remove the manager and appoint such replacement. If such option is exercised by Beneficiary, the replacement property management company shall be selected by Beneficiary, and the senior manager(s) thereof shall have had not less than ten (10) years' experience in the management of properties in the nature of the Properties, shall be reasonably acceptable to the Grantor and shall be a Qualifying Manager.

          (e) In the event that the Net Operating Income of the Properties decreases for a period of four (4) consecutive calendar quarters as contemplated by clause (d) above directly as a result of the loss of one or more tenants leasing in excess of 10,000 square feet of space at a Property (by reason of the termination of such tenant's Lease, default by such tenant in respect of its obligations under such Lease or otherwise), Beneficiary may not instruct Grantor to remove the manager; provided that the applicable Grantor, within twelve (12) months of such termination, shall have entered into a bona fide letter of intent for a new Lease or Leases of the relevant premises with a new tenant or tenants and the base rent under such Lease would restore the Net Operating Income of the Properties owned by the Grantor on the date of such determination and subject to the lien of this Mortgage to the amount of such Net Operating Income immediately prior to such four (4) consecutive calendar quarters.

          20. Remedies. Upon the occurrence and during the continuation of an Event of Default, Beneficiary may take such actions against Grantor, subject to Section 33 hereof, and/or instruct Trustee to take such action against the Trust Estate or any portion thereof as Beneficiary determines is necessary to protect and enforce its rights hereunder, without notice or demand except as set forth below or as required under applicable law. Any such actions taken by Beneficiary shall be cumulative and concurrent and may be pursued independently, singly, successively, together or otherwise, at such time and in such order as Beneficiary may determine in its sole discretion, to the fullest extent permitted by law, without impairing or otherwise affecting the other rights and remedies of Beneficiary permitted by law, equity or contract or as set forth herein or in the other Loan Documents. Beneficiary's determination of appropriate action may be based on the advice of the Servicer or another appropriate real estate or other consultant and/or counsel, and Beneficiary may rely conclusively on such advice. If such consultant is not the Servicer, Grantor shall pay such consultant's and reasonable attorney's fees and expenses incurred by Beneficiary pursuant to this Section 20. Such actions may include the following:

          (a) Acceleration. Subject to any applicable provisions of the Notes and the other Loan Documents, Beneficiary may declare all or any portion of the unpaid principal balance under the Notes, together with all accrued and unpaid interest thereon, and all other unpaid Indebtedness, to be immediately due and payable.

          (b) Entry. Subject to the provisions and restrictions of applicable law, Beneficiary and/or Trustee, if applicable, personally, or by its agents or attorneys, at Beneficiary's election, may enter into and upon all or any part of the Trust Estate (including any Property and any part thereof), and may exclude Grantor, its agents and servants therefrom (but such entry shall be subject to any Nondisturbance Agreements then in effect); and Beneficiary and/or Trustee, if applicable, having and holding the same, may use, operate, manage and control the Trust Estate or any part thereof and conduct the business thereof, either personally or by its superintendents, managers, agents, servants, attorneys or receiver. Upon every such entry, Beneficiary and/or Trustee, if applicable, may, at the reasonable expense of the Trust Estate and/or Grantor, from time to time, either by purchase, repair or construction, maintain and restore the Trust Estate or any part thereof, and may insure and reinsure the same in such amount and in such manner as may seem to them to be advisable. Similarly, from time to time, Beneficiary and/or Trustee, if applicable, may, at the expense of Grantor (which amounts may be disbursed by Beneficiary and/or Trustee, if applicable, from the Trust Estate on behalf of Grantor), make all necessary or proper repairs, renewals, replacements, alterations, additions, betterments and improvements to and on the Trust Estate or any part thereof as it may seem advisable. Beneficiary or its designee shall also have the right to manage and operate the Trust Estate or any part thereof and to carry on the business thereof and exercise all rights and powers of Grantor with respect thereto, either in the name of Grantor or otherwise, as may seem to them to be advisable. In confirmation of the grant made in Granting Clause (E) hereof, in the case of the occurrence and continuation of an Event of Default, Beneficiary shall be entitled to collect and receive all earnings, revenues, rents, issues, profits and income of the Trust Estate or any part thereof (i.e., the "Rents") to be applied in the order of priorities and amounts as shall be provided for in
Section 21 hereof. Beneficiary shall be liable to account only for rents, issues and profits and other proceeds actually received by Beneficiary and for security deposits and payments made. All actions which may be taken by Beneficiary pursuant to this Section 20(b) may be taken by the Trustee or the Jurisdictional Trustee, upon the direction of Beneficiary. Beneficiary or the Jurisdictional Trustee, as applicable, shall be liable to account only for rents, issues and profits and other proceeds actually received by Beneficiary or the Jurisdictional Trustee.

          (c) Foreclosure. Prior to taking title to any Property (whether by foreclosure, deed in lieu or otherwise), Beneficiary shall obtain, in each instance, at Grantor's reasonable expense a new phase I environmental report with respect to each Property, and such additional environmental studies as may be recommended in such phase I reports.

                    (i) Beneficiary, with or without entry, personally or by its agents or attorneys, insofar as applicable, and in addition to any and every other remedy, may (A) sell or instruct the Trustee or the Jurisdictional Trustee, if applicable, to sell, to the extent permitted by law and pursuant to the power of sale granted herein, all and singular the Trust Estate, and all estate, right, title and interest, claim and demand therein, and right of redemption thereof, at one or more sales, as an entirety or in parcels, and at such times and places as required or permitted by law and as are customary in any county or parish in which a Property is located and upon such terms as Benefi-ciary, the Trustee or the Jurisdictional Trustee if applicable may fix and specify in the notice of sale to be given to Grantor (and on such other notice published or otherwise given as provided by law), or as may be required by law; (B) institute (or instruct the Trustee or the Jurisdictional Trustee to institute) proceedings for the complete or partial foreclosure of this Mortgage under the provisions of the laws of the jurisdiction or jurisdictions in which the Trust Estate or any part thereof is located, or under any other applicable provision of law; or (C) take all steps to protect and enforce the rights of Beneficiary, whether by action, suit or proceeding in equity or at law (for the specific performance of any covenant, condition or agreement contained in this Mortgage, or in aid of the execution of any power herein granted, or for any foreclosure hereunder, or for the enforcement of any other appropriate legal or equitable remedy), or otherwise, as Beneficiary, being advised by counsel and its financial advisor, shall deem most advisable to protect and enforce any of their rights or duties hereunder.

                    (ii) Beneficiary, the Trustee (or the Jurisdictional Trustee, as applicable), may conduct any number of sales from time to time. The power of sale shall not be exhausted by any one or more such sales as to any part of the Trust Estate remaining unsold, but shall continue unimpaired until the entire Trust Estate shall have been sold.

                    (iii) With respect to any Property, this Mortgage is made upon any statutory conditions of the State in which such Property is located, and, for any breach thereof or any breach of the terms of this Mortgage, Beneficiary shall have the statutory power of sale, if any, provided for by the laws of such State.

          (d) Specific Performance. Beneficiary, in its sole and absolute discretion, or the Jurisdictional Trustee, at Beneficiary's election, may institute an action, suit or proceeding at law or in equity for the specific performance of any covenant, condition or agreement contained herein or in the Notes or any other Loan Document, or in aid of the execution of any power granted hereunder or for the enforcement of any other appropriate legal or equitable remedy.

          (e) Enforcement of Notes. Subject to Section 33 hereof and to the extent permitted under the provisions of applicable law, Beneficiary or the Jurisdictional Trustee, at Beneficiary's election, may recover judgment on the Notes (or any portion of the Indebtedness evidenced thereby), either before, during or after any proceedings for the foreclosure (or partial foreclosure) or enforcement of this Mortgage.

          (f)  Sale of Trust Estate; Application of Proceeds.

                    (i) Beneficiary, the Trustee (or the Jurisdictional Trustee, if applicable), may postpone any sale of all or any part of the Trust Estate to be made under or by virtue of this Section 20 by public announcement at the time and place of such sale, or by publication, if required by law, and, from time to time, thereafter, may further postpone such sale by public announcement made at the time of sale fixed by the preceding postponement.

                    (ii) Upon the completion of any sale made by Benefi-ciary, the Trustee or the Jurisdictional Trustee under or by virtue of this Section 20, Beneficiary, the Trustee or the Jurisdictional Trustee, if applicable, shall execute and deliver to the accepted pur-chaser or purchasers a good and sufficient deed or deeds or other appropriate instruments, conveying, assigning and transferring all its estate, right, title and interest in and to the property and rights so sold. Beneficiary, the Trustee or the Jurisdictional Trustee, as applicable, is hereby appointed the true and lawful irrevocable attorney-in-fact of Grantor in its name and stead or in the name of Beneficiary to make all necessary conveyances, assignments, transfers and deliveries of the property and rights so sold, and, for that purpose, Beneficiary, the Trustee or the Jurisdictional Trustee, as applicable, may execute all necessary deeds and other instruments of assignment and transfer, and may substitute one or more persons with like power, Grantor hereby ratifying and confirming all that such attorney or attorneys or such substitute or substitutes shall lawfully do by virtue hereof. Grantor shall, nevertheless, if so requested in writing by Beneficiary, ratify and confirm any such sale or sales by executing and delivering to Beneficiary or to such purchaser or purchasers all such instruments as may be advisable, in the judgment of Beneficiary, for such purposes and as may be designated in such request. Any such sale or sales made under or by virtue of this
     Section 20 shall operate to divest all the estate, right, title, interest, claim and demand, whether at law or in equity, of Grantor in and to the property and rights so sold, and shall be a perpetual bar, at law and in equity, against Grantor, its successors and assigns and any Person claiming through or under Grantor and its successors and assigns.

                    (iii) The receipt of Beneficiary, the Trustee or the Jurisdictional Trustee, as applicable, for the purchase money paid as a result of any such sale shall be a sufficient discharge therefor to any purchaser of the property or rights, or any part thereof, so sold. No such purchaser, after paying such purchase money and receiving such receipt, shall be bound to see to the application of such purchase money upon or for any trust or purpose of this Mortgage, or shall be answerable, in any manner, for any loss, misapplication or non-application of any such purchase money or any part thereof, nor shall any such purchaser be bound to inquire as to the authorization, necessity, expediency or regularity of such sale.

                    (iv)  Upon any sale made under or by virtue of this
     Section 20, Beneficiary may bid for and acquire the Trust Estate or any part thereof and, in lieu of paying cash therefor, may make settlement for the purchase price by crediting upon the Notes secured by this Mortgage the net proceeds of sale, after deducting therefrom the expense of the sale and the costs of the action and any other sums which Beneficiary is authorized to deduct under this Mortgage. The person making such sale shall accept such settlement without requiring the production of the Notes or this Mortgage, and without such production there shall be deemed credited to the Indebtedness and Obligations under this Mortgage the net proceeds of such sale. Benefi-ciary, upon acquiring the Trust Estate or any part thereof, shall be entitled to own, hold, lease, rent, operate, manage or sell the same in any manner permitted by applicable laws.

          (g) Voluntary Appearance; Receivers. After the happening, and during the continuance of, any Event of Default, and immediately upon commencement of (i) any action, suit or other legal proceeding by Beneficiary to obtain judgment for the principal and interest on the Notes and any other sums required to be paid pursuant to this Mortgage, or (ii) any action, suit or other legal proceeding by Beneficiary of any other nature in aid of the enforcement of the Loan Documents or any of them, Grantor will (A) enter their voluntary appearance in such action, suit or proceeding, and (B) if required by Beneficiary, consent to the appointment of one or more receivers of the Trust Estate and of the earnings, revenues, rents, issues, profits and income thereof. After the happening of any Event of Default, or upon the filing of a bill in equity to foreclose this Mortgage or to enforce the specific performance hereof or in aid thereof, or upon the commencement of any other judicial proceeding to enforce any right of Beneficiary, Beneficiary shall be entitled, as a matter of right, if it shall so elect, without notice to any other party and without regard to the adequacy of the security of the Trust Estate, forthwith, either before or after declaring the principal and interest on the Notes to be due and pay-able, to the appointment of such a receiver or receivers. Any receiver or receivers so appointed shall have such powers as a court or courts shall confer, which may include, without limitation, any or all of the powers which Beneficiary is authorized to exercise by the provisions of this
Section 20, and shall have the right to incur such obligations and to issue such certificates therefor as the court shall authorize. Notwithstanding the foregoing, Beneficiary as a matter of right may appoint or secure the appointment of a receiver, trustee, liquidator or similar official of the Trust Estate or any portion thereof, and Grantor hereby irrevocably consents and agrees to such appointment, without notice to Grantor and without regard to the value of the Trust Estate or adequacy of the security for the Indebt-edness and without regard to the solvency of the Grantor or any other Person liable for the payment of the Indebtedness, and such receiver or other official shall have all rights and powers permitted by applicable law and such other rights and powers as the court making such appointment may confer, but the appointment of such receiver or other official shall not impair or in any manner prejudice the rights of Beneficiary to receive the Rents with respect to any of the Trust Estate pursuant to this Mortgage, the Assignment of Leases or the Cash Collateral Agreement.

          (h) UCC Remedies. Beneficiary may exercise any or all of the remedies granted to a secured party under the UCC, specifically including, without limitation, the right to recover the attorneys' fees and other expenses incurred by Beneficiary in the enforcement of this Mortgage or in connection with Grantor's redemption of the Improvements or Building Equipment. Beneficiary may exercise its rights under this Mortgage independently of any other collateral or guaranty that Grantor may have granted or provided to Beneficiary in order to secure payment and performance of the Obligations, and Beneficiary shall be under no obligation or duty to initiate foreclosure or levy upon any other collateral given by Grantor to secure any Obligation or to proceed against any guarantor before enforcing its rights under this Mortgage.

          (i) Leases. Beneficiary may, at its option, before any proceeding for the foreclosure (or partial foreclosure) or enforcement of this Mortgage, treat any Lease which is subordinate by its terms to the Lien of this Mortgage, as either subordinate or superior to the Lien of this Mortgage.

          (j) Other Rights. Beneficiary may pursue against Grantor any other rights and remedies of Beneficiary permitted by law, equity or contract or as set forth herein or in the other Loan Documents.

          (k) Retention of Possession. Notwithstanding the appointment of any receiver, liquidator or trustee of Grantor, or any of its property, or of the Trust Estate or any part thereof, Beneficiary or the Jurisdictional Trustee, as applicable, to the extent permitted by law, shall be entitled to retain possession and control of all property now or hereafter granted to or held by Beneficiary or the Jurisdictional Trustee, as applicable, under this Mortgage.

          (l) Suits by Beneficiary. Any such suit or proceeding instituted by Beneficiary shall be brought in the name of Beneficiary and any recovery of judgment shall be subject to the rights of Beneficiary.

          (m) Remedies Cumulative. Subject to Section 33 hereof, no remedy herein conferred upon or reserved to the Trustee, the Jurisdictional Trustee and/or the Beneficiary shall exclude any other remedy, and each such remedy shall be cumulative and in addition to every other remedy given hereunder or now or hereafter existing at law or in equity. No delay or omission of Beneficiary, the Trustee and/or the Jurisdictional Trustee to exercise any right or power accruing upon any Event of Default shall impair any such right or power, or shall be construed to be a waiver of any such Event of Default or an acquiescence therein. Every power and remedy given by this Mortgage to the Trustee, the Jurisdictional Trustee and/or Beneficiary may be exercised from time to time and as often as the Trustee, the Jurisdictional Trustee (at Beneficiary's direction) and Beneficiary may deem expedient. Nothing in this Mortgage shall affect Grantor's obligations to pay the principal of, and interest on, the Notes in the manner and at the time and place expressed in the Notes.

          (n)  Waiver of Rights.   Grantor agrees that, to the fullest
extent permitted by law, it will not at any time, (1) insist upon, plead or claim or take any benefit or advantage of any stay, extension or moratorium law, wherever enacted, now or at any time hereafter in force, which may affect the covenants and terms of performance of this Mortgage, (2) claim, take or insist upon any benefit or advantage of any law, now or at any time hereafter in force, providing for valuation or appraisal of the Trust Estate, or any part thereof, prior to any sale or sales thereof which may be made pursuant to any provision herein contained, or pursuant to the decree, judgment or order of any court of competent jurisdiction, or (3) after any such sale or sales, claim or exercise any right, under any statute heretofore or hereafter enacted by the United States of America, any State thereof or otherwise, to redeem the property and rights sold pursuant to such sale or sales or any part hereof. Grantor hereby expressly waives all benefits and advantages of such laws, and covenants, to the fullest extent permitted by law, not to hinder, delay or impede the execution of any power herein granted or delegated to Beneficiary or the Trustees, but will suffer and permit the execution of every power as though no such laws had been made or enacted. Grantor for itself and all who may claim through or under it, waives, to the extent it lawfully may do so, any and all homestead rights and, any and all rights to reinstatement, any and all right to have the property comprising the Trust Estate marshaled upon any foreclosure of the Lien hereof.

          21.  Application of Proceeds.

          (a) Sale Proceeds. The proceeds of any sale or foreclosure of the Trust Estate or any portion thereof shall be applied to the following in the following order of priority the payment of: (i) the costs and expenses of the foreclosure proceedings with respect to such Property (including reasonable counsel fees and disbursements actually incurred and advertising costs and expenses), liabilities and advances made or incurred under this Mortgage, and reasonable receivers' and trustees' fees and commissions and fees and expenses incurred by Beneficiary, together with interest at the Default Rate to the extent payable, (ii) any other sums advanced by Beneficiary (or any advancing agent on its behalf) in accordance with the terms hereof and not repaid to it by Grantor, together with interest at the Default Rate to the extent payable, (iii) all sums due under the Notes in the order of priority set forth therein, and (iv) any surplus to Grantor or other party legally entitled thereto.

          (b) Other Proceeds. All Proceeds or other amounts collected by Beneficiary and applied to pay interest or principal of the Notes or other amounts due on this Mortgage following an Event of Default and acceleration of the Notes shall be applied (1) first, to reimburse any expenses related to such collection and (2) thereafter, as provided in Section 21(a) hereof. If the Notes have not been accelerated, any amount available to make payments or applied in lieu of such payments thereon shall be applied (i) first, to interest due or overdue on the Notes, (ii) then, any amounts applied to pay or applied in lieu of paying principal on the Notes then due shall be applied to pay or applied in lieu of paying each Note in order of priority, and (iii) thereafter, to Grantor.

          22. CERTAIN WAIVERS. TO INDUCE BENEFICIARY TO CONSUMMATE THE TRANSACTIONS CONTEMPLATED BY THE NOTES AND THIS MORTGAGE, AND FOR OTHER GOOD AND VALUABLE CONSIDERATION, THE RECEIPT AND SUFFICIENCY OF WHICH ARE HEREBY ACKNOWLEDGED, GRANTOR AND EACH OF THE PARTNERS IN ENTITIES COMPRISING GRANTOR WHICH ARE PARTNERSHIPS, EXPRESSLY AND IRREVOCABLY HEREBY WAIVE THE FOLLOWING RIGHTS, IN ADDITION TO AND NOT IN DEROGATION OF ALL OTHER WAIVERS CONTAINED IN THE NOTES, THIS MORTGAGE AND THE OTHER LOAN DOCUMENTS:

          (a) WAIVER OF RIGHT TO TRIAL BY JURY. GRANTOR HEREBY WAIVES AND SHALL WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING BROUGHT BY, OR COUNTERCLAIM ASSERTED BY BENEFICIARY WHICH ACTION, PROCEEDING OR
COUNTERCLAIM ARISES OUT OF OR IS CONNECTED WITH THIS MORTGAGE, THE NOTES OR ANY OTHER LOAN DOCUMENTS.

          23. Notice of Certain Occurrences. In addition to all other notices required to be given by Grantor hereunder, Grantor shall give notice to Beneficiary and the Rating Agency promptly upon the occurrence of: (a) any litigation or proceeding affecting Grantor or the Trust Estate or any part thereof in which the amount involved is Five Hundred Thousand Dollars ($500,000) or more and not covered by insurance or in which injunctive or similar relief is sought and likely to be obtained; and (b) together with the quarterly financial statements required to be delivered hereunder, a list of all litigation and proceedings affecting Grantor or the Trust Estate or any part thereof in which the amount involved is Five Hundred Thousand Dollars ($500,000) or more, whether or not covered by insurance and whether or not relief is being sought, but information regarding a particular litigation need not be given in subsequent reports if it has been given previously and the information to be given in the litigation report regarding that litigation has not changed since the last report describing such litigation.

          24. Trust Funds. To the extent required by applicable law, all security deposits paid under the Leases shall be treated as trust funds and not commingled with any other funds of Grantor. Within ten (10) days after request by Beneficiary, Grantor shall furnish Beneficiary with satisfactory evidence of compliance with this Section 24, together with a statement of all security deposits by Tenants under the Leases, which statement shall be certified by Grantor.

          25. Taxation. In the event a law is passed after the date hereof of the United States or of any state in which a Property is located either
(a) changing in any way the laws for the taxation of mortgages or debts secured thereby for federal, state or local purposes, or the manner of collection of any such taxes, or (b) imposing a tax, either directly or indirectly, on mortgages or debts secured thereby, in each case other than income taxes, franchise taxes, or withholding taxes, that materially adversely affects Beneficiary, Beneficiary shall have the right to declare the Notes due on a date to be specified by not less than thirty (30) days' written notice to be given to Grantor unless within such thirty (30) day period Grantor shall assume as an obligation hereunder the payment of any tax so imposed until full payment of the Notes provided such assumption shall be permitted by law.

          26. Notices. Any notice, election, request or demand which by any provision of this Mortgage is required or permitted to be given or served hereunder shall be in writing and shall be given or served by hand delivery against receipt, by any nationally recognized overnight courier service providing evidence of the date of delivery or by certified mail return receipt requested, postage prepaid, addressed to Grantor at: c/o Kranzco Realty Trust, 128 Fayette Street, Conshohocken, Pennsylvania 19428, with a copy to Robinson Silverman Pearce Aronsohn & Berman LLP, 1290 Avenue of the Americas, New York, New York 10104, Attention: Alan S. Pearce, Esq.; if to Trustee at: Ballard Spahr Andrews & Ingersoll, 300 East Lombard Street, Baltimore, Maryland 21202, Attention: Ronald P. Fish and Thomas A. Hauser; if to Beneficiary at c/o Kranzco Realty Trust, 128 Fayette Street, Conshohocken, Pennsylvania 19428 with a copy to the Servicer under the Trust and Servicing Agreement; if to the Rating Agency at: Fitch Investors Service, L.P., One State Street Plaza, New York, New York 10004, Attention:
Commercial Mortgage Surveillance, or at such other address as shall be designated from time to time by Grantor, Trustee, Beneficiary or the Rating Agency by notice given in accordance with the provisions of this Section 26. Any such notice or demand given hereunder shall be effective upon receipt. All notices, elections, requests and demands required or permitted under this Mortgage shall be in the English language.

          27. No Oral Modification. This Mortgage may not be waived, altered, amended, modified, changed, discharged or terminated orally but only by a written agreement signed by the party against which enforcement is sought.

          &. Partial Invalidity. In the event any one or more of the provisions contained in this Mortgage shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, but each shall be construed as if such invalid, illegal or unenforceable provision had never been included hereunder.

          29. Successors and Assigns. All covenants of Grantor contained in this Mortgage are imposed solely and exclusively for the benefit of Beneficiary and its successors and assigns, and no other Person shall have standing to require compliance with such covenants or be deemed, under any circumstances, to be a beneficiary of such covenants, any or all of which may be freely waived in whole or in part by Beneficiary at any time if in its sole discretion it deems it advisable to do so. All such covenants of Grantor shall run with the land and bind Grantor, the successors and assigns of Grantor (and each of them) and all subsequent owners, encumbrancers and Tenants of the Trust Estate, and shall inure to the benefit of Beneficiary, its successors and assigns.

          30. Governing Law. This Mortgage and the obligations arising hereunder shall be governed by and construed in accordance with, the laws of the State of New York applicable to contracts made and performed in the State of New York and any applicable laws of the United States of America except that at all times the provisions for the creation, perfection and enforcement of the Liens and security interest created pursuant to this Mortgage with respect to any Property and pursuant to the Assignment of Leases shall be governed by the laws of the State in which such Property is located. Whenever possible, each provision of this Mortgage shall be inter-preted in such a manner as to be effective and valid under applicable law, but if any provision of this Mortgage shall be prohibited by, or invalid under, applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remaining provisions of this Mortgage. Nothing contained in this Mortgage or in any Loan Document shall require either Grantor to pay or Beneficiary to accept any sum in any amount which would, under applicable law, subject Beneficiary, any Trustee or any Holder to penalty or adversely affect the enforceability of this Mortgage. In the event that the payment of any sum due hereunder or under any Loan Document would have such result under applicable law, then, ipso facto, the obligation of Grantor to make such payments shall be reduced to the highest sum then permitted under applicable law and appropriate adjustment shall be made by Grantor and Beneficiary.

          31.  Certain Representations, Warranties and Covenants.
          (a) Recording Fees, Taxes, Etc. Grantor hereby agrees to take all such further reasonable actions, and to pay all taxes, recording fees, charges, costs and other expenses including, without limitation, reasonable attorneys' and professional fees and disbursements which are currently or in the future shall be imposed, and which may be required or necessary to establish, preserve, protect or enforce the Lien of this Mortgage.

          (b) No Offsets. Grantor warrants, covenants and represents to Beneficiary that as of the date hereof there exists no cause of action at law or in equity that would constitute any offset, counterclaim or deduction against the Indebtedness or Obligations.

          (c) Full and Accurate Disclosure. To the best of Grantor's knowledge, no statement of fact made by or on behalf of Grantor in this Mortgage or in any of the other Loan Documents contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained herein or therein not misleading as of the date made.

          (d) Tax Filings. Grantor has filed all federal, state and local tax returns required to be filed prior to the date hereof and has paid or made adequate provision for the payment of all federal, state and local taxes, charges and assessments shown to be due from Grantor on such tax returns.

          (e) No Litigation. No litigation is pending or, to Grantor's best knowledge, threatened against Grantor which, if determined adversely to Grantor, would have a material adverse effect on any Property or the security created hereby and no Taking has been commenced or, to Grantor's best knowledge, is contemplated with respect to all or any portion of the Trust Estate or for the relocation of roadways providing access to the Trust Estate. Grantor has delivered to Beneficiary and the Rating Agency a certificate setting forth all litigation affecting Grantor or any Property.

          (f) Solvency. The fair saleable value of Grantor's assets exceeds and will, immediately following the issuance and sale of the Notes and the consummation of the other transactions contemplated to take place simultaneously therewith, exceed Grantor's liabilities, including subordinated, unliquidated, disputed and contingent liabilities. Grantor's assets do not and, immediately following the issuance and sale of the Notes and the consummation of the other transactions contemplated to take place simultaneously therewith will not, constitute unreasonably insufficient capital to carry out its business as conducted or as proposed to be conducted. Grantor does not intend to, and does not believe that it will, incur debts and liabilities (including, without limitation, contingent liabilities) beyond its ability to pay such debts as they mature.

          (g) ERISA. Grantor is not an "employee benefit plan" (within the meaning of Section 3(3) of ERISA) to which ERISA applies and Grantor's assets do not constitute plan assets. No actions, suits or claims under any laws and regulations promulgated pursuant to ERISA are pending or, to Grantor's knowledge, threatened against Grantor. Grantor has no knowledge of any material liability incurred by Grantor which remains unsatisfied for any taxes or penalties with respect to any employee benefit plan or any Multiemployer Plan, or of any lien which has been imposed on Grantor's assets pursuant to Section 412 of the Code or Sections 302 or 4068 of ERISA.

          (h) Claims. No actions, suits, proceedings or governmental investigations, whether judicial or otherwise are pending or, to the best knowledge of Grantor, has been commenced against Grantor before any domestic or foreign court or administrative, arbitral, governmental or regulatory authority or agency which, if determined adversely to Grantor, would have a material adverse effect on the security created hereby. Grantor has delivered to Beneficiary and the Rating Agency a certificate setting forth all such matters known to Grantor pending against Grantor as of the date hereof.

          (i) Liens. No Lien, other than Permitted Encumbrances, which remains outstanding as of the date hereof, including, without limitation, any tax lien, has been levied against the Trust Estate.

          (j) Outstanding Liabilities. No outstanding liabilities of Grantor exist which, individually or in the aggregate, would have a material adverse effect on the security created hereby or would materially adversely affect the condition (financial or otherwise) of Grantor. Grantor has delivered to Beneficiary and the Rating Agency a certificate setting forth all liabilities of Grantor as of the date hereof.

          (k) Creditors' Claims. To Grantor's best knowledge, no claim of any creditor of Grantor would have a material adverse effect on the security created hereby or would materially adversely affect the condition (financial or otherwise) of Grantor. Grantor has delivered to Beneficiary and the Rating Agency a certificate setting forth all such claims of creditors of Grantor as of the date hereof.

          (l)  Separate Business; Corporate Formalities.

               (i) Grantor shall maintain its own deposit account or accounts, separate from those of any Affiliate, with commercial banking institutions. The funds of Grantor will not be diverted to any other Person or for other than business uses of Grantor;

               (ii) To the extent that Grantor shares the same officers or other employees as any of its partners or Affiliates or any other entity comprising Grantor or a partner in such entity, the salaries of and the expenses related to providing benefits to such officers and other employees shall be fairly allocated among such entities, and each such entity shall bear its fair share of the salary and benefit costs associated with all such common officers and employees;

               (iii) To the extent that Grantor jointly contracts with any of its partners or Affiliates or any other entity comprising Grantor or a partner in such entity to do business with vendors or service providers or to share overhead expenses, the costs incurred in so doing shall be allocated fairly among such entities, and each such entity shall bear its fair share of such costs. To the extent that Grantor contracts or does business with vendors or service providers where the goods and services provided are partially for the benefit of any other Person, the costs incurred in so doing shall be fairly allocated to or among such entities for whose benefit the goods and services are provided, and each such entity shall bear its fair share of such costs. All material transactions between Grantor and any of its Affiliates shall be only on an arm's length basis.

               (iv) To the extent that Grantor and any of its constituent partners or Affiliates have offices in the same location, there shall be a fair and appropriate allocation of overhead costs among them, and each such entity shall bear its fair share of such expenses.

               (v) Grantor shall conduct its affairs strictly in accordance with its organizational documents, and observe all necessary, appropriate and customary partnership or corporate formalities, as the case may be, including, but not limited to, obtaining any and all consents necessary to authorize actions taken or to be taken, and maintaining accurate and separate books, records and accounts, including, but not limited to, payroll and intercompany transaction accounts.

          (m) Director Consents. The General Partner of any entity comprising Grantor which is a partnership, or if such entity is a limited liability company, the managing member shall obtain the consent of all its directors to (i) file a bankruptcy or insolvency petition or otherwise institute insolvency proceedings or to authorize Grantor to do so, (ii) dissolve, liquidate, consolidate, merge or sell all or substantially all of Grantor's assets, (iii) engage in any other business activity, or (iv) amend its organizational documents.

          (n) No Default. As of the date hereof, Grantor is not in material default under the terms and provisions of any Operating Agreement or any Lease.

          (o) Collateral As Entirety of Property. Each Property and the Personalty located thereon constitutes all of the real property, equipment and fixtures currently owned by Grantor or currently used in the operation of the business located on such Property.

          (p) No Property Damage. As of the date hereof, to Grantor's knowledge, no portion of the Improvements at any Property has been materially damaged, destroyed or injured by fire or other casualty which is not now fully restored or in the process of being restored.

          (q) Access. Each Property has adequate access to public streets, roads or highways as reasonably necessary for the current use of the Property.

          (r) Separate Tax Parcels. Each Property constitutes one or more separate tax lots, with a separate tax assessment, independent of any other land or improvements.

          (s) Utilities. All utility services necessary for the operation of each Property have been connected and are available in adequate capacities directly from utility lines and without the need for private easements not presently existing.

          32. No Waiver. No failure by Beneficiary to insist upon the strict performance of any term hereof or to exercise any right, power or remedy consequent upon a breach thereof shall constitute a waiver of any such term or right, power or remedy or of any such breach. No waiver of any breach shall affect or alter this Mortgage, which shall continue in full force and effect, or shall affect or alter the rights of Beneficiary with respect to any other then existing or subsequent breach.

          33. Non-Recourse Obligations. Notwithstanding anything in this Mortgage (other than as set forth in Section 41 hereof), the Notes or the other Loan Documents, no personal liability shall be asserted or enforceable against (i) Grantor, (ii) any Affiliate of Grantor, (iii) any Person owning directly or indirectly, any legal or beneficial interest in Grantor or any Affiliate of Grantor, or (iv) any partner, principal, officer, controlling person, beneficiary, trustee, advisor, shareholder, employee, agent, Affiliate or director of any Persons described in clauses (i) through (iii) above (collectively, the "Exculpated Parties") by Beneficiary or Trustee in respect of the Obligations, this Mortgage, any Notes or any other Loan Document, or the making, issuance or transfer thereof, all such liability, if any, being expressly waived by Beneficiary, Trustee, and each successive holder of any Note and this Mortgage shall accept the Notes and this Mortgage upon the express condition of this provision and limitation that in the case of the occurrence and continuance of an Event of Default, Beneficiary's remedies in its sole discretion shall be any or all of:

               (i) Foreclosure of the lien of this Mortgage in accordance with the terms and provisions set forth in this Mortgage;

               (ii) Action against any other security at any time given to secure the payment of the Notes and under the other Loan Documents; and

               (iii) Exercise of any other remedy set forth in this Mortgage or any other Loan Document.

          The lien of any judgment against Grantor and any proceeding instituted on, under or in connection with the Notes or this Mortgage, or both, shall not extend to any property now or hereafter owned by Grantor or any Exculpated Party other than the Net Operating Income from, and the ownership interest of Grantor in, the Trust Estate and the other security for the payment of the Notes or this Mortgage.

          Notwithstanding anything in this Mortgage to the contrary, there shall at no time be any limitation on Grantor's liability for the payment to Beneficiary of: (1) condemnation proceeds or insurance proceeds which Grantor has received and to which Beneficiary is entitled pursuant to the terms of this Mortgage or any of the Loan Documents to the extent the same have not been applied toward payment of sums due under the Notes or under this Mortgage, or used for the repair or replacement of the Trust Estate pursuant to this Mortgage, or (2) all loss, damage and expense as incurred by Beneficiary and arising from any fraud, or intentional misrepresentation of Grantor, or (3) any misappropriation of Rents or security deposits by Grantor or any Affiliate of Grantor.

          34. Further Assurances. Grantor, at its own expense, will execute, acknowledge and deliver all such reasonable further acts, documents or instruments including security agreements on any building equipment included or to be included in the Trust Estate and a separate assignment of each Lease and take all such actions as Beneficiary from time to time may reasonably request to better assure, transfer and confirm unto Beneficiary the rights now or hereafter intended to be granted to Beneficiary under this Mortgage or the other Loan Documents. Grantor shall notify Beneficiary no less than thirty (30) days prior to a change of address.

          35. Estoppel Certificates. Grantor and Beneficiary each will, from time to time, upon twenty (20) days' prior written request by the other party, execute, acknowledge and deliver to the requesting party, in the case of a request to Beneficiary, a certificate signed by an authorized officer or officers and in the case of a request to Grantor, an Officer's Certificate, stating that this Mortgage is unmodified and in full force and effect (or, if there have been modifications, that this Mortgage is in full force and effect as modified and setting forth such modifications) and stating the amount of accrued and unpaid interest and the outstanding principal amount of the Notes. The request for an estoppel certificate from Beneficiary shall also state either that, to Grantor's best knowledge and based on no independent investigation, no Default exists hereunder or, if any Event of Default shall exist hereunder, specify any Event of Default of which Grantor has actual knowledge and the steps being taken to cure such Event of Default.

          36.  Intentionally Omitted.

          37.  Indemnification by Grantor.

               Subject to the provisions of Section 33 hereof, Grantor will protect, indemnify and save harmless Beneficiary, and all officers, directors, stockholders, partners, employees, successors and assigns thereof (collectively, the "Indemnified Parties") from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (including all reasonable attorneys' fees and expenses actually incurred) imposed upon or incurred by or asserted against the Indemnified Parties or the Trust Estate or any part of its interest therein, by reason of the occurrence or existence of any of the following (to the extent Insurance Proceeds payable on account of the following shall be inadequate, it being understood that in no event will the Indemnified Parties be required to actually pay or incur any costs or expenses as a condition to the effectiveness of the foregoing indemnity) prior to (i) the acceptance by Beneficiary of a deed-in-lieu of foreclosure with respect to the applicable Property, or (ii) the Indemnified Parties taking possession or control of the applicable Property, unless caused solely by the actual willful misconduct or gross negligence of the Indemnified Parties (other than such willful misconduct or gross negligence imputed to the Indemnified Parties because of their interest in the Trust Estate): (1) ownership of Grantor's interest in the Trust Estate, or any interest therein, or receipt of any Rents or other sum therefrom, (2) any accident, injury to or death of any persons or loss of or damage to property occurring on or about the Trust Estate or any Appurtenances thereto, (3) any design, construction, operation, repair, maintenance, use, non-use or condition of the Trust Estate or Appurtenances thereto, including claims or penalties arising from violation of any Legal Requirement or Insurance Requirement, as well as any claim based on any patent or latent defect, whether or not discoverable by Beneficiary, any claim the insurance as to which is inadequate, and any Environmental Claim, (4) any Default under this Mortgage or any of the other Loan Documents or any failure on the part of Grantor to perform or comply with any of the material terms of any Lease or Operating Agreement within the applicable notice or grace periods, (5) any performance of any labor or services or the furnishing of any materials or other property in respect of the Trust Estate or any part thereof, (6) any negligence or tortious act or omission on the part of Grantor or any of its agents, contractors, servants, employees, sublessees, licenses or invitees, (7) any contest referred to in
Section 7(c) hereof, (8) any obligation or undertaking relating to the performance or discharge of any of the terms, covenants and conditions of the landlord contained in the Leases or (9) the presence at, in or under any Property or the Improvements thereon of any Hazardous Substance in violation of any Legal Requirement. Any amounts the Indemnified Parties are legally entitled to receive under this Section 37 which are not paid within ten (10) Business Days after written demand therefor by the Indemnified Parties or Beneficiary, setting forth in reasonable detail the amount of such demand and the basis therefor, shall bear interest from the date of demand at the Default Rate, and shall, together with such interest, be part of the Indebtedness and secured by this Mortgage. In case any action, suit or proceeding is brought against the Indemnified Parties by reason of any such occurrence, Grantor shall at Grantor's expense resist and defend such action, suit or proceeding or will cause the same to be resisted and defended by counsel at Grantor's reasonable expense for the insurer of the liability or by counsel designated by Grantor (unless reasonably disapproved by Beneficiary promptly after Beneficiary has been notified of such counsel); provided, however, that nothing herein shall compromise the right of Beneficiary (or any Indemnified Party) to appoint its own counsel at Grantor's expense for its defense with respect to any action which in its reasonable opinion presents a conflict or potential conflict between Beneficiary and Grantor that would make such separate representation advisable; provided further that if Beneficiary shall have appointed separate counsel pursuant to the foregoing, Grantor shall not be responsible for the expense of additional separate counsel of any Indemnified Party unless in the reasonable opinion of Beneficiary a conflict or potential conflict exists between such Indemnified Party and Beneficiary. So long as Grantor is resisting and defending such action, suit or proceeding as provided above in a prudent and commercially reasonable manner, Beneficiary and the Indemnified Parties shall not be entitled to settle such action, suit or proceeding and claim the benefit of this Section 37 with respect to such action, suit or proceeding and Beneficiary agrees that it will not settle any such action, suit or proceeding without the consent of Grantor; provided, however, that if Beneficiary reasonably determines that Grantor is not diligently defending such action, suit or proceeding in a prudent and commercially reasonable manner as provided above, and has provided Grantor with thirty (30) days' prior written notice, or shorter period if mandated by the requirements of applicable law, and opportunity to correct such determination, Beneficiary may settle such action, suit or proceeding subject only to Grantor's consent which shall not be unreasonably withheld or delayed, and claim the benefit of this Section 37 with respect to settlement of such action, suit or proceeding. Any Indemnified Party will give Grantor prompt notice after such Indemnified Party obtains actual knowledge of any potential claim by such Indemnified Party for indemnification hereunder.

          38. Release of Property. (a) If Grantor shall pay or cause to be paid, the principal of and interest on the Notes in full at maturity or as permitted in accordance with the terms thereof and all other Indebtedness payable to Beneficiary hereunder by Grantor or secured hereby or by the other Loan Documents and all of the payment Obligations shall have been performed, then this Mortgage and all the other Loan Documents shall be discharged and satisfied or assigned (to Grantor or to any other Person at Grantor's direction and without representation or warranty by, or recourse to, Beneficiary), at Grantor's option, without warranty (except that Beneficiary shall be deemed to have represented that such release and termination or reassignment has been duly authorized and that it has not assigned or encumbered this Mortgage or the other Loan Documents), at the expense of Grantor upon its written request. Concurrently with such release and satisfaction or assignment of this Mortgage and all the other Loan Documents, Beneficiary will return to Grantor the Notes and all insurance policies relating to the Trust Estate which may be held by Beneficiary, any amounts held in escrow pursuant to this Mortgage or the Cash Collateral Agreement, if applicable, or otherwise, and any part of the Trust Estate or other Collateral that may be in its possession and, on the written request and at the expense of Grantor, will execute and deliver such instruments of conveyance, assignment and release (including appropriate UCC-3 termination statements) prepared by Grantor and as may reasonably be requested by Grantor to evidence such release and satisfaction, or assignment, and any such instrument, when duly executed by Beneficiary and, if appropriate, duly recorded by Grantor in the places where this Mortgage and each other Loan Document is recorded, shall conclusively evidence the release and satisfaction or assignment of this Mortgage and the other Loan Documents.

               (b) Grantor shall be entitled to have one (1) or more of the Properties released from the Lien of this Mortgage from and after the date which is two years from the date of this Mortgage, provided that all of the conditions set forth below have been satisfied. The release of any Property shall be subject to the satisfaction of the following conditions:

          (i) Beneficiary shall have received from Grantor at least 30 days' prior written notice of the date proposed for such release (the "Release Date");

          (ii) No Event of Default shall have occurred and be continu-ing as of the date of such notice and the Release Date;

         (iii) Grantor shall deliver to Beneficiary (pursuant to and in accordance with the provisions of Sections 46 and 47 hereof) on the Release Date, Defeasance Collateral in such amount as shall satisfy (A) the Minimum Defeasance Collateral Requirement for such Property with respect to a release of less than all the Properties or (B) the Total Defeasance Collateral Requirement with respect to a release of all of the Properties; provided, however, that in the event of a release of any of the Property commonly known as (x) The Mall at Cross County located in Yonkers, Westchester County, New York, (y) Whitehall Square located in Whitehall, Lehigh County, Pennsylvania, or (z) Bethlehem Square located in Bethlehem, Northampton County, Pennsylvania (each a "Specified Property"), the Release Price shall be equal to 150% of the Allocated Loan Amount for each Specified Property to be released, unless prior to the release of such Specified Property the Rating Agency has delivered its written affirmation to the Grantor that the ratings of the Certificates immediately prior to such release will not be qualified, downgraded or withdrawn as a result of such release which affirmation may be granted or withheld in the Rating Agency's sole and absolute discretion; and provided, further, that if the Rating Agency shall issue such an affirmation the Release Price for such Specified Property shall be equal to 125% or 135% of the Allocated Loan Amount, as the case may be, or such other percentage (not less than 125%) of the Allocated Loan Amount as may be acceptable to the Rating Agency;

          (iv) Grantor shall have delivered to Beneficiary an Officer's Certificate, dated the Release Date, confirming the matters referred to in clause (ii) above, certifying that the provisions of clause (iii) above have been complied with and certifying that all conditions prece-dent for such release contained in this Mortgage have been complied with; and

          (v) Grantor, at its sole cost and expense, shall have delivered to Beneficiary, one or more endorsements to the mortgagee policy of title insurance delivered to Beneficiary on the date hereof in connection with this Mortgage insuring that, after giving effect to such release, (x) the Liens created hereby and insured thereunder are first priority Liens on the respective remaining Properties subject only to the Permitted Encumbrances applicable to the remaining Properties and
                    (y) that such policy is in full force and effect and unaffected by such release, provided that such endorsements are available at a nominal cost (without additional premium).

         (vi) After giving effect to such proposed release, the Debt Service Coverage Ratio would be not less than (A) the greater of the Debt Service Coverage Ratio without giving effect to such release and 1.60:1 with respect to each of the first seven Properties which are released and (B) the greater of the Debt Service Coverage Ratio without giving effect to such release and 1.75:1 with respect to each Property thereafter;

         (vii) Beneficiary and the Rating Agency shall have received from Grantor with respect to the matters referred to in clause (vi), (x) statements of the Net Operating Income and Debt Service (both on a consolidated basis and separately for the applicable Property(ies) to be released) for the applicable measuring period, (y) based on the foregoing statements of Net Operating Income and Debt Service, calculations of the Debt Service Coverage Ratio both with and without giving effect to the proposed release and (z) calculations of the ratios referred to in such clause (vi), accompanied by an Officers' Certificate stating that such statements, calculations and information are true, correct, and complete in all material respects; and

        (viii) Grantor shall have reimbursed Beneficiary, Servicer and Trustee for all reasonable costs and expenses actually incurred (including reasonable attorneys' fees and disbursements) in connection with a Property Release pursuant to this Section 38.

               Upon or after the delivery of Defeasance Collateral in accordance with Section 38(b)(iii) hereof and in the case of clause (y), the satisfaction of all other conditions provided for herein in Sections 46 and
47) the notice required pursuant to subsection (i) above, Beneficiary shall effectuate the following (hereinafter referred to as a "Property Release"): the security interest of Beneficiary in this Mortgage and other Loan Docu-ments relating to the released Property shall be released from the Lien of this Mortgage and Beneficiary will execute and deliver any agreements reasonably requested by Grantor to release and terminate or reassign, at Grantor's option, this Mortgage as to the released Property; provided, that such release and termination or reassignment shall be without recourse to Beneficiary (except as contemplated hereby) and without any representation or warranty except that Beneficiary shall be deemed to have represented that such release and termination or reassignment has been duly authorized and that it has not assigned or encumbered this Mortgage or the other Loan Documents relating to the released Property (except as contemplated hereby) and Beneficiary shall return the originals of any Loan Documents that relate solely to the released Property to Grantor; provided, further, that upon the release and termination or reassignment of Beneficiary's security interest in this Mortgage relating to the released Property all references herein to this Mortgage relating to the released Property shall be deemed deleted, except as otherwise provided herein with respect to indemnities.

          39. Rating Agency Monitoring. Until the Obligations are paid in full, Grantor shall provide the Rating Agency with all financial reports required hereunder and such other information as it shall reasonably request to enable it to continuously monitor the creditworthiness of Grantor and to permit an annual surveillance of the implied credit rating of certain securities secured by a pledge of the Notes and shall pay all Rating Agency monitoring and review fees.

          40.  Environmental Matters.

          (a) Representations. Grantor hereby represents and warrants that except as set forth in the reports listed on Exhibit B hereto (the "Environmental Reports"), (i) Grantor has not engaged in or knowingly permitted any operations or activities upon, or any use or occupancy of any Property, or any portion thereof, for the purpose of or in any way involving the handling, manufacture, treatment, storage, use, generation, release, discharge, refining, dumping or disposal of any Hazardous Substances on, under, in or about the Property, or transported any Hazardous Substances to, from or across the Property, except in all cases in material compliance with Environmental Requirements and only in the course of legitimate business operations at the Property; (ii) to Grantor's knowledge, no tenant, occupant or user of any Property, nor any other person, has during Grantor's ownership of such Property, engaged in or permitted any operations or activities upon, or any use or occupancy of the Property, or any portion thereof, for the purpose of or in any material way involving the handling, manufacture, treatment, storage, use, generation, release, discharge, refining, dumping or disposal of any Hazardous Substances on, in or about the Property, or transported any Hazardous Substances to, from or across the Property, except in all cases in material compliance with Environmental Requirements and only in the course of legitimate business operations at the Property; (iii) to Grantor's knowledge, no Hazardous Substances are presently constructed, deposited, stored, or otherwise located on, under, in or about any Property except in material compliance with Environmental Requirements; (iv) to Grantor's knowledge, no Hazardous Substances have migrated from any Property upon or beneath other properties which would reasonably be expected to result in material liability for Grantor; and (v) to Grantor's knowledge, no Hazardous Substances have migrated or threaten to migrate from other properties upon, about or beneath any Property which would reasonably be expected to result in material liability for Grantor.

          (b)  Covenants.  Subject to Grantor's right to contest under
Section 7(c) hereof, Grantor covenants and agrees with Beneficiary that it shall comply with all Environmental Laws. If at any time during the continuance of the Lien of this Mortgage, a Governmental Authority having jurisdiction over the Trust Estate requires remedial action to correct the presence of Hazardous Materials in, around, or under any Property (an "Environmental Event"), Grantor shall deliver prompt notice of the occurrence of such Environmental Event to Beneficiary and the Rating Agency. Within (30) thirty days after Grantor has knowledge of the occurrence of an Environmental Event, Grantor shall deliver to Beneficiary an Officer's Certificate (an "Environmental Certificate") identifying the Environmental Event in reasonable detail and setting forth the proposed remedial action, if any.

          (c) Environmental Indemnification. Grantor shall protect, indemnify, save, defend and hold harmless Beneficiary and all officers, directors, stockholders, partners, employees, successors and assigns thereof (collectively, the "Indemnified Environmental Parties") from and against any and all liability, loss, damage, actions, causes of action, costs or expenses whatsoever (including reasonable attorneys' fees and expenses) and any and all claims, suits and judgments which any Indemnified Environmental Party may suffer, as a result of or with respect to: (a) any Environmental Claim relating to or arising from such Property; (b) the violation of any Environmental Law in connection with such Property; (c) any release, spill, or the presence of any Hazardous Substances affecting such Property; and (d) the presence at, in, on or under, or the release, escape, seepage, leakage, discharge or migration at or from, such Property of any Hazardous Substances, whether or not such condition was known or unknown to Grantor; provided that, in each case, Grantor may be relieved of its obligation under this subsection if any of the matters referred to in clauses (a) through (d) above did not occur (but need not have been discovered) prior to (1) the foreclosure of this Mortgage with respect to such Property, (2) the delivery by Grantor to Beneficiary of a deed-in-lieu of foreclosure with respect to such property, or (3) Beneficiary's taking possession and control of such Property after the occurrence of an Event of Default hereunder and such obligation is a result of the acts or omissions of any Indemnified Party.
If any such action or other proceeding shall be brought against Beneficiary, upon written notice from Grantor to Beneficiary (given reasonably promptly following Beneficiary's notice to Grantor of such action or proceeding), Grantor shall be entitled to assume the defense thereof, at Grantor's expense, with counsel reasonably acceptable to Beneficiary; provided, however, Beneficiary may, at its own expense, retain separate counsel to participate in such defense, but such participation shall not be deemed to give Beneficiary a right to control such defense, which right Grantor expressly retains. Notwithstanding the foregoing, each Indemnified Environmental Party shall have the right to employ separate counsel at Grantor's expense if, in the reasonable opinion of legal counsel, a conflict or potential conflict exists between the Indemnified Environmental Party and Grantor that would make such separate representation advisable.

          41. Recourse Nature of Certain Indemnifications. Notwithstanding anything to the contrary provided in this Mortgage or in any other Loan Document, the indemnification provided in Section 40(c) hereof shall be fully recourse to Grantor (but not to (i) any Affiliate of Grantor, (ii) any Person owning directly or indirectly, any legal or beneficial interest in Grantor or any Affiliate of Grantor, or (iii) any partner, principal, officer, controlling person, beneficiary, trustee, advisor, shareholder, employee, agent, Affiliate or director of Grantor or of any Persons described in clauses (i) through (ii) above) and shall be independent of, and shall survive, the discharge of the Indebtedness, the release of the Lien created under this Mortgage, and/or the conveyance of title to any Property to Beneficiary or any purchaser or designee in connection with a foreclosure of this Mortgage or conveyance in lieu of foreclosure.

          42. Counterparts. This Mortgage may be executed in one or more counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same instrument.

          43. Merger, Conversion, Consolidation or Succession to Business of Beneficiary. Any corporation into which Beneficiary may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which Beneficiary shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of Beneficiary, shall be the successor of Beneficiary hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto. Beneficiary shall provide the Rating Agency with written notice of any merger or conversion to be undertaken pursuant to this Section 43 no less than 30 days prior to such merger or conversion.

          44. No Endorsement. Beneficiary shall not become or be considered to be an endorser, co-maker or co-obligor on any Notes or on any obligation of Grantor secured by this Mortgage or otherwise.

          45.  Substitute Property.

          (a) Generally. At any time and from time to time, Grantor may, subject to the conditions in this Section 45, substitute a property (a "Substitute Property") for an existing Property up to a maximum of five such Properties (a "Replaced Property") or Defeasance Collateral. From and after the substitution of a Substitute Property in accordance herewith, such Substitute Property shall thereafter be deemed a Property under this Mortgage, and the Allocated Loan Amount of such Substitute Property shall be the same as the Allocated Loan Amount of the Replaced Property, except as otherwise provided in Section 46(b) below. In the event of a substitution, the Notes shall remain in full force and effect, and either a new Mortgage encumbering the Substitute Property (the "Substitute Mortgage") shall be executed and delivered by Grantor to Beneficiary or a counterpart original of this Mortgage, modified as necessary, shall be executed and delivered by Grantor to Beneficiary to encumber the Substitute Property and the remainder of the Trust Estate. Concurrently with the completion of all steps necessary to substitute a Substitute Property as provided herein, Beneficiary shall execute or cause to be executed all such documents requested by Grantor as are necessary or appropriate (i) to release all Liens granted to Beneficiary and affecting the Replaced Property, and (ii) to cause the Substitute Mortgage to be cross-collateralized and cross-defaulted with this Mortgage. Grantor shall prepare at its expense all such documents.

          (b) Substitute Property Requirements. To qualify as a Substitute Property, the property must, at the time of substitution:

               (i) be a property as to which Grantor will hold good and insurable fee or, subject to the Beneficiary's right to approve the terms and provisions of any ground lease, leasehold title free and clear of any lien or other encumbrance except for Permitted Encumbrances and easements, restrictive covenants and other title exceptions and Leases which do not have a material adverse effect on the utility or value of such property for its current use;

               (ii) be free and clear, as shall be demonstrated in an environmental report issued by a recognized environmental consultant at Grantor's expense and in form and substance reasonably acceptable to Beneficiary, of Hazardous Substance except for nominal amounts of any such substances commonly incorporated in or used in the operation of properties similar to the Properties (in either case in compliance with all Environmental Laws), all as certified by such consultant;

               (iii) be in reasonably good repair and condition, as shall be certified by an Officer's Certificate of Grantor in form and substance reasonably acceptable to Beneficiary;

               (iv) be in compliance, in all material respects, with Legal Requirements and Insurance Requirements, as shall be certified in an Officer's Certificate in form and substance reasonably acceptable to Beneficiary;

               (v) (as evidenced by two appraisals prepared by Independent Appraisers selected by Beneficiary performed at Grantor's expense) have a fair market value and Net Operating Income per square foot no less than the greater of

                    (1) the fair market value and Net Operating Income per square foot of the Replaced Property as of the date hereof, and

                    (2) the fair market value and Net Operating Income per square foot of the Replaced Property immediately prior to the Substitution.

          (c) Conditions to Substitution. In addition to the conditions in this Section 45 above, substitution of any Property pursuant to this
Section 45 shall be subject to the satisfaction of the following, all of which shall be prepared or obtained at Grantor's expense:

               (i) receipt by Beneficiary and the Rating Agency of written notice thereof from Grantor at least thirty (30) days before the date of the proposed substitution (the "Substitution Date"), together with (1) written evidence that the property proposed to be a Substitute Property complies with Section 45 above and (2) such other information, including financial information, as Beneficiary or the Rating Agency may request;

               (ii) Beneficiary's receipt of written affirmation from the Rating Agency that the credit ratings of the Certificates immediately prior to such substitution will not be qualified, downgraded or withdrawn as a result of such substitution, which affirmation may be granted or withheld in the Rating Agency's sole and absolute discretion;

               (iii) delivery to Beneficiary of an Opinion of Counsel opining as to the enforceability of the Substitute Mortgage with respect to the Substitute Property in substantially the same form and substance as the opinion concerning enforceability originally delivered at the Closing Date in connection with the Replaced Property, with reasonable allowance for variations in applicable state law and a Nondisqualification Opinion and a Tax Opinion;

               (iv) no Event of Default shall have occurred and be continuing;

               (v) the representations and warranties set forth in this Mortgage and the Loan Documents applicable to the Replaced Property shall be true and correct (except as to title exceptions) as to the Substitute Property on the Substitution Date in all material respects;

               (vi) delivery to Beneficiary of a copy of the Partnership Agreement or other organizational documentation of Grantor and all amendments thereto, or in the case of any leasehold property a copy of the ground lease, in each case certified as true, complete and correct by the managing general partner; a certificate from the Secretary of State or other applicable state official or officer in Grantor's jurisdiction of formation certifying that it is duly formed and in good standing (with tax clearance, if applicable), if available, certificates from the Secretary of State of the state in which the Substitute Property is located, certifying as to Grantor's good standing as a limited partnership in such state (with tax clearance, if applicable); delivery by the managing general partner of Grantor of a certificate, dated the Substitution Date and signed on behalf of its Secretary or Assistant Secretary, certifying the names of the officers of the managing general partner authorized to execute and deliver, in the name and on behalf of Grantor, the Substitute Mortgage and the other Loan Documents to which Grantor is a party, together with the original (not photocopied) signatures of such officers;

               (vii) delivery to Beneficiary of an Officer's Certificate certifying to the veracity of the statements in Subsections 45(a)(ii)(B), 45(a)(ii)(C), 45(a)(ii)(D), 45(a)(iii)(E) and
          45(a)(iii)(F) hereof;

               (viii) delivery to Beneficiary in form and substance satisfactory to Beneficiary of originals of the following:

                    (1) a Substitute Mortgage or an amendment to this Mortgage, duly executed and acknowledged by Grantor;

                    (2) a substitute assignment of leases and rents with respect to the Substitute Property or an amendment to the Assignment of Leases, duly executed and acknowledged by Grantor, assigning and transferring to Beneficiary a first priority security interest in all rents, revenues, issues, profits and proceeds arising under the Leases relating to the Substitute Property, subject to the Permitted Encumbrances;

                    (3) a title insurance policy issued by the Title Company or another title insurance company reasonably acceptable to Beneficiary in the amount equal to the Allocated Loan Amount (so long as a "tie-in" endorsement shall be available, otherwise in the amount of 125% of the Allocated Loan Amount) containing such affirmative coverage reasonably acceptable to Beneficiary available at commercially reasonable rates insuring that the Substitute Mortgage creates a valid first lien on Grantor's fee title in the Substitute Property subject to the Permitted Encumbrances, or if the substitution is accomplished by modification of this Mortgage an endorsement to the original title policy insuring this Mortgage and an original title insurance policy endorsement, if available at a nominal cost (without additional premium), insuring that Beneficiary's perfected first priority interest in and to the other Properties in the Trust Estate is unaffected by such modification;

                    (4) a current as-built land title survey and a certificate from a professional licensed land surveyor with respect to such Substitute Property, certified to the Title Company and Beneficiary, and showing the location, dimensions and area of each parcel of the Substitute Property, including all existing buildings and improvements, utilities, parking areas and spaces, internal streets, if any, external streets, rights-of-way, as well as any easements, setback violations or encroachments on such Substitute Property and identifying each item with its corresponding exception, if any, in the title policy relating thereto and otherwise reasonably acceptable to Beneficiary. Each survey shall contain the original signature and seal of the surveyor and any additional matter required by the title companies. In addition, Grantor shall provide with respect to each Substitute Property a certificate of a professional land surveyor to the effect that the Improvements located upon such Substitute Property are not located in a flood plain area, or, if such Substitute Property is in a flood plain area, Grantor shall deliver on the Closing Date evidence of flood insurance;

                    (5) Uniform Commercial Code financing statements (Form UCC-1) (or other forms required in any jurisdiction), duly executed by Grantor, covering all fixtures, Building Equipment and other personal property collat-eral and all proceeds thereof, naming Grantor as debtor and Beneficiary as secured party;

                    (6) insurance certificates issued by insurance companies reasonably satisfactory to Beneficiary evidencing the insurance coverage required under Section 5 hereof; and

                    (7) payment of all costs and expenses anticipated to be incurred in connection with such substitution, including
                    (x) reimbursement of Beneficiary's reasonable costs, title premiums, mortgage recording taxes, transfer taxes, recording fees, and reasonable attorneys' fees and disbursements actually incurred, and (y) reimbursement of Servicer's reasonable internal costs and expenses; provided, that such costs and expenses shall not exceed an amount equal to 1% of the Allocated Loan Amount of the Substituted Property.

          46.  Defeasance.

               (a) With respect to either (i) a Property Release with respect to which Grantor proposes to deliver Defeasance Collateral pursuant to Section 38(b) hereof or (ii) a release of the Lien of this Mortgage with respect to all of the Properties pursuant to Section 38(b) hereof other than in connection with a total prepayment or repayment on the Maturity Date (each, a "Defeasance"), the Grantor shall deposit Defeasance Collateral in accordance with subsection (b) below to the Defeasance Collateral Account. In no event shall the deliverance of Defeasance Collateral cause the Grantor to be released from its obligations to make payments of principal and interest on the Notes.

               (b) The Defeasance shall be permitted at such time as all of the following events shall have occurred:

                    (i) the Defeasance Collateral Account shall have been established pursuant to Section 47 hereof;

                    (ii) if the Mortgage Loan is held by a REMIC, a period of more than two years shall have elapsed since the date on which the Mortgage Loan is deposited into such REMIC;

                    (iii) Grantor shall have delivered or caused to have been delivered to Beneficiary the Defeasance Collateral for deposit into the Defeasance Collateral Account such that it will satisfy either
     (A) the Minimum Defeasance Collateral Requirement with respect to a release of less than all of the Properties or (B) the Total Defeasance Collateral Requirement with respect to a release of all of the Properties, as the case may be, at the time of delivery and all such Defeasance Collateral, if in registered form, shall be registered in the name of Beneficiary or its nominee for the benefit of the Holders (and, if registered in nominee name endorsed to Beneficiary or in blank) and, if issued in book-entry form, the name of Beneficiary or its nominee shall appear as the owner of such securities for the benefit of the Holders on the books of the Federal Reserve Bank or other party maintaining such book-entry system;

                    (iv) Grantor shall have granted or caused to have been granted to Beneficiary for the ratable benefit of the Holders a valid perfected first priority security interest in the Defeasance Collateral and all proceeds thereof;

                    (v) Grantor shall have delivered or caused to be delivered to Beneficiary an Officers' Certificate, dated as of the date of such delivery (x) that sets forth the aggregate face amount or unpaid principal amount, interest rate and maturity of all such Defeasance Collateral, a copy of the transaction journal, if any, or such other notification, if any, published by or on behalf of the Federal Reserve Bank or other party maintaining a book-entry system advising that Beneficiary or its nominee is the owner of such securities issued in book-entry form, and (y) to the following effect that states that:

                      (A) Grantor owns the Defeasance Collateral being
               delivered to Beneficiary free and clear of any and all Liens, security interests or other encumbrances, and has not assigned any interest or participation therein (or, if any such interest or participation has been assigned, it has been released), and Grantor has full power and authority to pledge such Defeasance Collateral to Beneficiary;

                      (B) such Defeasance Collateral consists solely of
               Defeasance Eligible Investments;

                      (C) such Defeasance Collateral satisfies the Minimum
               Defeasance Collateral Requirement or the Total Defeasance Collateral Requirement, as the case may be, determined as of the date of delivery;

                      (D) the Defeasance contemplated hereby will not give
               rise to an Event of Default; and

                      (E) the information set forth in the schedule attached
               to such Officers' Certificate is correct and complete as of the date of delivery (such schedule, which shall be attached to and form a part of such Officers' Certificate, shall demonstrate satisfaction of the requirement set forth in clause (C) above, in a form reasonably acceptable to Beneficiary);

                    (vi) Grantor shall have delivered or caused to be delivered to Beneficiary (A) an Opinion of Counsel that Beneficiary has been granted a perfected security interest in the Defeasance Col-lateral, (B) a Tax Opinion, (C) if the Mortgage Loan at such time is included in a REMIC, a Nondisqualification Opinion, and (D) in the event the aggregate of amounts previously defeased and currently subject to a Defeasance equals or exceeds in the aggregate an amount equal to 40% of the Loan Amount, an additional Opinion of Counsel, to the effect that Beneficiary will not be required to be registered under the Investment Company Act as a result of such Defeasance; and

                    (vii) Grantor shall have delivered or cause to be delivered to Beneficiary a statement confirming that the Defeasance Collateral is sufficient to satisfy (A) the Minimum Defeasance Collateral Requirement with respect to a release of less than all of the Properties or (B) the Total Defeasance Collateral Requirement with respect to a release of all the Properties, as the case may be, from either an Independent Accountant, an investment banking firm, a commercial bank, or other third party having expertise in buying, selling or evaluating securities that would qualify as Defeasance Eligible Investments; and

                    (viii) Grantor shall have delivered or caused to be delivered to Beneficiary such other documents and certificates as Beneficiary may reasonably request in connection with demonstrating that Grantor has satisfied the provisions of this Section 46(b).

               (c) For purposes of determining whether sufficient amounts are on deposit in the Defeasance Collateral Account, there shall be included only payments of principal and predetermined and certain income thereon (determined without regard to any reinvestment of such amounts) that will occur on a stated date for a stated payment on or before the dates when such amounts may be required to be applied to pay the principal and interest when due on the Notes.

               (d) If at any time prior to the Defeasance of the Lien of this Mortgage with respect to all of the Properties Grantor shall have delivered Defeasance Collateral to Beneficiary, Grantor, at its sole option, may elect to substitute one or more Substitute Properties for all or any portion of the Defeasance Collateral. If Grantor shall so elect, Grantor shall comply with the provisions of Section 45 hereof as to the Substitute Property and, upon compliance with such Section 45, Beneficiary shall deliver to Grantor Defeasance Collateral, free and clear of all Liens, in an amount equal to the Minimum Defeasance Collateral Requirement that would have been attributable to such Substitute Property as of the Substitution Date.

               (e) Grantor shall have the right to transfer its interest in and to any Defeasance Collateral pledged to the Agent, together with its obligations in respect of the Loan to any Person (a "Successor Grantor") provided, that (i) Grantor shall have delivered a Tax Opinion to Beneficiary in respect of such transfer; (ii) such Successor Grantor assumes the obligations of Grantor under this Mortgage; (iii) such Successor Grantor complies with the covenants set forth in Section 4 and Section 31(1) of this Mortgage; and (iv) Grantor shall have delivered a Nonconsolidation Opinion in respect of such Successor Grantor to the Rating Agency and the Beneficiary.

          47.  Defeasance Collateral Account.

               (a) On or before the date on which Grantor delivers Defeasance Collateral to Beneficiary pursuant to Section 46 hereof, Grantor shall open at any Approved Bank or Banks at the time and acting as custodian for Beneficiary, a defeasance collateral account (the "Defeasance Collateral Account") which shall at all times be an Eligible Account (as defined in the Cash Collateral Agreement), in which Grantor shall grant to Beneficiary or reconfirm the grant to Beneficiary of a security interest as part of the Trust Estate hereunder. Should Grantor open the Defeasance Collateral Account at a bank or banks other than an Approved Bank, such Defeasance Collateral Account must be maintained as a segregated trust account. The Defeasance Collateral Account shall contain (i) all Defeasance Collateral delivered by Grantor pursuant to Sections 38, 46 and 47 hereof, (ii) all payments received on Defeasance Collateral held in the Defeasance Collateral Account and (iii) all income or other gains from investment of moneys or other property deposited in the Defeasance Collateral Account, provided, however, that (x) any sums earned on any Defeasance Collateral, which sums were not included in the determination of the Minimum Defeasance Collateral Requirement or the Total Defeasance Collateral, as the case may be, shall be paid monthly by Beneficiary into the Collection Account to be held in accor-dance with the Cash Collateral Agreement, and (y) any sums earned on any Defeasance Collateral representing the difference between the assumed interest on the Notes at the Default Rate and the lesser, if applicable, of the actual interest on the Notes for the quarter prior to the preceding Due Date shall be paid quarterly to the Collection Account. All such amounts, including all income from the investment or reinvestment thereof, shall be held by Beneficiary as part of the Trust Estate, subject to withdrawal by Beneficiary for the purposes set forth in this Section 47. Grantor shall be the owner of the Defeasance Collateral Account and shall report all income accrued on Defeasance Collateral for federal, state and local income tax purposes in its income tax return.

               (b) Beneficiary shall withdraw, draw on or collect and apply the amounts that are on deposit in the Defeasance Collateral Account to pay when due the principal and all installments of interest and principal on the Notes and other amounts due under the Loan Documents.

               (c) Funds and other property in the Defeasance Collateral Account shall not be commingled with any other monies or property of Grantor or any Affiliate of Grantor.

               (d) Beneficiary shall not in any way be held liable by reason of any insufficiency in the Defeasance Collateral Account.

          48. Reserves. (a) On the 20th day of July, 1996 and on the 20th day of every month thereafter Beneficiary will instruct Agent to withdraw from the Collection Account to the extent funds are available therefor and deposit into the Capital and TI Reserve Account, a sum equal to the result obtained after dividing (i) an amount equal to $0.25 per square foot of the gross leasable area of the Mortgaged Property by (ii) twelve (such funds, together with all investment income earned thereon, are referred to herein as the "Monthly Capital and TI Reserve Amount"); provided, that to the extent funds are not available in a given month to deposit such amount in the Capital and TI Reserve Account, to the extent funds are available on deposit in the Collection Account, the amount of such monthly shortfall shall be deposited in the next succeeding month or any month thereafter until such time as the monthly shortfall has been reduced to zero. Portions of the Capital and TI Reserve Account shall be disbursed by Agent to Grantor pursuant to instructions from Beneficiary not more frequently than once per month, provided no Event of Default shall have occurred and be continuing, upon delivery by Grantor to Beneficiary of an Officer's Certificate stating that Grantor has incurred costs associated with capital improvements, repairs, alterations, tenant improvements and leasing commissions as described therein, and pursuant to invoices attached thereto, other than those set forth on Schedule 3. Within five (5) Business Days of receipt of such certification, Beneficiary shall instruct Agent to disburse to Grantor an amount equal to that requested by Grantor.

               (b) The monthly amount to be deposited each month in the Capital and TI Reserve Account has been initially determined based upon a gross leasable area (the "GLA") for all of the Properties of 3,925,301 square feet. If the GLA decreases or increases by an amount greater than 1%, as indicated in the leasing reports delivered by the Grantor to the Beneficiary and the Rating Agency pursuant to Section 14(c), the monthly amount to be deposited in the Capital and TI Reserve Account pursuant to
Section 48(a) shall be recalculated to reflect the increase or decrease in GLA and the recalculated amount shall be deposited in the Capital and TI Reserve Account commencing with the monthly deposit to be made on the 20th day of the first month occurring after the delivery of such leasing report.

               (c) On the 20th day of July, 1996 and on the 20th day of every month thereafter, Beneficiary will instruct Agent to withdraw from the Collection Account to the extent funds are available therefor and deposit into the Sinking Fund Account established pursuant to the Cash Collateral Agreement, the sum of $11,000, until such time as the aggregate amount in the Sinking Fund Account, together with all investment income earned thereon equals or exceeds the sum of $786,000. Amounts on deposit in the Sinking Fund Account shall, unless an Event of Default has occurred and is continuing, be returned to the Grantor on the earlier of (i) the date of the release or substitution of the Mortgaged Property located in Orange, Connecticut in accordance with the provisions of this Mortgage and (ii) repayment in full of the Loan. If an Event of Default shall have occurred and be continuing, amounts deposited in the Sinking Fund should be applied as provided in the Cash Collateral Agreement.

          49. Modification of Operating Agreements. Grantor shall be permitted to enter into amendments and modifications to any Operating Agreement without Beneficiary's consent provided that (a) no Event of Default has occurred and is then continuing, and (b) the execution of such amendment or modification will not have a material adverse effect on the operation or value of the subject Property (each as certified in an Officer's Certificate delivered to Beneficiary).

          50. Substitute or Successor Trustee. Trustee may resign by an instrument in writing addressed to Beneficiary, or Trustee may be removed at any time with or without cause by Beneficiary. In case of death, resignation, removal or disqualification of Trustee or if for any reason Beneficiary shall deem it desirable to appoint a substitute or successor trustee to act instead of the herein named trustee or any substitute or successor trustee, then Beneficiary shall have the right and is hereby authorized and empowered to appoint a successor trustee, or a substitute trustee, without other formality than appointment and designation in writing executed and acknowledged by Beneficiary and, if required by applicable law to provide constructive notice, recorded in the county or counties where the Properties are located, and the authority hereby conferred shall extend to the appointment of other successor and substitute trustees successively until the indebtedness secured hereby has been paid in full or until the Properties are sold hereunder. In the event the indebtedness secured hereby is owned by more than one person or entity, the holder or holders of not less than a majority in the amount of such indebtedness shall have the right and authority to make the appointment of a successor or substitute trustee provided for in the preceding sentence. Such appointment and designation by Beneficiary or by the holder or holders of not less than a majority of the indebtedness secured hereby shall be full evidence of the right and authority to make the same and of all facts therein recited. If Beneficiary is a corporation or a nationally chartered bank and such appointment is executed in its behalf by an officer of such corporation or nationally chartered bank, such appointment shall be conclusively presumed to be executed with authority and shall be valid and sufficient without proof of any action by the board of directors or any superior officer of the corporation. Upon the making of any such appointment and designation, all of the estate and title of Trustee in the Properties shall vest in the named successor or substitute trustee and he shall thereupon succeed to and shall hold, possess and execute all the rights, powers, privileges, immunities and duties herein conferred upon Trustee; but nevertheless, upon the written request of Beneficiary or of the successor or substitute trustee, Trustee ceasing to act shall execute and deliver an instrument transferring to such successor or substitute trustee all of the estate and title in the Properties of Trustee so ceasing to act, together with all rights, powers, privileges, immunities and duties herein conferred upon Trustee, and shall duly assign, transfer and deliver any of the properties and monies held by said Trustee hereunder to said successor or substitute trustee. All references herein to Trustee shall be deemed to refer to Trustee (including any successor or substitute appointed and designated as herein provided) from time to time acting hereunder. Grantor hereby ratifies and confirms any and all acts which the herein named Trustee or his successor or successors, substitute or substitutes, in this trust, shall do lawfully by virtue hereof.

          51. Liability of Trustee. Trustee shall not be liable for any error of judgment or act done by Trustee in good faith, or be otherwise responsible or accountable under any circumstances whatsoever, except for Trustee's gross negligence or willful misconduct. Trustee shall have the right to rely on any instrument, document or signature authorizing or supporting any action taken or proposed to be taken by him hereunder, believed by him in good faith to be genuine. All monies received by Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, and shall be segregated from all other monies, and Trustee shall be under no liability for interest on any monies received by him hereunder. Grantor will reimburse Trustee for, and indemnify and save him harmless against, any and all liability and expenses which may be incurred by him in the performance of his duties hereunder.

          52.  Beneficiary and Trustee.

          (a) The Trustees accept the trusts hereby created and agree to perform the duties herein required of them upon the terms and conditions hereof.

          The duties and obligations of the Trustees in respect of this Mortgage shall be as set forth in this Section 52.

                    (i) Except upon the occurrence and during the continu-ance of an Event of Default actually known to Beneficiary:

                    (A) The Trustees shall undertake to perform such duties and obligations and only such duties and obligations as are specifically set forth in this Mortgage and the other Loan Documents or as otherwise directed by a letter of direction from Beneficiary, and no implied covenants or obligations shall be read into this Mortgage or the other Loan Documents against the Trustees; and

                    (B) In the absence of bad faith, the Trustees may con-clusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustees and conforming to the requirements of this Mortgage and the other Loan Documents; but in the case of any such certificates or opinions which by any provision hereof or thereof are specifically required to be furnished to Beneficiary, the Trustees shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Mortgage and the other Loan Documents.

                    (ii) In case an Event of Default known to Beneficiary has occurred and is continuing, the Trustees shall exercise the rights and powers vested in the Trustees by this Mortgage and the other Loan Documents, with reasonable care.

                    (iii) No provision of this Mortgage shall be construed to relieve the Trustees from liability for their own negligence or willful misconduct, except that:

                    (A) Section 52(a) hereof shall not be construed to limit the effect of Section 52(b) hereof;

                    (B) The Trustees shall not be liable for any error of judgment made in good faith by an officer of the Trustees, unless it shall be proved that the Trustees were negligent in ascertaining the pertinent facts; and

                    (C) The Trustees shall not be liable with respect to any action taken or omitted to be taken in good faith in accordance with the direction of the Holders relating to the time, method and place of conducting any proceeding for any remedy available to the Trustees, or exercising any trust or power conferred upon the Trustees under this Mortgage.

                    (iv) Whether or not therein expressly so provided, every provision of this Mortgage relating to the conduct or affecting the liability of or affording protection to the Trustees shall be sub-ject to the provisions of this Section 52(b).

                    (v) No provision of this Mortgage shall require the Trustees to expend or risk their own funds or otherwise incur any personal financial liability in the performance of any of their duties hereunder, or in the exercise of any of their rights or powers, if they shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to them.

               (b) At any time or times for the purpose of meeting the Legal Requirements of any jurisdiction in which any part of a Trust Estate may at the time be located, Beneficiary shall have the power to appoint and, upon the written request of Beneficiary, Grantor shall for such purpose join with Beneficiary in the execution, delivery and performance of all instruments and agreements reasonably necessary or proper to appoint one or more Persons reasonably approved by Beneficiary to act as trustee pursuant to this Mortgage in such jurisdiction for such portion of the Trust Estate located in such jurisdiction (the "Jurisdictional Trustee") with such powers as are provided in the instrument of appointment which shall expressly designate the Property affected and the capacity of the appointee as a Jurisdictional Trustee, and to vest in such Person or Persons in the capacity aforesaid, any property, title, right or power deemed necessary or desirable, subject to the other provisions of this Section 52. If Grantor does not join in such appointment within fifteen (15) days after the receipt by it of a request so to do, or in case an Event of Default has occurred and is continuing, Beneficiary alone shall make such appointment. Should any written instrument from Grantor be reasonably required by any Jurisdictional Trustee so appointed for more fully confirming to such Jurisdictional Trustee such property, title, right or power, any and all such instruments shall, on request, be executed, acknowledged and delivered by Grantor.

                    (i) Every Jurisdictional Trustee shall, to the extent permitted by law, but to such extent only, be appointed subject to the terms set forth in Section 52(b)(iii) hereof.

                    (ii) To the extent permitted by law, but to such extent only, the Jurisdictional Trustee is appointed herein subject to the following terms, namely:

                    (A) Subject to the terms hereof and to the extent per-mitted by law, all rights, powers, duties and obligations under this Mortgage granted to or imposed upon Beneficiary and the Jurisdictional Trustee shall be exercised solely by Beneficiary.

                    (B) The rights, powers, duties and obligations hereby conferred or imposed upon Beneficiary and the Jurisdictional Trustee in respect of any Property covered by such appointment shall be exercised or performed by Beneficiary separately, or at the election of Benefi-ciary by Beneficiary and the Jurisdictional Trustee jointly, except to the extent that (i) under any law of any jurisdiction in which any particular act is to be performed by Beneficiary and/or the Juris-dictional Trustee, Beneficiary shall be incompetent or unqualified to perform such act or (ii) Beneficiary shall deem it inconvenient or undesirable to perform such act, then in any such event such rights, powers, duties and obligations shall be exercised and performed by the Jurisdictional Trustee at the written direction of Beneficiary.

                    (C) Beneficiary at any time, by an instrument in writ-ing executed by it, may accept the resignation of or remove any Jurisdictional Trustee. Upon the written request of Beneficiary, Grantor shall join with Beneficiary in the execution, delivery and performance of all instruments and agreements reasonably necessary or proper to effectuate such resignation or removal. A successor to the Jurisdictional Trustee so resigned or removed may be appointed in the manner provided in this Section 52.

                    (D) Upon the resignation or removal of any Jurisdic-tional Trustee, Beneficiary shall have the power to appoint and, upon the written request of Beneficiary, Grantor shall, for such purpose, join with Beneficiary in the execution, delivery and performance of all instruments and agreements reasonably necessary or proper to appoint one or more Persons reasonably approved by Beneficiary to act as suc-cessor Jurisdictional Trustee together with Beneficiary of all or any part of the Trust Estate so designated, with such power as provided for in this Section 52, and to vest in such Person or Persons in the capacity aforesaid, any property, title, right or power deemed necessary or desirable, subject to the other provisions of this Section
     52. If Grantor does not join in such appointment, within fifteen (15) days after the receipt by it of a request so to do, or in case an Event of Default has occurred and is continuing, Beneficiary acting alone shall make such appointment. Should any written instrument from Grantor be required by any successor Jurisdictional Trustee so appointed for more fully confirming to such trustee such property, title, right or power, any and all such instruments shall, on request, be executed, acknowledged and delivered by Grantor.

                    (E) No Jurisdictional Trustee hereunder shall be personally liable by reason of any act or omission of Beneficiary or any other trustee hereunder and Beneficiary shall not be personally liable by reason of any act or omission of the Jurisdictional Trustee; neither shall knowledge of Beneficiary be imputed to the Jurisdictional Trustee nor shall knowledge of the Jurisdictional Trustee be imputed to Beneficiary.

                    (F) Any notice delivered to Beneficiary shall be deemed to have been sufficiently delivered without any delivery to the Jurisdictional Trustee.

                    (G) Any obligation of Grantor to file or give notices, reports or information to Beneficiary hereunder shall be satisfied by the delivery thereof to Beneficiary.

                    (H) Any successor to the Jurisdictional Trustee (herein, called the "Successor Jurisdictional Trustee") shall execute, acknowledge and deliver to its predecessor (herein called the "Prede-cessor Jurisdictional Trustee"), Beneficiary and Grantor, an instrument accepting such appointment. Thereupon, the Successor Jurisdictional Trustee shall, without any further act, deed or conveyance, become vested with the estates, properties, rights, powers, duties and trusts of the Predecessor Jurisdictional Trustee in the trusts created by this Mortgage, with the same effect as if originally named as Jurisdictional Trustee. At the written request of Grantor, Beneficiary or the Successor Jurisdictional Trustee, the Predecessor Jurisdictional Trustee shall execute and deliver an instrument, in recordable form, transferring to the Successor Jurisdictional Trustee, upon the trusts herein expressed, the Trust Estate and shall duly assign transfer, deliver and pay over to the Successor Jurisdictional Trustee, any property and money subject to the Lien hereof held by it. If any written instrument from Grantor or Beneficiary be required by the Successor Jurisdictional Trustee for more fully and certainly vesting in and confirming to the Successor Jurisdictional Trustee such estates, properties, rights, powers and trusts, then, at the request of the Successor Jurisdictional Trustee, all such instruments shall be made, executed, acknowledged and delivered by Grantor or Beneficiary to the Successor Jurisdictional Trustee.

               (c)  Grantor covenants and agrees:

                    (i) to pay to the Trustees from time to time reasonable compensation for all services rendered by them hereunder;

                    (ii) to reimburse the Trustees upon request for all reasonable expenses, disbursements and advances incurred or made by it or them in accordance with any provision of this Mortgage (including reasonable compensation, expenses and disbursements of agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

                    (iii) to indemnify the Trustees for, and to hold each harmless against, any loss, liability or expense incurred without negligence, willful misconduct or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder or the enforcement of remedies hereunder including the costs and expenses of defending against any claim or liability in connection with the exercise or performance of any of the powers or duties hereunder or thereunder (except any liability incurred by Trustee and the Jurisdictional Trustee with negligence, willful misconduct or bad faith on its or their part).

The obligations of Grantor under this Section 52(c) to compensate or indemnify the Trustees and to pay or reimburse the Trustees for expenses, disbursements and advances shall constitute additional Indebtedness hereunder and shall survive the satisfaction and discharge of this Mortgage. When the Trustees or Beneficiary incur expenses or render services after an occurrence of an Event of Default hereunder, the expenses and compensation for services are intended to constitute expenses of administration under any bankruptcy law.

               (d) To the extent permitted by law, but to such extent only, the Individual Trustee is appointed herein by Beneficiary subject to the following terms, namely:

                    (i) Subject to the terms hereof and to the extent per-mitted by law, all the rights, powers, duties and obligations under this Mortgage granted to or imposed upon the Individual Trustee shall be exercised solely by Beneficiary except as herein provided.

                    (ii) The rights, powers, duties and obligations hereby conferred or imposed upon the Individual Trustee in respect of any property covered by such appointment shall be exercised or performed by Beneficiary separately, or at the election of Beneficiary by Beneficiary and the Individual Trustee jointly, except to the extent that (i) under any law of any jurisdiction in which any particular act is to be performed by the Individual Trustee, Beneficiary shall be incompetent or unqualified to perform such act or (ii) Beneficiary shall deem it inconvenient or undesirable to perform such act, then in any such event such rights, powers, duties and obligations shall be exercised and performed by the Individual Trustee at the written direction of Beneficiary.

                    (iii) Beneficiary at any time, by an instrument in writing executed by it, may accept the resignation of or remove any Individual Trustee. Upon the written request of Beneficiary, Grantor shall join with Beneficiary in the execution, delivery and performance of all instruments and agreements reasonably necessary or proper to effectuate such resignation or removal. A successor to the Individual Trustee so resigned or removed may be appointed in the manner provided in this Section 52.

                    (iv) Upon the death, resignation or removal of any Individual Trustee, Beneficiary shall have power to appoint and, upon the written request of Beneficiary, Grantor shall, for such purpose, join with Beneficiary in the execution, delivery and performance of all instruments and agreements reasonably necessary or proper to appoint, one or more persons approved by Beneficiary to act as Successor Individual Trustee together with Beneficiary of all or any part of the Trust Estate, with such powers as provided for in this Section 52, and to vest in such person or persons in the capacity aforesaid, any property, title, right or power deemed necessary or desirable, subject to the other provisions of this Section 52. If Grantor does not join in such appointment, within fifteen (15) days after the receipt by it of a request so to do, or in case an Event of Default has occurred and is continuing, Beneficiary acting alone shall make such appointment.

                    (v) Should any written instrument from Grantor be reasonably required by any successor Individual Trustee so appointed for more fully confirming to such trustee such property, title, right or power, any and all such instruments shall, on request, be executed, acknowledged and delivered by Grantor.

                    (vi) No Individual Trustee hereunder shall be personally liable by reason of any act or omission of Beneficiary or any other Trustee hereunder and Beneficiary shall not be personally liable by reason of any act or omission of the Individual Trustee; neither shall knowledge of Beneficiary be imputed to the Individual Trustee nor shall knowledge of the Individual Trustee be imputed to Beneficiary.

                    (vii) Any notice delivered to Beneficiary shall be deemed to have been sufficiently delivered without any delivery to the Individual Trustee.

                    (viii) Any obligation of Grantor to file or give notices, reports or information to the Trustees hereunder shall be satisfied by the delivery thereof to Beneficiary.

          Any successor to the Individual Trustee (herein, in this subsection called the "Successor Individual Trustee") shall execute, acknowledge and deliver to his predecessor (herein, in this subsection, called the "Predecessor Individual Trustee"), Beneficiary and Grantor, an instrument accepting such appointment. Thereupon, the Successor Individual Trustee shall, without any further act, deed or conveyance, become vested with the estates, properties, rights, powers, duties and trusts of the Predecessor Individual Trustee in the trusts created by this Mortgage, with the same effect as if originally named as Individual Trustee. At the writ-ten request of Grantor, Beneficiary or the Successor Individual Trustee, the Predecessor Individual Trustee shall execute and deliver an instrument transferring to the Successor Individual Trustee, upon the trusts herein expressed, the Trust Estate and shall duly assign, transfer, deliver and pay over to the Successor Individual Trustee, any property and money subject to the Lien hereof held by him. If any written instrument from Grantor or Beneficiary be reasonably required by the Successor Individual Trustee for more fully and certainly vesting in and confirming to the Successor Individual Trustee such estates, properties, rights, powers and trusts, then, at the request of the Successor Individual Trustee, all such instruments shall be made, executed, acknowledged and delivered by Grantor or Beneficiary to the Successor Individual Trustee.

               (e) At any time or times, (i) for the purpose of meeting the Legal Requirements of any jurisdiction in which any part of a Trust Estate may at the time be located or (ii) if Beneficiary deems it to be necessary or desirable for the protection of the interests of the Holders, Beneficiary shall have the power to appoint, and upon written request of Beneficiary, Grantor shall for such purpose join with Beneficiary in the execution, delivery and performance of all instruments and agreements reasonably necessary or proper to appoint, one or more Persons approved by Beneficiary either to act as co-trustee, jointly with Beneficiary, of all or any part of the Trust Estate, or to act as separate trustee of any such property, in either case with such powers as may be provided in the instrument of appointment which shall expressly designate the property affected and the capacity of the appointee as either a co-trustee or separate trustee, and to vest in such person or persons in the capacity aforesaid, any property, title, right or power deemed necessary or desirable, subject to the other provisions of this Section 52. If Grantor does not join in such appointment within 15 days after the receipt by it of a request so to do, or in case an Event of Default has occurred and is continuing, Beneficiary alone shall make such appointment.

          Should any written instrument from Grantor be required by any co-trustee or separate trustee so appointed for more fully confirming to such co-trustee or separate trustee such property, title, right or power, any and all such instruments shall, by request, be executed, acknowledged and delivered by Grantor.

          Every co-trustee or separate trustee shall, to the extent permitted by law, but to such extent only, be appointed subject to the same terms as hereinabove set forth for the Individual Trustee.

          53.  Miscellaneous; Servicer Cure.

          (a) Grantor and Beneficiary intend that the relationship created under this Mortgage be solely that of mortgagor and mortgagee. Nothing herein is intended to create a joint venture, partnership, tenancy-in-common or joint tenancy relationship between Grantor and Beneficiary.

          (b) Notwithstanding anything contained herein to the contrary, Servicer shall have the right to cure, and Beneficiary shall accept any such cure by Servicer of any monetary Event of Default hereunder in accordance with Section 3.17 of the Trust and Servicing Agreement.

          (c) The Servicer shall have the power and authority to exercise all of the rights and remedies, and be entitled to all of the benefits, of the Beneficiary and to act as agent of the Beneficiary hereunder.

          54.  As to Property in Maryland.

          Notwithstanding anything herein to the contrary, as to any property of the Trust Estate located in the State of Maryland and encumbered by this Mortgage:

               1. Deed of Trust. This instrument shall be deemed a "Deed of Trust" under Maryland law and shall not be deemed to be a mortgage.

               2. Assent of Decree. The Grantor hereby declares its assent to the passing of a decree for the sale of any or all of the Trust Estate located in the State of Maryland upon the occurrence of an Event of Default. The Trustee may pursue any number of proceedings from time to time. The assent to decree shall not be exhausted if such proceeding is dismissed or canceled before the Indebtedness is paid in full.

               3. Commercial Loan. The loan evidenced by the Notes is a commercial loan as that term is used in the provisions of Title 12 of the Commercial Law Article of the Annotated Code of Maryland.

          55. As to Property in Connecticut. Notwithstanding anything to the contrary herein, as to any Property comprising part(s) of the Trust Estate and located in the State of Connecticut (the "Connecticut Property"):

          (a) This instrument is intended to be a realty mortgage, and shall be enforceable as such. Grantor shall be deemed a "mortgagor," Beneficiary shall be deemed a "mortgagee," Trustee shall have no capacity and all references to "Trustee" shall be deemed to refer to the "mortgagee" to the extent not inconsistent with interpreting this instrument as a mortgage of Connecticut realty. As a realty mortgage, Grantor, as mortgagor, hereby gives, grants, bargains, sells and confirms all Connecticut Property to Beneficiary, its successors and assigns, as mortgagee.

          (b) Each of the remedies set forth herein (including, without limitation, any remedies involving a power of sale), as same may purport to relate to the Connecticut Property, shall be exercisable only if, and only to the extent, if any, permitted by the laws of the State of Connecticut in force at the time of the exercise of such remedies, without regard to the enforceability of such remedies at the time of the execution and delivery of this Mortgage.

          (c) Whenever reference is made herein to a recording or land records office, such reference, with respect to the Connecticut Property, shall be deemed to read "any one or more of the offices of the Town Clerks of the Towns and Cities wherein any part of the Connecticut Property is located."

          (d) If Grantor, shall pay or discharge all of the Obligations, then this deed shall be void, but otherwise shall remain in full force and effect.

          (e) (i) Grantor and Beneficiary agree: (A) that this Mortgage shall constitute a Security Agreement within the meaning of the UCC, as adopted in the State of Connecticut, with respect to all sums on deposit pursuant to the Loan Documents and with respect to all personal property described in Granting Clauses (D) through (L), inclusive of both, and all parts of the Trust Estate which may not be deemed to form a part of the Connecticut Property or may constitute a "fixture" (within the meaning of the Connecticut UCC), and all property listed on any financing statement filed with regard to the security agreement created hereunder, and all replacements of such property, substitutions for such property, additions to such property, and the proceeds thereof, and such personal property; (B) that a security interest in and to such personal property and all sums on deposit pursuant to the Loan Documents is hereby granted to Beneficiary; and
(C) that all sums on deposit pursuant to the Loan Documents and all of Grantor's right, title and interest therein are hereby assigned to Beneficiary; all to secure payment of the Indebtedness and to secure performance by Grantor of the terms, covenants and provisions hereof.

               (ii) Carbon copies, photographic copies or other reproductions of this Mortgage, or of any financing statement relating to this Mortgage, shall be sufficient as a financing statement. This Mortgage is effective, and shall be effective, as a financing statement filed as a fixture filing with respect to all goods which are or are to become fixtures included within the Connecticut property, as is to be filed for record in the real estate records of the offices of the town clerks where portions of the Connecticut property are situated. The mailing address of Grantor and the address of beneficiary from which information concerning the security interest may be obtained are set forth in the notice section hereof.

               (iii) In addition to any other rights and remedies available to Beneficiary hereunder, Beneficiary shall have all the rights of a secured party under the Connecticut UCC. Grantor covenants and agrees that it will not further encumber or grant a security interest in any personal property, or any sums on deposit pursuant to the Loan Documents, or any part thereof, and that such personal property shall at all times be owned by Grantor and shall not be leased or otherwise treated in any manner whereby the ownership or any beneficiary interest in any of such personal property shall be held by any person or entity other than Grantor. Furthermore, to the extent permitted by law, Grantor hereby authorizes Beneficiary to sign and file financing statements at any time in respect of any of such personal property and any sums on deposit pursuant to the Loan Documents, without such financing statements being executed by, or on behalf of, Grantor, but Grantor shall, however, at any time, on request of Beneficiary, execute, or cause to be executed, financing statements in respect of any personal property and any sums on deposit pursuant to the Loan Documents. Grantor agrees to pay all filing fees, including fees for filing continuation statements in connection with such financing statements, and to reimburse Beneficiary for all costs and expenses of any kind incurred in connection therewith.

               (iv) Grantee shall have any and all rights and remedies provided for in the Connecticut UCC as amended from time to time, in addition to those provided in the Loan Documents. Upon the request of Beneficiary, Grantor shall assemble all personal property and make it available to Grantor at such location as Beneficiary shall reasonably desire. Beneficiary may at its option sell any personal property, for cash or on credit, to a wholesaler, retailer or user of such property at a public or private sale, or at auction, or may sell any personal property, together with all or any part of the balance of the Trust Estate, at the same time as, and in connection with, any foreclosure or other sale, all of which shall be deemed to be commercially reasonable, and the proceeds of such sale or other disposition of any personal property may be first applied by Beneficiary to its reasonable expenses incurred in connection with its retaking, maintenance, sale or disposition of such personal property, including, but not limited to, reasonable attorneys' fees, and the balance of such proceeds may be applied to the Indebtedness. Beneficiary shall give Grantor written notice of the time and place of any disposition of any personal property at least ten (10) days prior to the disposition of same, which notice shall be sent to Grantor in accordance with the notice provisions hereof. The taking of possession of any personal property shall not prevent concurrent or later proceedings for the foreclosure and/or sale of other portions of the Trust Estate as provided elsewhere herein.

          (f) At the option of Beneficiary, and irrespective of whether or not Beneficiary shall actually elect to declare the Indebtedness due and payable, Grantee shall be entitled, at its option, to the appointment of a receiver of the Connecticut Property or the rents and profits of the Connecticut Property, and such receiver shall be appointed, with or without notice, and without regard to the adequacy of any security held for the payment of the Indebtedness and other sums secured hereby, or the solvency of any Person or Persons liable for the payment of such amounts. Such receiver may also be granted such extended powers, duties and authority as would be necessary or useful in the management and operation of the Connecticut Property, including, without limitation, the power to enter into, modify, terminate and enforce leases; pay Impositions and operating expenses; employ property managers; make payments of principal and interest on the Notes and sums secured by this Mortgage as the same becomes due; and expend reasonable sums in repair and maintenance of the Connecticut Property.

          (g) GRANTOR ACKNOWLEDGES THAT THE INDEBTEDNESS AND OBLIGATIONS ARE FOR COMMERCIAL PURPOSES, AND WAIVES ANY RIGHT TO NOTICE AND HEARING UNDER SECTIONS 52-278A THROUGH 52-278N OF THE CONNECTICUT GENERAL STATUTES, AS NOW OR HEREAFTER AMENDED, AND AUTHORIZES THE ATTORNEY OF BENEFICIARY, OR ANY SUCCESSOR THEREOF, TO ISSUE A WRIT OF PREJUDGMENT REMEDY WITHOUT COURT ORDER; GRANTOR ACKNOWLEDGES THAT IT MAKES THESE WAIVERS KNOWINGLY AND VOLUNTARILY AND ONLY AFTER EXTENSIVE CONSIDERATION OF THE RAMIFICATIONS OF THESE WAIVERS WITH ITS ATTORNEYS.

          (h) The provisions of this paragraph (h) are included herein to provide more details as to the Notes. Each Note is dated June 18, 1996, and the maximum principal amounts of the Notes and the Maturity Date for all amounts remaining unpaid under the Notes is as stated in the recitals hereof.

          (i) Grantor hereby agrees that any legal action or proceeding with respect to this Mortgage or the Loan Documents may be brought in the courts of the State of Connecticut or in the United States District Court for the District of Connecticut, as Beneficiary may elect, and, by the execution and delivery of this Mortgage, Grantor hereby accepts, with regard to any such action or proceeding, for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Nothing herein shall affect the right to service of process in any other manner permitted by law. Grantor further agrees that a final, non-appealable judgment against it in any such action or proceeding shall be conclusive and may be enforced in any other jurisdiction within or outside the United States of America by suit on the judgment, a certified or exemplified copy of which shall be conclusive evidence of the fact and of the amount of its indebtedness.

          (j) This Mortgage does not constitute an "Open-End Mortgage" that can secure future advances pursuant to Connecticut law.

          (k) To the extent permitted by law, any sums not paid by Grantor hereunder when due (after any applicable grace periods) shall bear interest, both before and after judgment and until collection on any action brought by Beneficiary against Grantor for payment thereof or foreclosure of this Mortgage, at an annual rate to be applicable during any period when the holder of the Notes may accelerate payment of the Indebtedness evidenced thereby set forth in the Notes, and the payment of such interest by Grantor shall be secured by this Mortgage to the extent permitted by law.

          (l) If, pursuant to the Notes, accrued interest may be added to the principal amount secured by this Mortgage, interest will accrue on any such interest added to the principal amount secured by this Mortgage. Interest on any accrued interest that is added to the principal amount secured by this Mortgage shall be secured by this Mortgage to the same extent as interest on the original principal amount secured by this Mortgage.

          56. As to Property in New Jersey. Notwithstanding anything to the contrary elsewhere in this Mortgage, as to any property of the Trust Estate located in the State of New Jersey (the "New Jersey Property") and encumbered by this Mortgage:

          (a) Instrument a Mortgage. This instrument and the creation, validity, perfection, priority and enforceability of the lien and security interest created hereby, all warranties of title contained herein with respect to the New Jersey Property, and all provisions hereof relating to the realization of the security covered hereby with respect to the New Jersey Property shall be governed by the law of the State of New Jersey.

          (b) This instrument is not a "deed of trust" under New Jersey law. This document constitutes a Mortgage on real estate and a security agreement covering personal property under the laws of the State of New Jersey, and Grantor shall be deemed to be the Mortgagor, and Beneficiary shall be deemed to be the Mortgagee. Trustee shall have no capacity, and all references to the Trustee shall be deemed to be references to the Mortgagee.

          (c) Beneficiary shall be entitled to all rights and remedies that a mortgagee would have under the law or in equity in addition to all rights and remedies it may have hereunder.

          (d) In addition to the other Granting Clauses of this Mortgage, the Mortgagor hereby MORTGAGES and WARRANTS unto the Mortgagee the Trust Estate.

          (e) References in this Mortgage to "Environmental Laws" shall be deemed to include but not be limited to the Industrial Site Recovery Act, N.J.S.A. 13:1K-6 et seq., the Spill Compensation and Control Act, N.J.S.A. 58:10-23.11 et seq., the Water Pollution Control Act, N.J.S.A. 58:10A-1 et seq., the New Jersey Air Pollution Control Act, N.J.S.A. 26:2C-1 et seq., the Solid Waste Management Act, N.J.S.A. 13:1E-1 et seq., the New Jersey Hazardous Discharges Law, N.J.S.A. 13:1k-15 et seq., the Fresh Water Wetlands Act, N.J.S.A. 13:9B-1 et seq., the Waterfront Improvements Act, N.J.S.A. 40:68-1 et seq., the Coastal Facilities Review Act, N.J.S.A. 13:19-1 et seq., the Safe Drinking Water Act, N.J.S.A. 58:12A-1 et seq., the Pollution Prevention Act, N.J.S.A. 13:1D-35 et seq. and the Toxic Catastrophe Prevention Act, N.J.S.A 58:10A-21 et seq.

          57.  As to Property in New York.

          (a) This instrument shall be deemed a mortgage and not a deed of trust. Beneficiary shall be entitled to all rights and remedies that a mortgagee would have under the law or in equity in addition to all rights and remedies it may have hereunder.

          (b) Lien Law. (i) This Mortgage is made subject to Section 13 of the New York Lien Law and, in compliance with Section 13 of the New York Lien Law, Grantor will receive the loan secured by this Mortgage and the right to receive such advances as a trust fund to be applied first for the purpose of paying any unpaid costs of the Improvements; and Grantor has applied and will apply the same first to the payment of any unpaid costs of the Improvements before using any part of the total of the same for any other purpose.

                         (ii) Grantor will indemnify and hold Beneficiary harmless against any loss, liability, cost or expense, including any judgments, attorneys' fees, costs of appeal bonds or printing costs, arising out of or relating to any proceedings instituted by any claimant alleging a violation by Grantor of Article 3-A of the New York Lien Law.

          & Real Property Law. (i) Sections 5 and 6 hereof shall be construed according to subdivision 4 of Section 254 of the New York Real Property Law as amended by Chapter 886 of the Laws of 1945 but not as amended by Chapter 830 of the Laws of 1965 or as otherwise thereafter amended.

                         (ii) For purposes of Section 291-f of the New York Real Property Law, Tenant and every tenant or subtenant who after the recording of this Mortgage, enters into a Lease upon the premises of any of the Properties or who acquires by instrument of assignment or by operation of law a leasehold estate upon the premises located in the State of New York in existence on the date of recording of this Mortgage is hereby notified that Grantor shall not, without obtaining Beneficiary's prior consent in each instance, cancel, abridge or otherwise modify any Leases upon the premises located in the State of New York or accept prepayments for more than thirty (30) days of installments of rent to become due with respect to any Lease thereof having an unexpired term on the date of this Mortgage of five years or more, except as ex-pressly permitted under this Mortgage or the Assignment of Leases, and that any such cancellation, abridgement, modification or prepayment made by any such tenant or subtenant without either being expressly permitted under this Mortgage or receiving Beneficiary's prior consent shall be voidable by Beneficiary at its option.

          (d) RPAPL. If an Event of Default shall occur and be continuing, Beneficiary may elect to sell (and, in the case of any default of any purchaser, resell) any Property or any part of any Property by exercise of the power of foreclosure or of sale granted to Beneficiary by Articles 13 or 14 of the New York Real Property Actions and Proceedings Law (the "RPAPL"). In such case, Beneficiary may commence a civil action to foreclose this Mortgage pursuant to Article 13 of the RPAPL, or it may proceed and sell the Property pursuant to Article 14 of the RPAPL to satisfy the Notes and all other amounts secured hereby.

          (e) Maximum Principal Indebtedness. The amount of principal indebtedness this Mortgage secures against the Property located in the State of New York and, for purposes of Sections 253, 256 and 260 of the Tax Law of the State of New York (relating to the taxation of mortgages), the maximum amount of the principal indebtedness secured by this Mortgage, or which by any contingency may be secured by this Mortgage, and for which this Mortgage may be foreclosed or otherwise enforced against, the Property located in the State of New York, is $37,086,793.05 principal amount of this Mortgage.

          (f) No Residential Units. This Mortgage does not encumber real property principally improved or to be improved by one or more structures containing in the aggregate six or fewer residential dwelling units having their own separate cooking facilities.

          58. As to Property in Pennsylvania. Notwithstanding anything to the contrary elsewhere in this Mortgage, as to any property of the Trust Estate located in the Commonwealth of Pennsylvania:

          (a) This instrument is intended to be a realty mortgage and shall be enforceable as such. Grantor shall be deemed a "mortgagor," Beneficiary shall be deemed a "mortgagee" and Trustee shall have no capacity (but shall be disregarded and all references to "Trustee" shall be deemed to refer to the "mortgagee" to the extent not inconsistent with interpreting this instrument as a realty mortgage). As a realty mortgage, Grantor, as mortgagor, shall convey all Pennsylvania Property ab initio to Beneficiary, as mortgagee and the provisions of the paragraph immediately preceding
Section 1 of this Mortgage beginning with the words "In Trust Forever ...," shall be deleted and of no force and effect.

          (b) Each of the remedies set forth herein, including without limitation the remedies involving a power of sale of the Pennsylvania Property in connection with the enforcement of the terms of this Mortgage, shall be exercisable if, and to the extent, permitted by the laws of the Commonwealth of Pennsylvania in force at the time of the exercise of such remedies without regard to the enforceability of such remedies at the time of the execution and delivery of this Mortgage.

          (c) Upon the occurrence and during the continuation of an Event of Default, Beneficiary may institute any one or more actions of mortgage foreclosure against all or any part of the Pennsylvania Property, or take such other action at law or in equity for the enforcement of this Mortgage and realization on the security herein or elsewhere provided for, as law may allow, and may proceed therein to final judgment and execution for the entire amount of the outstanding Indebtedness. Beneficiary shall have the option to proceed with foreclosure of the lien and security interests evidenced by this Mortgage in satisfaction of the Loan through the courts, all without declaring the Indebtedness due, and provided that if a sale of the Pennsylvania Property is because of default in the payment of part of the Indebtedness, such sale may be made subject to the unmatured part of the Indebtedness; and such sale, if so made, shall not in any manner affect the unmatured part of the Indebtedness, but as to such unmatured part of the Indebtedness, this Mortgage shall remain in full force and effect just as though no sale had been made.

          (d) If, as provided in Section 38(a) hereof, Grantor shall pay or cause to be paid, the principal of and interest on the Notes in full at maturity or as permitted in accordance with the terms thereof and all other Indebtedness payable to Beneficiary hereunder by Grantor or secured hereby or by the other Loan Documents and all of the payment Obligations shall have been performed, then in addition to the provisions of Section 38(a), the estate hereby granted, transferred and assigned shall cease, terminate and become void.

          (e) The references to the UCC in the Granting Clauses of this Mortgage shall be deemed to be references to the Pennsylvania Uniform Commercial Code in 13 Pa. C.S.A. 1101 et seq.

          (f) This instrument shall constitute a security agreement and continuously perfected fixture filing and financing statement. Grantor hereby authorizes Beneficiary, after ten (10) days' notice to Grantor and Grantor's failure to execute such financing statements, to execute, deliver, file or refile as Secured Party, without joinder of Grantor, as Debtor, any financing statement, continuation statement, or other instruments Beneficiary may reasonably require from time to time to perfect or renew such security interest under the UCC. Grantor is, for the purposes of this agreement, deemed to be the Debtor, and Beneficiary is deemed to be the Secured Party, as those terms are used in the UCC. The addresses of secured party and debtor from which information concerning the security agreement may be obtained are set forth in the initial paragraph of this Mortgage.

          (g) Subject to any Nondisturbance Agreements then in effect, if Beneficiary exercises its right of entry under Section 20(b) hereof and the tenant fails to surrender possession of the Pennsylvania Property, Beneficiary shall be entitled to institute and maintain an action of ejectment with respect to the Pennsylvania Property in the county or counties in which such property, or any part thereof, is situated.

            This Mortgage is intended to be an "Open-End Mortgage" that secures future advances pursuant to the provisions of 42 Pa.C.S.A. 8143. It is the intent of the parties that the lien of such future advances relates back to the date of this Mortgage subject to compliance with the provisions of such section.

          59. Liability of Assignees of Beneficiary. No assignee of Beneficiary (an "Assignee") shall have any personal liability, directly or indirectly, under or in connection with this Mortgage or any amendment or amendments hereto made at any time or times, heretofore or hereafter, any liability being limited to the assets pledged as security pursuant to this Mortgage and Grantor hereby forever and irrevocably waives and releases any and all such personal liability. In addition, no Assignee shall have at any time or times hereafter any personal liability, directly or indirectly, under or in connection with or secured by any agreement, lease, instrument, encumbrance, claim or right affecting or relating to the Properties or to which the Properties are now or hereafter subject. The limitation of liability provided in this Section 59 is (i) in addition to, and not in limitation of, any limitation of liability applicable to the assignee provided by law or by any other contract, agreement or instrument, and (ii) shall not apply to any Assignee's negligence or willful misconduct.

          60. One of a Number of Mortgages. This Mortgage is given as security together with certain other mortgages and deeds of trust which collectively cover the Properties and secure the Obligations. A copy of all such mortgages and deeds of trust (including this Mortgage) are available from the Beneficiary during normal business hours upon reasonable advance request therefor. A default with respect to any such mortgage or deed of trust (including this Mortgage) shall constitute a default under all such mortgages and deeds of trust (including this Mortgage).

          IN WITNESS WHEREOF, this Mortgage has been duly executed by Grantor under seal on the date first hereinabove written.

All of the following          KRT PROPERTY HOLDINGS, INC.
signed, sealed and
acknowledged in the
presence of:                  By: /s/ Robert Dennis                   (SEAL)
                                 ------------------------------------
                                 Name:  Robert Dennis
/s/ Michael Markman              Title: Vice President
-----------------------------
Michael Markman, Secretary



 /s/ Jeffrey M. Calcagni
-----------------------------
Jeffrey M. Calcagni, Esq.

                              HILLCREST PLAZA LIMITED PARTNERSHIP
                              By:  KR Hillcrest, Inc.


                                 By: /s/ Robert Dennis                (SEAL)
                                    ---------------------------------
                                    Name:  Robert Dennis
                                    Title: Vice President



                              KR SUBURBAN, L.P.

                              By:  KR Suburban, Inc.


                                 By: /s/ Robert Dennis                (SEAL)
                                    ---------------------------------
                                    Name:  Robert Dennis
                                    Title: Vice President



                              FOX RUN, LIMITED PARTNERSHIP

                              By:  KR Fox Run, Inc.


                                 By: /s/ Robert Dennis                (SEAL)
                                    ---------------------------------
                                    Name:  Robert Dennis
                                    Title: Vice President



                              KR MacARTHUR ASSOCIATES, L.P.

                              By:  KR MacArthur, Inc.


                                 By: /s/ Robert Dennis                (SEAL)
                                    ---------------------------------
                                    Name:  Robert Dennis
                                    Title: Vice President



                              KR BEST ASSOCIATES, L.P.

                              By:  KR Best Associates, Inc.


                                   By: /s/ Robert Dennis              (SEAL)
                                    ---------------------------------
                                      Name:  Robert Dennis
                                      Title: Vice President



                              KR 69TH STREET, L.P.

                              By:  KR 69th Street, Inc.


                                 By: /s/ Robert Dennis                (SEAL)
                                    ---------------------------------
                                    Name:  Robert Dennis
                                    Title: Vice President



                              KR TRUST ONE, INC.


                              By: /s/ Robert Dennis                   (SEAL)
                                  ---------------------------------
                                 Name:  Robert Dennis
                                 Title: Vice President



                              KR MANCHESTER, INC.


                              By: /s/ Robert Dennis                   (SEAL)
                                 ---------------------------------
                                 Name:  Robert Dennis
                                 Title: Vice President



                              KR STREET ASSOCIATES, L.P.

                              By:  KR Street, Inc.


                                 By: /s/ Robert Dennis                (SEAL)
                                    ---------------------------------
                                    Name:  Robert Dennis
                                    Title: Vice President



                              KR ORANGE, INC.


                              By: /s/ Robert Dennis                   (SEAL)
                                 ---------------------------------
                                 Name:  Robert Dennis
                                 Title: Vice President



                              KR COLLEGETOWN, INC.


                              By: /s/ Robert Dennis                   (SEAL)
                                 ---------------------------------
                                 Name:  Robert Dennis
                                 Title: Vice President



                              KR HILLCREST MALL, INC.


                              By: /s/ Robert Dennis                   (SEAL)
                                 ---------------------------------
                                 Name:  Robert Dennis
                                 Title: Vice President



                              KR PILGRIM, L.P.

                              By:  KR Pilgrim, Inc.


                                   By: /s/ Robert Dennis              (SEAL)
                                      -------------------------------
                                      Name:  Robert Dennis
                                      Title: Vice President

                                PENNSYLVANIA
                                ------------

                          CERTIFICATE OF RESIDENCE
                          ------------------------


          The address of Mortgagee is:

               KRT Origination Corp.
               c/o Kranzco Realty Trust
               128 Fayette Street
               Conshohocken, PA  19428



                                   ------------------------------
                                   On Behalf of Mortgagee
                                   Norman Kranzdorf, President

STATE OF NEW YORK   )
                    ) ss.
COUNTY OF NEW YORK  )


          The undersigned hereby certifies that the above instrument has been prepared under the supervision of an attorney admitted to practice before the Court of Appeals of New York.



                         ------------------------------
                           Thomas E. Charbonneau, Esq.

STATE OF NEW YORK   )
                    ss:
COUNTY OF NEW YORK  )

          On the ---- day of June, 1996, before me personally came ROBERT DENNIS to me known, who, being by me duly sworn, did depose and say that he resides at 2917 Clyston Road, RD #2, Norristown, Pennsylvania 19403; that he is the Vice President of KRT PROPERTY HOLDINGS, INC., the corporation described in and which executed the foregoing instrument; and that he signed his/her name thereto by authority of the Board of Directors of said corporation.

                              ------------------------------
NOTARIAL SEAL                 Notary Public





STATE OF NEW YORK   )
                    ss:
COUNTY OF NEW YORK  )

          On this ---- day of June, 1996, before me personally came ROBERT DENNIS to me known and known by me to be the person who executed the foregoing instrument, and who being by me duly sworn, did depose and say that he resides at 2917 Clyston Road, RD #2, Norristown, Pennsylvania
19403; that he is the Vice President of KR HILLCREST, INC., a corporation duly organized under the laws of the State of Maryland, having its principal place of business c/o Kranzco Realty Trust, 128 Fayette Street, Conshohocken, Pennsylvania 19428; that said corporation is a general partner of HILLCREST PLAZA, LIMITED PARTNERSHIP, a Maryland limited partnership, the partnership described in and which executed the foregoing instrument; that he signed his name to the said instrument by authority of the Board of Directors of said corporation; and he acknowledges to me that the said instrument was executed by said corporation as its voluntary act and deed by virtue of authority from its Board of Directors for and on behalf of said partnership for the use and purposes therein mentioned.

                              ------------------------------
NOTARIAL SEAL                 Notary Public

STATE OF NEW YORK   )
                    ss:
COUNTY OF NEW YORK  )


          On this ---- day of June, 1996, before me personally came ROBERT DENNIS to me known and known by me to be the person who executed the foregoing instrument, and who being by me duly sworn, did depose and say that he resides at 2917 Clyston Road, RD #2, Norristown, Pennsylvania
19403; that he is the Vice President of KR SUBURBAN, INC., a corporation duly organized under the laws of the State of New Jersey, having its principal place of business c/o Kranzco Realty Trust, 128 Fayette Street, Conshohocken, Pennsylvania 19428; that said corporation is a general partner of KR SUBURBAN, L.P., a New Jersey limited partnership, the partnership described in and which executed the foregoing instrument; that he signed his name to the said instrument by authority of the Board of Directors of said corporation; and he acknowledges to me that the said instrument was executed by said corporation as its voluntary act and deed by virtue of authority from its Board of Directors for and on behalf of said partnership for the use and purposes therein mentioned.

                              ------------------------------
NOTARIAL SEAL                 Notary Public



STATE OF NEW YORK   )
                    ss:
COUNTY OF NEW YORK  )

          On this ---- day of June, 1996, before me personally came ROBERT DENNIS to me known and known by me to be the person who executed the foregoing instrument, and who being by me duly sworn, did depose and say that he resides at 2917 Clyston Road, RD #2, Norristown, Pennsylvania
19403; that he is the Vice President of KR FOX RUN, INC., a corporation duly organized under the laws of the State of Maryland, having its principal place of business c/o Kranzco Realty Trust, 128 Fayette Street, Conshohocken, Pennsylvania 19428; that said corporation is a general partner of FOX RUN, LIMITED PARTNERSHIP, an Alabama limited partnership, the partnership described in and which executed the foregoing instrument; that he signed his name to the said instrument by authority of the Board of Directors of said corporation; and he acknowledges to me that the said instrument was executed by said corporation as its voluntary act and deed by virtue of authority from its Board of Directors for and on behalf of said partnership for the use and purposes therein mentioned.

                              ------------------------------
NOTARIAL SEAL                 Notary Public

STATE OF NEW YORK   )
                    ss:
COUNTY OF NEW YORK  )

          On this ---- day of June, 1996, before me personally came ROBERT DENNIS to me known and known by me to be the person who executed the foregoing instrument, and who being by me duly sworn, did depose and say that he resides at 2917 Clyston Road, RD #2, Norristown, Pennsylvania 19403; that he is the Vice President of KR MacARTHUR, INC., a corporation duly organized under the laws of the State of Pennsylvania having its principal place of business c/o Kranzco Realty Trust, 128 Fayette Street, Conshohocken, Pennsylvania 19428; that said corporation is a general partner of KR MacARTHUR ASSOCIATES, L.P., a Pennsylvania limited partnership, the partnership described in and which executed the foregoing instrument; that he signed his name to the said instrument by authority of the Board of Directors of said corporation; and he acknowledges to me that the said instrument was executed by said corporation as its voluntary act and deed by virtue of authority from its Board of Directors for and on behalf of said partnership for the use and purposes therein mentioned.

                              ------------------------------
NOTARIAL SEAL                 Notary Public




STATE OF NEW YORK   )
                    ss:
COUNTY OF NEW YORK  )

          On this ---- day of June, 1996, before me personally came ROBERT DENNIS to me known and known by me to be the person who executed the foregoing instrument, and who being by me duly sworn, did depose and say that he resides at 2917 Clyston Road, RD #2, Norristown, Pennsylvania
19403; that he is the Vice President of KR BEST ASSOCIATES, INC., a corporation duly organized under the laws of the State of Pennsylvania, having its principal place of business c/o Kranzco Realty Trust, 128 Fayette Street, Conshohocken, Pennsylvania 19428; that said corporation is a general partner of KR BEST ASSOCIATES, L.P., a Pennsylvania limited partnership, the partnership described in and which executed the foregoing instrument; that he signed his name to the said instrument by authority of the Board of Directors of said corporation; and he acknowledges to me that the said instrument was executed by said corporation as its voluntary act and deed by virtue of authority from its Board of Directors for and on behalf of said partnership for the use and purposes therein mentioned.

                              ------------------------------
NOTARIAL SEAL                 Notary Public

STATE OF NEW YORK   )
                    ss:
COUNTY OF NEW YORK  )

          On this ---- day of June, 1996, before me personally came ROBERT DENNIS to me known and known by me to be the person who executed the foregoing instrument, and who being by me duly sworn, did depose and say that he resides at 2917 Clyston Road, RD #2, Norristown, Pennsylvania
19403; that he is the Vice President of KR 69TH STREET, INC., a corporation duly organized under the laws of the State of Pennsylvania, having its principal place of business c/o Kranzco Realty Trust, 128 Fayette Street, Conshohocken, Pennsylvania 19428; that said corporation is a general partner of KR 69TH STREET, L.P., a Pennsylvania limited partnership, the partnership described in and which executed the foregoing instrument; that he signed his name to the said instrument by authority of the Board of Directors of said corporation; and he acknowledges to me that the said instrument was executed by said corporation as its voluntary act and deed by virtue of authority from its Board of Directors for and on behalf of said partnership for the use and purposes therein mentioned.

                              ------------------------------
NOTARIAL SEAL                 Notary Public




STATE OF NEW YORK   )
                    ss:
COUNTY OF NEW YORK  )

          On the ---- day of June, 1996, before me personally came ROBERT DENNIS to me known, who, being by me duly sworn, did depose and say that he resides at 2917 Clyston Road, RD #2, Norristown, Pennsylvania 19403; that he is the Vice President of KR TRUST ONE, INC., the corporation described in and which executed the foregoing instrument; and that he signed his/her name thereto by authority of the Board of Directors of said corporation.

                              ------------------------------
NOTARIAL SEAL                 Notary Public

STATE OF NEW YORK   )
                    ss:
COUNTY OF NEW YORK  )

          On the ---- day of June, 1996, before me personally came ROBERT DENNIS to me known, who, being by me duly sworn, did depose and say that he resides at 2917 Clyston Road, RD #2, Norristown, Pennsylvania 19403; that he is the Vice President of KR MANCHESTER, INC., the corporation described in and which executed the foregoing instrument; and that he signed his/her name thereto by authority of the Board of Directors of said corporation.

                              ------------------------------
NOTARIAL SEAL                 Notary Public



STATE OF NEW YORK   )
                    ss:
COUNTY OF NEW YORK  )

          On this ---- day of June, 1996, before me personally came ROBERT DENNIS to me known and known by me to be the person who executed the foregoing instrument, and who being by me duly sworn, did depose and say that he resides at 2917 Clyston Road, RD #2, Norristown, Pennsylvania
19403; that he is the Vice President of KR STREET, INC., a corporation duly organized under the laws of the State of Pennsylvania, having its principal place of business c/o Kranzco Realty Trust, 128 Fayette Street, Conshohocken, Pennsylvania 19428; that said corporation is a general partner of KR STREET ASSOCIATES, L.P., a Pennsylvania limited partnership, the partnership described in and which executed the foregoing instrument; that he signed his name to the said instrument by authority of the Board of Directors of said corporation; and he acknowledges to me that the said instrument was executed by said corporation as its voluntary act and deed by virtue of authority from its Board of Directors for and on behalf of said partnership for the use and purposes therein mentioned.

                              ------------------------------
NOTARIAL SEAL                 Notary PublicSTATE OF NEW YORK   )
                    ss:
COUNTY OF NEW YORK  )

          On the ---- day of June, 1996, before me personally came ROBERT DENNIS to me known, who, being by me duly sworn, did depose and say that he resides at 2917 Clyston Road, RD #2, Norristown, Pennsylvania 19403; that he is the Vice President of KR ORANGE, INC., the corporation described in and which executed the foregoing instrument; and that he signed his/her name thereto by authority of the Board of Directors of said corporation.

                              ------------------------------
NOTARIAL SEAL                 Notary Public



STATE OF NEW YORK   )
                    ss:
COUNTY OF NEW YORK  )

          On the ---- day of June, 1996, before me personally came ROBERT DENNIS to me known, who, being by me duly sworn, did depose and say that he resides at 2917 Clyston Road, RD #2, Norristown, Pennsylvania 19403; that he is the Vice President of KR COLLEGETOWN, INC., the corporation described in and which executed the foregoing instrument; and that he signed his/her name thereto by authority of the Board of Directors of said corporation.

                              ------------------------------
NOTARIAL SEAL                 Notary Public




STATE OF NEW YORK   )
                    ss:
COUNTY OF NEW YORK  )

          On the ---- day of June, 1996, before me personally came ROBERT DENNIS to me known, who, being by me duly sworn, did depose and say that he resides 2917 Clyston Road, RD #2, Norristown, Pennsylvania 19403; that he is the Vice President of KR HILLCREST MALL, INC., the corporation described in and which executed the foregoing instrument; and that he signed his/her name thereto by authority of the Board of Directors of said corporation.

                              ------------------------------
NOTARIAL SEAL                 Notary PublicSTATE OF NEW YORK   )
                    ss:
COUNTY OF NEW YORK  )

          On this ---- day of June, 1996, before me personally came ROBERT DENNIS to me known and known by me to be the person who executed the foregoing instrument, and who being by me duly sworn, did depose and say that he resides at 2917 Clyston Road, RD #2, Norristown, Pennsylvania
19403; that he is the Vice President of KR PILGRIM, INC., a corporation duly organized under the laws of the State of Pennsylvania, having its principal place of business c/o Kranzco Realty Trust, 128 Fayette Street, Conshohocken, Pennsylvania 19428; that said corporation is a general partner of KR PILGRIM, L.P., a Pennsylvania limited partnership, the partnership described in and which executed the foregoing instrument; that he signed his name to the said instrument by authority of the Board of Directors of said corporation; and he acknowledges to me that the said instrument was executed by said corporation as its voluntary act and deed by virtue of authority from its Board of Directors for and on behalf of said partnership for the use and purposes therein mentioned.

                              ------------------------------
NOTARIAL SEAL                 Notary Public


                                  EXHIBIT A
                                  ---------

                      Legal Descriptions of Properties

                                  EXHIBIT B
                                  ---------

                            Environmental Reports


                                                           DATE OF FINAL
                                                              REPORT
STATE               PROPERTY NAME                        (AS SHOWN ON COVER)


Connecticut         Groton Square                        May 17, 1996
Connecticut         Manchester Kmart Plaza               May 8, 1996
Connecticut         Milford Center                       May 16, 1996
Connecticut         Orange Site                          May 8, 1996
Maryland            Anneslie Shopping Center             May 2, 1996
Maryland            Fox Run Shopping Center              May 17, 1996
Maryland            Hillcrest Plaza                      May 17, 1995
New Jersey          Collegetown Shopping Center          April 25, 1996
New Jersey          Hillcrest Mall                       April 30, 1996
New Jersey          Suburban Plaza                       April 25, 1996
New York            A&P Mamaroneck                       April 23, 199
New York            Highbridge Plaza                     May 16, 1996
New York            The Mall at Cross County             May 9, 1996
New York            North Ridge Shopping Center          May 16, 1996
New York            Port Washington Center               May 17, 1996
New York            Village Square                       May 16, 1996
Pennsylvania        Barn Plaza                           April 19, 1996
Pennsylvania        Bensalem Square                      May 3, 1996
Pennsylvania        Best Plaza                           April 23, 1996
Pennsylvania        Bethlehem Square                     April 19, 1996
Pennsylvania        Bristol Commerce Park                April 30, 1996
Pennsylvania        Loehmann's Plaza at Pilgrim Gardens  April 29, 1996
Pennsylvania        MacArthur Road Plaza                 May 2, 1996
Pennsylvania        Park Hills Plaza                     May 16, 1996
Pennsylvania        69th Street Drug Emporium Plaza      April 25, 1996
Pennsylvania        Street Road Plaza                    May 14, 1996
Pennsylvania        Whitehall Square                     April 25, 1996

                                  EXHIBIT C
                                  ---------

                        SUBORDINATION, NONDISTURBANCE
                          AND ATTORNMENT AGREEMENT

          THIS AGREEMENT is made and entered into as of the ----- day of ----------, 1996, by and among ----------------------------- ("Lender"),
---------------- ("Tenant"), and ---------------
-------------------------------- ("Landlord").

                                  RECITALS
                                  --------

          Landlord is the owner and holder of fee simple title in and to certain real property which is described on Exhibit A attached hereto and made a part hereof ("Property").

          Lender is the owner and holder of a Mortgage dated ---------- --, 1996 made by Landlord to Lender and encumbering the Property in the original principal amount of --------------- ---------------------- ($-------------)
Dollars, which Mortgage was heretofore recorded (the "Mortgage").

          Tenant is the holder of a leasehold estate in a portion of the Property (the "Leased Premises") pursuant to the terms of that certain Lease between Landlord and Tenant dated as of -------------, 19-- (the "Lease"). [A Memorandum of Lease with respect to the Lease was recorded on
-----------, 19--   in the office of the ---------------- in and for
-------------- County, --------------------- as Document No. ------------.]
*Delete if inapplicable.

          Tenant, Landlord and Lender desire to confirm their understanding with respect to the Lease and the Mortgage.

                                  AGREEMENT
                                  ---------

          NOW, THEREFORE, in consideration of the sum of One Dollar ($1.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

     1. SUBORDINATION. Subject to the terms of this Agreement, the Lease and all rights of Tenant under the Lease and to the Property, including but not limited to any rights to insurance proceeds and condemnation awards, are now and shall at all times continue to be subject and subordinate in each and every respect to the Mortgage, any and all documents executed in connection therewith, and all rights of Lender as mortgagee thereunder. The term "Mortgage", as used herein shall include the Mortgage and any and all amendments, supplements, modifications, extensions and renewals thereof.

     2. TENANT NOT TO BE DISTURBED. At any time that the Mortgage shall be in effect, Lender agrees that so long as Tenant is not in default (beyond any period given Tenant under the Lease to cure such default) in the payment of rent or additional rent or in the performance of any of the other terms, covenants or conditions of the Lease on Tenant's part to be performed, Lender will not join Tenant as a party defendant in any action or proceeding foreclosing the Mortgage unless required to foreclose the Mortgage and then only for such purpose and not for the purpose of terminating the Lease, and further, that Tenant's possession of the Leased Premises and Tenant's rights and privileges under the Lease, or any extensions or renewals thereof which may be effected in accordance with the Lease, shall not be diminished or interfered with by Lender, and Tenant's occupancy of the Leased Premises shall not be disturbed by Lender, except in accordance with the terms of the Lease.

     3. TENANT TO ATTORN TO LENDER. If Landlord's interest in the Lease shall be transferred to and/or owned by Lender by reason of foreclosure of the Mortgage, acceptance of a deed in lieu of foreclosure or by any other manner, and Lender succeeds to the interest of Landlord under the Lease, Tenant shall be bound to Lender under all of the terms, covenants and conditions of the Lease for the balance of the remaining term thereof and any extension thereof duly made by Tenant pursuant to the terms of the Lease with the same force and effect as if Lender were the landlord under the Lease, and Tenant does hereby attorn to Lender as its landlord, said attornment to be effective and self-operative without the execution of any further instruments on the part of any of the parties hereto immediately upon Lender's succeeding to the interest of Landlord under the Lease; provided, however, that Tenant shall have no obligation to pay rent to Lender until Tenant receives written notice from Lender that it has succeeded to the interest of Landlord under the Lease or that it is entitled to collect rents pursuant to the Mortgage or any separate assignment of leases and rents. Except as provided in paragraph 4 hereof, and except that recourse against Lender or any of its successors and assigns for any breach of the Lease shall be limited to its interest in the Property, the respective rights and obligations of Tenant and Lender upon such attornment shall be the same as are now set forth in the Lease, it being the intention of the parties hereto for this purpose to incorporate the Lease in this Agreement by reference with the same force and effect as if set forth at length herein.

     4. LENDER NOT BOUND BY CERTAIN ACTS OF LANDLORD. If Lender shall succeed to the interest of Landlord under the Lease, Lender shall be bound to the extent provided by the terms and conditions of the Lease for all obligations of Landlord arising or occurring during the time that Lender is the owner of the interest of Landlord under the Lease; except that Lender shall not be:

     (a)  liable for any act or omission of any prior landlord
          (including Landlord);

     (b) subject to any offsets, claims, counterclaims or defenses that Tenant might have against any prior landlord (including Landlord);

     (c) bound by any rent or additional rent or advance rent that Tenant might have paid for more than the current month to any prior landlord (including Landlord), and all such rent shall remain due and owing notwithstanding such advance payment;

     (d) liable for reimbursement to Tenant for any overpayment of Tenant's proportionate share of taxes and other operating costs of the Property, unless all payments of such costs for the year to which reimbursement relates were paid by Tenant to Lender;

     (e) bound by any provision of the Lease which obligates Landlord to make improvements to the Leased Premises or the Property or which provides for warranties of construction from the landlord to the tenant;

     (f) liable for any payment to Tenant of any sums, or the granting to Tenant of any credit, in the nature of a contribution towards credit, in the nature of a contribution towards the cost of preparing, furnishing or moving into the Leasehold Premises, or any portion thereof;

     (g) bound by any amendment or modification of the Lease or by any waiver of any term of the Lease made without Lender's written consent if such amendment, modification or waiver requires the consent of Lender under the terms of the Mortgage; or

     (h) be required to account for any security deposit other than any security deposit actually delivered to Lender.

     5. ACKNOWLEDGEMENT AND WAIVER. Tenant agrees upon demand of Lender to make payments under the Lease to Lender in accordance with the Mortgage, and Tenant waives the provisions of any statute or rule of law now or hereafter in effect which may give or purport to give Tenant any right or election to terminate or otherwise adversely affect the Lease and the obligations of Tenant thereunder by reason of any foreclosure proceeding with respect to the Mortgage.

     6. SUCCESSORS AND ASSIGNS. This Agreement and each and every covenant, agreement and other provision hereof shall be binding upon the parties hereto and their respective heirs, administrators, representatives, successors and assigns.

     7. NOTICE TO LENDER. In the event of any alleged default by Landlord under the Lease, Tenant shall give written notice thereof to Lender, and Tenant and Lender agree that Lender shall have the right (but no obligation) to cure such default before Tenant invokes any of its remedies under the Lease.

     8. AMENDMENT. This Agreement may not be modified orally or in any other manner than by an agreement in writing signed by the parties hereto or their respective successors in interest.

     9. COUNTERPARTS. This Agreement may be executed in several counterparts, and all so executed shall constitute one agreement, binding on all parties hereto, notwithstanding that all parties are not signatories to the same counterpart.

     10. NOTICES. All notices or other communications required or permitted to be given pursuant to the provisions hereof shall be in writing and shall be given by first class United States mail, postage prepaid, registered or certified with return receipt requested, and addressed as herein provided. Notice so given shall be effective two (2) days after deposit in the United States mail. For purposes of notice, the addresses of the parties shall be:

     Landlord:           c/o Kranzco Realty Trust
                         128 Fayette Street
                         Conshohocken, Pennsylvania  19428

     Tenant:             ----------------------------------
                         ----------------------------------
                         ----------------------------------


     Lender:             ----------------------------------
                         ----------------------------------
                         ----------------------------------
                         ----------------------------------


provided, however, that any party shall have the right to change its address for notice hereunder to any other location within the continental United States by thirty (30) days' prior written notice to the other parties in the manner set forth hereinabove.

     11. CAPTIONS AND HEADINGS. The captions and headings of this Agreement are for convenience only and are not to be construed as confining or limiting in any way the scope or intent of the provisions hereof. Whenever the context requires or permits, the singular shall include the plural, the plural shall include the singular and the masculine, feminine and neuter shall be freely interchangeable.

     12. GOVERNING LAW. This agreement shall be governed by the law of the jurisdiction in which the Property is located.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                    LENDER:


                                    By:----------------------------
                                       Name:
                                       Title:



                                    TENANT:

                                    -------------------------------


                                    By:-----------------------------
                                       Name:
                                       Title:



                                    LANDLORD:


                                    By:-----------------------------
                                       Name:   Norman M. Kranzdorf
                                       Title:  President

STATE OF            )
                    :  ss.:
COUNTY OF           )

          On this ---- day of --------------, 1996, before me,
--------------------------, the undersigned officer, personally appeared ------------------------, who acknowledged for himself that he is the ----------------- of -------------------- and that he being authorized to do so executed the foregoing instrument for the purposes therein contained by signing the name of the Corporation by himself as ------------------.

          IN WITNESS WHEREOF, I hereunto set my hand and official seal.


                              ---------------------------------
                                       Notary Public
                              My Commission Expires:


STATE OF            )
                    :  ss.:
COUNTY OF           )

          On this ---- day of --------------, 1996, before me,
-----------------------, the undersigned officer, personally appeared NORMAN
M. KRANZDORF, who acknowledged himself to be the President of ----------------------, a ---------------- corporation and that he as such
President being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the Corporation by himself as President.

          IN WITNESS WHEREOF, I hereunto set my hand and official seal.


                              ---------------------------------
                                       Notary Public
                              My Commission Expires:

STATE OF            )
                    :  ss.:
COUNTY OF           )


          On this ---- day of -----------, 1996, before me,
-----------------------, the undersigned officer, personally appeared ------------------------, who acknowledged himself to be the --------------------- of ------------------------------------
------------------------, that he as such ----------  being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the trust by himself as ----------------.

          IN WITNESS WHEREOF, I hereunto set my hand and official seal.



                              ---------------------------------
                                       Notary Public
                              My Commission Expires:
                             SNDA Certification

                        [Borrower's Name and Address]


                         ---------- --, 1996



Trustee Name and Address


          Re:  [Property Name]
               ---------------

Gentlemen:

          Reference is made to Section --- (the "Mortgage") between [KRT Origination Corp.] and [Borrower] with respect to the above mentioned property. [Borrower] has entered into or is about to enter into a lease of a portion of the above mention property with [Tenant]. [Tenant] has requested that [Trustee] enter into a non-disturbance agreement in the form enclosed herewith. Said form is either on the form of non-disturbance agreement attached as Exhibit C to the Mortgage, with such changes as do not materially adversely affect the [Trustee] or is on the Tenant's standard form, provided, however, that the protections afforded to the [Trustee] by said agreement are not materially less than the protections that would have been afforded had the Tenant entered into the form of non-disturbance agreement attached to the Mortgage.

          Please execute and return to us the enclosed agreements.

                         Very truly yours,

                         [BORROWER]



                         By: ------------------------
                             [Authorized Signatory]

                                 SCHEDULE 1
                                 ----------

                           Allocated Loan Amounts

Allocated Loan Amounts

     The chart below sets forth the original Allocated Loan Amount with respect to each of the Mortgaged Properties provided for in the Mortgage.

                                                                 As a % of
                                                                   Total
                                                   Allocated     Allocated
                          Location of                Loan          Loan
Mortgaged Property        Mortgaged Property         Amount        Amount
------------------        ------------------       ---------     ---------

The Mall at Cross County  Yonkers, NY            $ 20,283,000      11.16%
Bethlehem Square          Bethlehem, PA            16,249,000       8.94%
Whitehall Square          Whitehall, PA            15,176,000       8.35%
Fox Run                   Prince Frederick, MD     14,069,000       7.74%
Bristol Commerce Park     Bristol, PA              12,994,000       7.15%
Groton Square             Groton, CT               12,174,000       6.70%
Suburban Plaza            Hamilton, NJ             10,453,000       5.75%
Park Hills Plaza          Altoona, PA               9,602,000       5.29%
Barn Plaza                Doylestown, PA            9,164,000       5.04%
Highridge Plaza           Yonkers, NY               7,242,000       3.99%
Anneslie                  Baltimore, MD             5,859,000       3.22%
Best Plaza                Tredyffrin, PA            5,747,000       3.16%
Collegetown               Glassboro, NJ             5,487,000       3.03%
Hillcrest Mall            Phillipsburg, NJ          5,384,000       2.96%
Bensalem Square           Bensalem, PA              4,281,000       2.36%
Street Road               Bensalem, PA              4,127,000       2.27%
Pilgrim Gardens           Drexel Hill, PA           4,058,000       2.23%
Hillcrest Plaza           Frederick, MD             3,832,000       2.11%
North Ridge               New Rochelle, NY          2,597,000       1.43%
Manchester Kmart          Manchester, CT            2,522,000       1.39%
69th Street Plaza         Upper Darby, PA           2,479,000       1.37%
MacArthur Road            Whitehall, PA             2,308,000       1.27%
Village Square            Larchmont, NY             1,850,000       1.02%
Milford                   Milford, CT               1,470,000       0.81%
A&P Mamaroneck            Mamaroneck, NY            1,061,000       0.58%
Orange                    Orange, CT                  786,000       0.43%
Port Washington           Port Washington, NY         446,000       0.25%
                                                 ------------     ------

                 TOTAL                           $181,700,000     100.00%
                                                 ============     ======



                                 SCHEDULE 2
                                 ----------


                             Grantor Properties



          Grantor                                       Property
          -------                                       --------

1.  KRT Property Holdings, Inc. ("KRT")           The Mall at Cross County
2.  KRT                                           Bethlehem Square
3.  KRT                                           Whitehall Square
4.  Fox Run, Limited Partnership                  Fox Run
5.  KRT                                           Bristol Commerce Park
6.  KRT                                            Groton Square
7.  KR Suburban, L.P.                             Suburban Plaza
8.  KRT                                           Park Hills Plaza
9.  KRT                                           Barn Plaza
10. KRT                                           Highridge Plaza
11. KR Trust One, Inc.                            Anneslie
12. KR Best Associates, L.P.                      Best Plaza
13. KR Collegetown, Inc.                          Collegetown
14. KR Hillcrest Mall, Inc.                       Hillcrest Mall
15. KRT                                           Bensalem Square
16. KR Street Associates, L.P.                    Street Road
17. KR Pilgrim, L.P.                              Pilgrim Gardens
18. Hillcrest Plaza Limited Partnership           Hillcrest Plaza
19. KRT                                           North Ridge
20. KR Manchester, Inc.                           Manchester Kmart
21. KR 69th Street, L.P.                          69th Street Plaza
22. KR MacArthur Associates, L.P.                 MacArthur Road
23. KRT                                           Village Square
24. KRT                                           Milford
25. KRT                                           A&P Mamaroneck
26. KR Orange, Inc.                               Orange
27. KRT                                           Port Washington

                                 SCHEDULE 3
                             Short-Term Repairs
                     Environmental & Engineering Reports
                            Major CAM Breakdowns


Center       Current     Description              2-5 Years  Description
--------     --------    ------------------------ ---------  ---------------

Anneslie     $46,750.00  Re-roof north retails    $1,000.00  Mortar pointing
                                                  $5,000.00  Replace east
                                                             facade coating

Fox Run      $25,000.00  Stormwater management
                         system rehabilitation
                         required due to erosion
                         damage.  The rehab
                         program has commenced.

Collegetown  $21,350.00  Replace room above
                         Marianne Store and
                         from Rent-A-Center to
                         Gold Connection II.
                         Tenants complaining of
                         leakage where overhang
                         connects to main roof and
                         at rear of roofs.  Also,
                         replace roof from
                         Collegetown Speedwash to
                         H & H Appliance.

Hillcrest    $65,400.00  Re-roof areas above stores
Mall                     #9, 10, 11, 18 and 19.
                         Reshingle and seal peaked
                         roof above Super Fresh
                         (Store #35).  Ownership
                         plans to re-roof Store
                         18-19 in the next few
                         months and to reshingle
                         and seal the peaked Super
                         Fresh roof soon.

             $49,000.00  Repair flat roofs above
                         stores 17 and 20 through
                         25.  Ownership plans to
                         re-roof store 17 (old
                         section of Rickels) in
                         the next few months.
                         Note that store 20
                         (Woolworth's) has roof
                         warranty in effect which
                         may cover roof repair costs
                         for that store.  Find the
                         source of leakage from
                         canopies of buildings with
                         the following store numbers
                         2 through 7, 8 through 15
                         and 16 through 24.  Seal
                         and repair.

A & P        $48,000.00  Re-roof one-story        $24,000.00 Re-roof
Mamaroneck               section of building.                two-story
                                                             section of
                                                             building
                                                  $5,000.00  Power wash and
                                                             repaint
                                                             exterior CMU
                                                             walls.

Highridge                                         $15,000.00 Resurface
                                                             McDonald's &
                                                             Pizza Express
                                                             roofs.
                                                  $12,600.00 Complete the
                                                             resurfacing of
                                                             north building
                                                             roof.

Northridge                                        $18,000.00 Replace two
                                                             HVAC units over
                                                             the vacant
                                                             stores.

Bensalem     $24,000.00  Replace broken paving
                         on north side of
                         building, service area
                         and overflow parking
                         areas.

Bristol                                           $3,000.00  Paving repairs
Commerce                                                     - circular
Park                                                          drive.


                                                  $1,500.00  Replace
                                                             sidewalk of
                                                             Boston Market.
                                                  $3,000.00  Stucco Facade
                                                             reserve for
                                                             repairs
Cross County             1.  Correction of all
                         existing Building Code
                         violations disclosed in
                         the Notice of Violation
                         dated April 2, 1996
                         forwarded to KRT Property
                         Holdings, Inc. relating
                         to Cross County Square
                         Shopping Center.

                         2.  Final certificate of
                         completion for all work
                         undertaken in connection
                         with Building Permit #
                         71229 issued March 24,
                         1988 for walkways, stairs
                         and retaining walls,
                         relating to Cross County
                         Square Shopping Center.
------       ----------- -----------------------  ----------
TOTALS       $279,500.00 TOTALS                   $88,100.00